QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on November 8, 2002.

Registration No. 333-100740.

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BROOKE CORPORATION
(Name of Registrant as Specified in its Charter)

Kansas (State or other jurisdiction of incorporation or organization)	[ ] (Primary Standard Industrial Classification Code Number)	48-1009756 (I.R.S. Employer Identification No.)

10895 Grandview Drive, Suite 250
Overland Park, Kansas
(913) 661-0123
(Address and telephone number of principal executive offices and principal place of business)
 Leland G. Orr
Assistant Secretary, Treasurer and
Chief Financial Officer
Brooke Corporation
205 F. Street
Phillipsburg, Kansas 67661
(785) 543-3199
(Name, address, and telephone number of agent for service)

With copies to:
Robert J. Ahrenholz, Esq.
Trent A. Johnson, Esq.
Kutak Rock LLP
717 Seventeenth Street, Suite 2900
Denver, Colorado 80202
(303) 297-2400

        Approximate date of commencement of proposed sale to the public: From time to time as soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated November     , 2002

PROSPECTUS

BROOKE CORPORATION

Up to $5,000,000
Unsecured Subordinated Debentures
Series A and Series B

        Brooke Corporation is offering up to $5,000,000 in aggregate principal amount of unsecured debentures described in this prospectus. You must purchase $5,000 in principal amount of debentures, as a minimum. We will offer the debentures in two series and they will have the following terms:

Series	Stated Maturity	Annual Interest Rate
Series A	, 200%
Series B	, 200%
	Per Debenture	Total if all Debentures are Sold
Public offering price	$1,000	$5,000,000
Sales commissions(2)	$70	$350,000
Maximum proceeds to us before expenses(2)	$1,000	$5,000,000

(1)
Minimum investment is $5,000. Debentures will be issued in denominations of $1,000.
(2)
Assumes an average sales commission of 7%. You will not incur a direct sales charge since we are paying them on your behalf. Debentures earn interest on the full principal amount without deduction for sales commissions.

        You should carefully consider the risk factors beginning on page 5 of this prospectus and the following:

    •
    The debentures are unsecured debt instruments currently senior only to our outstanding equity securities.

    •
    There is no minimum amount of debentures that must be sold before we use any of the proceeds. Proceeds will not be returned to you if we sell less than all of the debentures being offered. The proceeds from the sales of the debentures will be paid directly to us promptly following each sale and will not be placed in an escrow account.

    •
    The debentures rank equally with our unsecured debt and are subordinate to all of our secured debt.

    •
    There currently is no trading market for the debentures, we do not anticipate listing the debentures on a national securities exchange or the Nasdaq Stock Market and we cannot assure you that a public market for the debentures will develop.

    •
    You may not purchase debentures under this prospectus after            ,            .

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        We intend to engage Chapman Securities, Inc., a registered broker-dealer and a member of the NASD, to sell the debentures on a best efforts basis. Chapman Securities, Inc. reserves the right to engage one or more additional NASD member broker-dealers to assist in the distribution of the debentures on a best-efforts basis.

The date of this prospectus is                        , 2002.

PROSPECTUS SUMMARY

        This summary highlights the key information contained in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making your investment decision. You should read the entire prospectus carefully, including the section titled "Risk Factors" and the financial statements and the notes relating to those statements.

BROOKE CORPORATION

Background

        Brooke Corporation was incorporated in the State of Kansas on January 17, 1986 under the name Brooke Financial Services, Inc., and on June 1, 1987, we changed our name to Brooke Corporation. Our principal executive offices are located at, and our mailing address is, 10895 Grandview Drive, Suite 250, Overland Park, Kansas 66210. Our telephone number is (913) 661-0123.

Our Company

        We are an insurance agency with more than one hundred fifty (150) franchise agent locations in sixteen states. We provide processing services, supplier access and marketing assistance to our franchise agents through a "master agent" program that we pioneered. Most of our revenues are derived from the sale of property and casualty insurance policies. We also generate a significant amount of revenues from consulting with our franchise agents and facilitating agency acquisitions by our franchise agents. In the future, we plan to sell financial services other than insurance. We believe that our franchise agents, as independent business owners, can distribute financial services less expensively than larger firms because our franchise agents are more motivated than employed sales representatives and are willing to defer some compensation until their agency business is sold. Accordingly, we have developed processing, lending and legal standards that increase the value and liquidity of a franchise agent's business.

Our Subsidiaries and Affiliates

Organizational Chart

        Brooke Holdings, Inc.    We are controlled by Brooke Holdings, Inc., a Kansas corporation, which owns 512,946 shares of our common stock as of August 1, 2002.

        Brooke Credit Corporation, a Kansas corporation, is a licensed finance company that originates loans primarily to our agents.

        Brooke Life and Health, Inc., a Kansas corporation, is an licensed insurance agency that sells life and health insurance programs through our network of franchise agents, subagents, bank agents, broker agents and insurance producers.

        Brooke Agency, Inc., a Kansas corporation, is a licensed insurance agency that sells property and casualty insurance through our network of franchise agents, subagents, bank agents, broker agents and insurance producers.

        Brooke Investments, Inc., a Kansas corporation, may offer insurance annuities and mutual funds for sale through our network of franchise agents, subagents and insurance producers. Brooke Investments, Inc. will determine whether registration as a broker-dealer is required and will register, if required, before investment services and securities are offered.

        Interstate Insurance Group, LTD., a Missouri corporation, is a licensed insurance agency that may sell insurance programs and "targeted market" policies (i.e., specific niche market policies covering risks that are typically difficult to insure and require special knowledge and expertise to write) through our network of agents and through agents not necessarily affiliated with us under the trade name of American Interstate Insurance Agency.

        The American Agency, Inc., a Kansas corporation, consults with and otherwise assists agent sellers and buyers under the trade name of Agency Business Brokers. This subsidiary is also a licensed insurance agency that sells insurance programs and "targeted market" policies (i.e., specific niche market policies covering risks that are typically difficult to insure and require special knowledge and expertise to write) through our network of agents and through agents not necessarily affiliated with us under the trade names of American Insurance Agency and American Interstate Insurance Agency.

        The American Heritage, Inc., a Kansas corporation, consults with and otherwise assists agent buyers under the trade name of Heritage Agency Consultants. This consultant is also a licensed insurance agency that sells insurance programs and "targeted market" policies (i.e., specific niche market policies covering risks that are typically difficult to insure and require special knowledge and expertise to write) through our network of agents and through agents not necessarily affiliated with us under the trade name of American Heritage Insurance Agency.

        Brooke Corporation of Nevada, a Nevada corporation, is a licensed insurance agency that sells insurance through our network of franchise agents, subagents, broker agents, and insurance producers. This subsidiary may also sell the programs and "targeted market" policies (i.e., specific niche market policies covering risks that are typically difficult to insure and require special knowledge and expertise to write) in Nevada through our network of agents and through agents not necessarily affiliated with us.

        Brooke Bancshares, Inc., a Kansas corporation, was incorporated in January of 2002 for the specific purpose of acquiring and owning one or more commercial banks that will distribute banking services and products through our agents. If we are successful in acquiring a bank, then this subsidiary will become a bank holding company as defined in the Bank Holding Company Act of 1956, as amended.

        Brooke Agency Services Company LLC, a Delaware limited liability company, is a bankruptcy-remote licensed insurance agency that sells insurance through our network of franchise agents, subagents, bank agents, broker agents and insurance producers. Furthermore, Brooke Agency Services Company is the master agent with respect to many of the franchise agents with loans originated by Brooke Credit Corporation.

        Brooke Acceptance Company LLC, a Delaware limited liability company, is a bankruptcy-remote special purpose entity of Brooke Credit Corporation and is the anticipated purchaser of Brooke Credit Corporation loans and issuer of certain floating rate asset-backed notes.

        CJD & Associates, L.L.C., a Kansas limited liability company, is a licensed insurance agency that sells insurance programs and "targeted market" policies (i.e.—specific niche market policies covering risks that are typically difficult to insure and require special knowledge and expertise to write) through our network of agents and through agents not necessarily affiliated with us under the trade name of Davidson Babcock.

        GI Agency, Inc., a Kansas corporation, is 100% owned by our principals, Robert D. Orr, Leland G. Orr and Michael Hess. GI Agency, Inc., owns franchise agencies that purchase certain services and obtain loans from us.

        For licensing purposes, we also control First Brooke Insurance and Financial Services, Inc. First Brooke Insurance and Financial Services, Inc., a Texas corporation owned by both resident and non-resident licensed Texas insurance agents, is controlled by us through a contractual arrangement.

        From time to time throughout this prospectus, the terms "we," "us" and "our" may also include references to actions performed on our behalf by these affiliates and subsidiaries, as the context requires.

Summary of the Terms of the Offering

Debentures	We are offering up to $5,000,000 in principal amount of our unsecured and subordinated debentures. The debentures will be issued at the minimum investment amounts, and on the terms and rates listed on the cover page of this prospectus. There is no minimum amount of debentures that must be sold before we use the proceeds or terminate the offering.
Interest payments
We will pay interest on the debentures on a semi-annual basis on 1st and 1st, with respect to interest accruing during the preceding semi-annual periods. Each series of debentures accrues interest at different rates as shown on the cover page of this prospectus. We may change the minimum investment amounts and interest rates on unissued debentures offered by this prospectus from time to time by supplementing this prospectus. The terms of debentures issued prior to the date of any change will not be affected by any change.
Principal payments	We will pay the principal balance of each debenture at maturity.
Collateral	The debentures are unsecured debt obligations, senior only to our outstanding equity securities. The debentures rank equally with our unsecured debt and are subordinate to all of our secured debt.
Risk Factors
Your purchase of debentures involves risks. You should carefully review the risks described in this prospectus. See "RISK FACTORS" beginning on page 5 for a discussion of the risks associated with investing in the debentures.
Use of proceeds
We will use the proceeds from the sale of the debentures to make investments, which may include the acquisition of insurance agencies for inventory, corporate acquisitions, or temporary investments in loan participation certificates issued by our finance company subsidiary, Brooke Credit Corporation, for short term working capital loans made to insurance agents or our other subsidiaries. See "USE OF PROCEEDS."

Plan of distribution
We are offering up to $5,000,000 in principal amount of debentures through our engagement with Chapman Securities, Inc., as placement agent, on a best-efforts basis. The debentures will be sold at their face value, $1,000 per debenture. You cannot purchase less than $5,000 in principal amount of debentures. We expect to establish approximately three closing dates. There is no minimum amount of debentures that must be sold before we may use the proceeds and proceeds will not be returned to you if we sell less than all of the $5,000,000 in debentures being offered in this prospectus. See "PLAN OF DISTRIBUTION."
Maturity	The Series A debentures will mature on , 200 and the Series B debentures will mature on , 200 .
Redemption
The debentures will not be subject to any sinking fund. The Series A debentures are not subject to any redemption prior to maturity. We can, however, redeem the Series B debentures, at our option, in whole or in part, at any time on or after the date of the third year anniversary of the issuance of the debentures. The redemption price of the Series B debentures will be equal to 100% of the principal amount of the debentures being redeemed plus accrued interest to the date set for redemption. If we make a partial redemption, selection of the debentures for redemption will be made by the trustee by lot or by other methods as the trustee in its sole discretion shall deem to be fair and appropriate.

RISK FACTORS

        Your investment in the debentures involves a high degree of risk. You should carefully consider the risks and uncertainties described below before purchasing any debentures in this offering. These risks and uncertainties are not the only ones facing our company. Additional risks and uncertainties that we are unaware of or currently deem immaterial may also become important factors that may harm our business.

Risks Related to Our Business

        Internet sales may adversely impact independent property and casualty insurance agents and result in a decline in the demand for our services.

        The primary market for our services is independent property and casualty insurance agents. The popularity of Internet sales may adversely impact independent property and casualty insurance agents and result in a general decline in the demand for our services. In addition, the enactment of the Financial Services Modernization Act allows highly capitalized competitors, such as banks, to offer certain insurance services, which are competitive with our products.

        Our reliance on the Internet could have a material adverse effect on our operations and our ability to meet customer expectations.

        We rely heavily on the Internet in conducting our operations. A main component of our master agent program is to provide agency personnel access to agency documents over the Internet. This service requires efficient operation of Internet connections from agencies and agency personnel to our system. These connections, in turn, depend on efficient operation of Web browsers, Internet service providers and Internet backbone service providers, all of which have experienced periodic operational problems or outages in the past. Any system delays, failures or loss of data, whatever the cause, could reduce customer satisfaction with our services and products. Moreover, despite the implementation of security measures, our computer system may be vulnerable to computer viruses, program errors, attacks by third parties or similar disruptive problems. These events could have a material adverse effect on our operations and our ability to meet customer expectations.

        Our processing center may be insufficient to accommodate expected growth.

        Our processing services are completed at a processing center located in Phillipsburg, Kansas. Although contrary to our expectations, the processing center's management, facilities, and labor force may be insufficient to accommodate our expected growth. We have safeguards for emergencies. However, we do not have back-up facilities to process information if the processing center in Phillipsburg, Kansas is not functioning. The occurrence of a major catastrophic event or other system failure at our processing center in Phillipsburg, Kansas could interrupt document processing or result in the loss of stored data.

        We have guaranteed the repayment of bonds issued by our subsidiary, Brooke Credit Corporation, which may adversely affect us if our subsidiary incurs significant loan losses or its ability to repay its bonds is otherwise impaired. We also have guaranteed the performance of Brooke Credit Corporation with respect to certain of its duties in connection with a structured financing.

        We have guaranteed the repayment of bonds issued by our finance company subsidiary, Brooke Credit Corporation, and, if Brooke Credit Corporation incurs significant loan losses or its ability to repay the bonds is otherwise impaired, then our financial condition may be adversely affected. In some instances, Brooke Credit Corporation has sold loans to investors with full recourse, which may cause an adverse financial effect on us in the event we are required to repurchase loans of poor quality. In addition, in connection with our activities of matching agency purchasers and sellers, we sometimes guarantee payments to agency sellers, which may cause an adverse financial effect on us in the event the purchasers default on their obligations to the sellers. Also, we have guaranteed the performance of

Brooke Credit Corporation with respect to certain of its duties in connection with the issuance by Brooke Acceptance Company LLC of certain floating rate asset backed notes in a private placement to qualified institutional buyers. See "DESCRIPTION OF BUSINESS-OVERVIEW."

        We could be adversely affected if Brooke Credit Corporation does not have alternative sources of funds to repay bonds as they mature.

        Loans made by Brooke Credit Corporation are usually amortized for a period of 10-12 years. If, as expected, Brooke Credit Corporation funds an increasing portion of its loan portfolio with bonds maturing in 6 years or less, then we will be adversely affected if Brooke Credit Corporation does not have alternative sources of funds to repay bonds as they mature.

        If we, through our subsidiary Brooke Credit Corporation, repurchase loans sold to loan participants or make additional variable rate loans and market interest rates decrease, then we may collect less interest than we pay for its funding.

        The interest rate on most of our existing loans is adjusted annually to an outside index that is not controlled by us. Although most of our existing loans have been sold to loan participants, if we repurchase these variable rate loans or make additional variable rate loans and market interest rates decrease, then we may collect less interest than we pay on our bonds or other funding sources.

        The collateral for our loans to agents for the purpose of acquiring insurance agencies may be adversely affected by a reduction in the value of the insurance agency's assets.

        We make loans to agents through a subsidiary primarily for the purpose of insurance agency acquisitions. These loans are secured by, among other things, insurance agency assets. Insurance agency assets in some cases are intangible, and the value of these assets may rapidly deteriorate if borrowers do not adequately serve their policyholders or if the policies offered are not competitively priced. Reduction in the value of the insurance agency's assets would result in a reduction of the value of our secured interest. This could result in these loans being inadequately secured, which could adversely affect us in the event of default on these loans.

        We are dependent on third parties, particularly property and casualty insurance companies, to supply the products marketed by our agents.

        We are dependent on others, particularly property and casualty insurance companies, to supply the products marketed by our agents. Five property and casualty insurance companies supply a majority of our products. Our contracts with these suppliers can be terminated by the supplier without cause upon advance written notice. The loss of the contract relationship with any one of these companies, for any reason, would adversely affect our financial condition. While we believe we maintain strong relationships with these companies, there can be no assurance that these companies will not impose conditions to the relationship, such as lower commission rates, larger premium volume requirements, or loss ratios that we will not be able to satisfy.

        We are dependent on key personnel.

        We are dependent upon the continued services of senior management, particularly the services of Robert D. Orr, Leland G. Orr and Michael Hess. The loss of the services of any of these key personnel, by termination, death or disability, could have a material adverse effect on us.

        Termination of our professional liability insurance policy may adversely impact our financial prospects and our ability to continue our relationships with insurance companies.

        Without professional liability insurance, it is unlikely that we can continue our relationships with insurance companies. Although we have an acceptable claims history, termination of our professional liability insurance policy would adversely impact our financial prospects.

        We are under common control with our affiliated companies, which could result in a conflict of interest.

        Through their ownership in Brooke Holdings, Inc., Robert D. Orr, Leland G. Orr and Michael Hess control all aspects of Brooke Corporation and, even if all shares of our outstanding preferred stock are converted into common stock, will be in a position to elect all of our directors. A common management group directs the activities of the companies in the affiliated group. As a result of these affiliated relationships, conflicts of interests may exist or may arise in the future. In addition, some of our business relationships with these affiliates were not arranged through independent arms-length negotiations. We cannot assure you that any conflicts, which may arise, will be resolved in our best interests or in your best interests as a debenture holder. In addition, we cannot assure you that there are not now, or may not in the future, be unrelated businesses that might be able to provide similar services to us in a more efficient, competent and less costly manner than our affiliates. Because of our relationship with these affiliates and our centralized management, we may not be in a position to take advantage of the services of these unrelated businesses. We also cannot assure you that our affiliates will be able to continue to provide services to us. In the event one of our affiliates is not able to perform its services, we cannot assure you that a suitable replacement can be located without incurring substantial expense, or that any replacement will provide an acceptable quality of services to us.

        We could be adversely affected if we fail to comply with government regulations.

        Our activities are subject to comprehensive regulation in the various states in which we do business. Our success will depend in part upon our ability to satisfy these regulations and to obtain and maintain all required licenses and permits.

        Although we believe that we are currently in material compliance with statutes and regulations applicable to our business, we cannot assure you that we will be able to maintain compliance without incurring significant expense. Our failure to comply with any current or subsequently enacted statutes and regulations could have a material adverse effect on us. Furthermore, the adoption of additional statutes and regulations, changes in the interpretation and enforcement of current statutes and regulations, or the expansion of our business into jurisdictions that have adopted more stringent regulatory requirements than those in which we currently conduct business could have a material adverse effect on us.

        We could be adversely affected if Brooke Bancshares receives regulatory mandates or sustains losses.

        Although we have not yet acquired a bank, if we were to do so as the parent company of Brooke Bancshares, we could be required to inject additional capital into any bank owned by Brooke Bancshares in the event any bank experiences adverse financial results, has a financial condition deemed unacceptable by its regulators or is the subject of an unsatisfactory review. Furthermore, in addition to being required to inject additional capital, adverse financial results, unacceptable financial condition or an unsatisfactory audit could result in our being subject to increased regulatory scrutiny and/or increased restriction on the conduct of our business which could decrease our profitability or otherwise have an adverse effect on our condition.

        We could be adversely affected in the future if our trademark is infringed and we are unable to defend our trademark.

        Franchise agents do business under the "Brooke" trademark and name of Brooke Financial Services or Brooke Insurance and Financial Services, and prominently display the trademark symbol in all advertising, correspondence, and signs. Our trademark was registered with the United States Patent and Trademark Office principal register on March 20, 1990. If this trademark is infringed and we could not defend our trademark right then this could adversely affect our business. Although at this point, the risk associated with the loss of trademark protection would not have a materially adverse impact on the company, as our brand name recognition grows, the risk of a negative impact may increase.

Risks Related to this Offering

        You could lose your entire investment if we are unable to sell a sufficient amount of debentures.

        There is no minimum amount of debentures that we have to sell before issuing any debentures and using the proceeds from those sales. There is no minimum amount of debentures that we have to sell before terminating the offering. The debentures are being sold on a best efforts basis and we may not be able to sell the entire $5,000,000 in debentures that we are offering in this prospectus. If we are unable to sell a sufficient amount of debentures, we may have insufficient funds to successfully implement our business plan. If this occurs, you could lose your entire investment in the debentures. This risk is further heightened because you may purchase no less than $5,000 in debentures. See "USE OF PROCEEDS" beginning on Page 9 below.

        You may not be able to sell your debentures due to the absence of an established trading market.

        There is no trading market for the debentures and we do not anticipate that an active market will develop. We are not obligated to redeem your debentures until they mature. Because you may be unable to sell your debentures prior to the maturity date, you should consider whether you may need to liquidate your investment prior to its maturity. You should be prepared to hold any debentures purchased in this offering until their maturity. Although Chapman Securities intends to make a secondary market in the debentures, it has no obligation to do so and we cannot assure you that any market will be available.

        Because the debentures are structurally subordinated to the obligations of our subsidiaries, you may not be fully repaid if we become insolvent.

        Holders of preferred stock of any of our subsidiaries and creditors of any of our subsidiaries, including bondholders and trade creditors, have and will have claims relating to the assets of each of these subsidiaries that are senior to the debentures and our other outstanding debentures. As a result, the debentures and all of our other debts are structurally subordinated to debts, preferred stock and other obligations of our subsidiaries. The indenture does not prevent our subsidiaries from incurring debt or issuing preferred stock in the future. The indenture does not give holders of the debentures a claim to the assets of any of our subsidiaries. If we should become insolvent, debenture holders may not have access to the assets of our subsidiaries. That circumstance could cause you to receive less than the full amounts owed to you on the debentures.

        We have no restriction on our ability to incur additional debt.

        The indenture governing your and our rights and obligations relating to the debentures does not restrict our ability to issue additional debentures or to incur other debt. Additional debt may be senior or junior in right of payment to the debentures. Further, we do not have any limitation on the amount or percentage of indebtedness that we may incur. In addition, because we intend to expand our business, we may require additional capital or other funds for the expansion of our operations. We may obtain these funds through the sale of the debentures or additional debentures on terms we cannot now predict. The indenture provides that we may issue additional series of debentures without your prior review or approval. These series may include terms and provisions that would be unique to that particular series. We cannot assure you that a new series would not cause reductions or delays in payments on your debentures.

        The lack of a sinking fund or the requirement to maintain financial ratios increases the risk that we will be unable to repay the principal and interest on the debentures when due.

        The indenture does not require us to maintain a sinking fund for payment of the debentures or that we maintain any specified financial ratios. Generally, a sinking fund would be a separate account that would be funded on a regular basis in order to ensure that sufficient funds would be available to pay the debentures at maturity. The lack of a sinking fund increases the risk that we will not have sufficient cash on hand to pay the principal amount of the debentures at maturity. Since there is no sinking fund for the debentures, we will be required to use available cash flow, sell assets or borrow additional funds to pay the principal due on the debentures at maturity. The lack of a requirement to maintain any specified financial ratios allows us to operate our business in an unrestricted manner. This increases the risk that our method of operation could turn out to be financially imprudent and could result in us being unable to repay our obligations on the debentures when due.

Risks Related to Our Industry

        We are in a highly competitive market, which could result in reduced profitability.

        Our agents face significant competition. The popularity of Internet sales and passage of the Financial Services Modernization Act has increased the number of potential competitors. If our prediction that the number of agents will increase is accurate, we will face greater competition for the services we provide to our agents. Many of our potential competitors have greater financial resources and market acceptance.

FORWARD-LOOKING STATEMENTS

        Some of the statements in this prospectus that are not historical facts are "forward-looking" statements. Forward-looking statements can be identified by the use of words like "believes," "could," "possibly," "probably," "anticipates," "estimates," "projects," "expects," "may," "will," "should," "intend," "plan," "consider" or the negative of these expressions or other variations, or by discussions of strategy that involve risks and uncertainties. We based these forward-looking statements on our current expectations and projections about future events and information currently available to us. Although we believe that the assumptions for these forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Some of the risks, uncertainties and assumptions are identified in the risk factors discussed above.

        We wish to caution you that the forward-looking statements in this prospectus are only estimates and predictions. Our actual results could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties or actual events differing from the assumptions underlying these statements. These risks, uncertainties and assumptions include, but are not limited to, those discussed in this prospectus.

USE OF PROCEEDS

        If all of the debentures that we are offering in this prospectus are sold, we expect proceeds to total $5,000,000 before deducting sales commissions and other expenses, such as organizational and administrative fees. We cannot assure you, however, that any or all of the debentures can or will be sold. Offering expenses are estimated to be approximately $400,000 and sales commissions will not exceed 7% of the principal amount of the debentures sold.

Intended Use of Proceeds

        We currently intend to use the proceeds received from the sale of the debentures to make investments in companies and other assets that relate to the insurance industry. The investments may include corporate acquisitions, acquisitions of insurance agencies to be held in inventory for franchise agents, or temporary investments in loan participation certificates to be issued by our finance company subsidiary, Brooke Credit Corporation, for short-term working capital loans made to insurance agents or to our other subsidiaries. We consider our loans as liquid and "available for sale," so these loans could be participated to others when the proceeds are needed for carrying agency inventory or corporate acquisitions.

        We do not have any commitments or agreements for material acquisitions or the commencement of new business ventures. However, we will continue to evaluate possible acquisition candidates. We anticipate that some of the proceeds from this offering will be invested in money market funds, bank repurchase agreements, commercial paper, U.S. Treasury Bills and similar securities investments while awaiting use as described above.

        Since we do not know the principal amount of debentures that will be sold, we are unable to accurately forecast the total net proceeds generated by this offering. Therefore, we have not allocated specific amounts for any of the above purposes.

Changes in Intended Use of Proceeds

        We do not anticipate any material changes to our planned use or priority of use of proceeds from those described above if we sell less than $5,000,000 in debentures. While the above represents our present intention with respect to the use of the offering proceeds, a change in capital requirements or business opportunities could cause us to elect to use the proceeds for other purposes not contemplated at this time. We have the discretion to use the proceeds in any manner we deem appropriate.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        Management's discussion and analysis of the results of operations and financial condition should be read in conjunction with the Financial Statements and related Notes.

Results of Operations

        Our consolidated results of operations have been significantly impacted by our expansion of territory and personnel in recent years. Revenues are expected to continue to increase in 2002 as a result of the foregoing.

        Although we plan to eventually market our master agent, facilitator and programs services to other financial services professionals, currently virtually all of our financial activity results from insurance sales or lending to insurance agents. We have separated a portion of our discussion and analysis into an insurance agency segment and a finance company segment.

        Our revenues are comprised primarily of commissions paid by insurance companies in connection with our insurance agency operations. Commission revenues typically represent a percentage of insurance premiums paid by policyholders. Premium amounts and commission percentage rates are established by insurance companies, so we have little or no control over the commission amount generated from the sale of a specific insurance policy. We primarily rely on the recruitment of additional agents to increase commission revenue.

        Our finance subsidiary, Brooke Credit Corporation, generates most of its revenues from interest margins resulting from the origination of loans to our agents and from gains on the sale of agent loan participations. Brooke Credit Corporation funds its loan portfolio primarily through the sale of loan participation interests to other lenders and the sale of bonds to investors. Brooke Credit Corporation also expects to issue floating rate asset backed notes and has recently organized two special purpose entities, Brooke Agency Services Company LLC and Brooke Acceptance Company LLC, for this purpose. See "DESCRIPTION OF BUSINESS—OVERVIEW." Covenants related to the issue of bonds restrict the payment of dividends by Brooke Credit Corporation.

        On February 22, 2002, we, through a wholly owned subsidiary, entered into an agreement to purchase Centerville State Bank in Centerville, Kansas. However, regulatory approval of the proposed acquisition was not obtained prior to the agreement termination date of June 30, 2002, so the acquisition was not consummated. We continue to explore ways, such as bank acquisitions, to offer banking services through our agents.

        On May 23, 2002, we entered into an agreement with Colin and Julie Davidson to acquire a 100% ownership interest in CJD & Associates, L.L.C. for $2,024,816 and the transaction closed on July 1, 2002. Neither we, nor our officers, directors or affiliates, had any prior relationship with the sellers and the purchase negotiations were conducted at arms-length. No finder's fees or broker's fees were paid to any person in connection with this transaction.

        CJD & Associates, L.L.C. operates an insurance agency wholesaler under the trade name of Davidson Babcock. As a wholesaler, Davidson Babcock typically sells insurance policies through retail agents and not directly to consumers. Davidson Babcock specializes in insurance programs for durable medical equipment dealers and excess surplus lines insurance for insurance risks that are typically difficult to place. We have other subsidiaries, such as Interstate Insurance Group, LTD, that sell insurance programs through retail agents but have different specialties than Davidson Babcock.

        The CJD & Associates, L.L.C. sellers, Colin and Julie Davidson, are entitled to additional future contingency payments equal to 30% of the acquired agency's monthly net revenues from September 1, 2003 to September 1, 2007. If CJD & Associates, L.L.C.'s monthly net revenues during the contingency payment period are the same as CJD & Associates. L.L.C.'s average net monthly revenues during 2001, then additional monthly payments of $51,676 will be paid to the sellers for each of the forty-eight months of the contingency payment period. To help ensure that net revenue calculations are accurate and to preserve the value of the seller's security interest in CJD & Associates, L.L.C. assets, we have agreed to restrict the transfer of services and policies from the acquired agency during the contingency payment period.

        Our valuation analysis of CJD & Associates, L.L.C. was based on our experience in the operation of insurance agency wholesalers, our knowledge of comparable sales for this type of agency asset and the value of the acquired company's non-agency assets. The portion of the purchase price allocated to Davidson Babcock was $1,500,000 and the reasonableness of this valuation was analyzed by estimating the durability of Davidson Babcock revenues for the next 13 months and applying a commission revenue multiple consistent with comparable sales.

        Due to the uncertain nature of the insurance agency wholesaler business, Davidson Babcock revenues beyond 13 months were not considered in this valuation analysis. The portion of the purchase price allocated to the value of CJD & Associates, L.L.C. assets, other than Davidson Babcock, was $524,816. The reasonableness of this valuation was made by analysis of CJD & Associates, L.L.C.'s balance sheet assets as of the closing date. CJD & Associates, L.L.C. total assets are less than 20% of our total assets so total assets of the combined entity will not result in a significant increase of our assets. Although the purchase price of CJD & Associates, L.L.C. is less than 10% of our total assets, a significant portion of the purchase price will be recorded as an intangible asset and our other assets balance sheet category, which is comprised primarily of intangible assets, will increase by approximately 80%-90%.

Three Months Ended June 30, 2002 Compared to Three Months Ended June 30, 2001

        Net income for the second quarter of 2002 was $307,681 or $.35 per share, compared with net income in the second quarter of 2001 of $231,079 or $.32 per share. Total revenues for the second quarter of 2002 were $9,640,609, which is an increase of approximately 47% from total revenues of $6,546,606 during the comparable period of the prior year. This increase is primarily the result of our recent expansion of our insurance agency operations.

        Payroll and other operating expenses also increased primarily as a result of the expansion of our insurance agency operations. Payroll expenses increased to $1,525,640 in the second quarter of 2002 from $968,148 in the second quarter of 2001, which is an increase of approximately 58%. Other operating expenses increased to $1,154,096 in the second quarter of 2002 from $451,130 in the second quarter of 2001, which is an increase of approximately 156%. Other operating expenses increased much faster than revenues largely as a result of opening additional insurance service center locations.

        Depreciation and amortization expenses increased to $160,365 in the second quarter of 2002 from $118,565 in the second quarter of 2001, which is an increase of approximately 35%. The increase is primarily attributable to amortization expense associated with our recent loan participation sales activity.

        Bond interest expense increased to $122,574 in the second quarter of 2002 from $78,518 in the second quarter of 2001, which is an increase of approximately 56%. The increase is primarily attributable to the sale of additional bonds by Brooke Credit Corporation.

        Our effective tax rate on income was 34.0% in the second quarter of 2002 and 34.0% in the second quarter of 2001. We have recorded deferred tax assets of $50,136 and $480,716 as of June 30, 2002 and June 30, 2001 respectively. Our deferred tax asset decreases as tax benefits resulting from prior period losses are used to offset current tax expense. Based on our recent profitability and management's expectation of continued profitability in 2002, we expect the deferred tax asset to be fully realized.

        On June 30, 2002, our largest asset category was accounts and notes receivables, which totaled $8,760,500 and was comprised of notes receivable balances, accrued interest on notes receivables and customer receivable balances. Although loss allowance was made for our long-term loss exposure related to our recourse liability on loans sold to participating lenders, no loss allowance has been made for our accounts and notes receivables because these assets have a short term exposure to loss and we have experienced minimal credit losses. All of our notes receivables are held for sale and typically sold within a short period of time. Most of our accounts receivables are agent obligations that are paid at the next monthly statement settlement so accounts receivables are typically paid within 30 days.

        On June 30, 2002, customer receivables were $5,862,128, which is an increase of approximately 67% from $3,517,710 at June 30, 2001. Customer receivables increased because total revenues increased; however, customer receivables increased at a slightly lower rate than the rate at which our revenues increased. On June 30, 2002, notes receivables were $2,521,610, which is an increase of approximately 468% from $444,082 at June 30, 2001. Notes receivables increased significantly, primarily as a result of management's decision to temporarily retain more loans in its "held for sale" portfolio because we had the funds temporarily available to retain additional loans and the investment returns on these loans were greater than alternative investments. Furthermore, with funds temporarily available to retain loans longer, we can spend more time marketing and seasoning these loans which typically improves our prospects for profits when the loans are ultimately sold. On June 30, 2002, accrued interest on notes receivables was $376,762, which is a decrease of approximately 26% from $509,531 at June 30, 2001. This decrease is primarily attributable to the scheduling of more frequent interest payments from borrowers.

        On June 30, 2002, other receivables were $1,349,123, which is an increase of approximately 276% from $358,346 at June 30, 2001. This increase is primarily attributable to the increased level of agent advances that are due more than 30 days from the date of the advance and therefore not included in agents' monthly statement balances that must be paid each month. The due date for these advances is extended beyond 30 days because these advances are typically repaid from receipts that have been delayed. The most common source of delayed receipts is the delayed payment of commissions by insurance companies during the transition period when an agency is first purchased and the increased level of agency sales is the primary reason for the increased level of delayed receipts.

        On June 30, 2002, deposits were $1,531,187, which is a significant increase from $50,769 at June 30, 2001 and is attributable to a $1,500,000 deposit made in conjunction with the CJD & Associates, L.L.C. acquisition.

        On June 30, 2002, prepaid expenses were $312,486, which is an increase of approximately 204% from $102,707 at June 30, 2001. This increase is primarily attributable to expenses associated with our public offering of debentures and are amortized over a period ending at bond maturity.

        On June 30, 2002, premiums payable to insurance companies were $1,971,048, which is a decrease of approximately 22% from $2,518,691 at June 30, 2001. This decrease is primarily attributable to an acceleration of premium payment due dates that results from an increase in the proportion of agent billed policies written through managing general agents and excess surplus lines agents.

        On June 30, 2002, current maturities of long-term debt were $4,090,121, which is an increase of approximately 91% from $2,141,277 at June 30, 2001. This increase is primarily attributable to agreements entered into by us near the end of the second quarter to prepay remaining amounts due to sellers after the beginning of the third quarter if the remaining balances were discounted.

Six Months Ended June 30, 2002 Compared to Six Months Ended June 30, 2001

        Net income for the six months ended June 30, 2002 was $865,161 or $1.03 per share, compared with net income for the comparable period of the prior year of $724,738 or $1.03 per share. Total revenues for the six months ended June 30, 2002 were $18,062,078, which is an increase of approximately 56% from total revenues of $11,600,698 during the comparable period of the prior year. This increase is primarily the result of our recent expansion of its insurance agency operations.

        Payroll and other operating expenses also increased primarily as a result of the expansion of our insurance agency operations. Payroll expenses increased to $2,984,151 for the six months ended June 30, 2002 from $1,832,972 in the comparable period of the prior year, which is an increase of approximately 63%. Other operating expenses increased to $1,922,005 for the six months ended June 30, 2002 from $833,220 in the comparable period of the prior year, which is an increase of approximately 131%. Other operating expenses increased much faster than revenues largely as a result of opening additional insurance service center locations.

        Depreciation and amortization expenses increased to $305,855 for the six months ended June 30, 2002 from $230,648 in the comparable period of the prior year, which is an increase of approximately 33%. The increase is primarily attributable to amortization expense associated with our recent loan participation sales activity.

        Bond interest expense increased to $248,199 during the six months ended June 30, 2002 from $138,217 in the comparable period of the prior year, which is an increase of approximately 80%. The increase is primarily attributable to the sale of additional bonds by Brooke Credit Corporation.

Analysis by Segment

        We separate insurance agency operations from finance company operations when analyzing performance. In the first six months of 2002 and 2001, most of our revenues were generated from our insurance agency operations. However, most of our profits for the first six months of 2002 were generated from finance company operations.

Insurance Agency Segment

        For performance comparisons of insurance agency operations, we typically analyze operating profits and operating profit margins. Operating profits for our insurance agency operations are defined as earnings before interest, taxes, depreciation and amortization. We typically expect operating profit margins, including insurance related facilitator profits, from insurance agency operations in excess of 10%. For the three months ending June 30, 2002, our insurance agency operating profits, including insurance related facilitator profits, were $38,192 on insurance commissions and fees of $8,892,332, resulting in an operating profit margin of approximately 0%. During the comparable period of 2001, insurance agency operating profits, including insurance related facilitator profits, were $356,946 on insurance commissions and fees of $6,324,144, resulting in an operating profit margin of approximately 6%. For the six months ending June 30, 2002, our insurance agency operating profits, including insurance related facilitator profits, were $318,095 on insurance commissions and fees of $16,434,988, resulting in an operating profit margin of approximately 2%. During the comparable period of 2001, insurance agency operating profits, including insurance related facilitator profits, were $1,150,895 on insurance commissions and fees of $11,194,614, resulting in an operating profit margin of approximately 10%. The significant decrease of operating profit margins in the three months and six months periods ending June 30, 2002 from the comparable periods in 2001 occurred because insurance commission income increased at a much slower rate than expenses for this segment, especially other operating expenses and commissions expense paid to agents.

        Insurance commission income in the second quarter of 2002 increased to $7,441,079 or approximately 34%, from $5,557,361 in the second quarter of 2001. Insurance commissions in the second quarter increased primarily as a result of our recent expansion. Commission expense paid to our agents in the second quarter of 2002 increased to $6,174,404 or approximately 36%, from $4,547,920 in the second quarter of 2001. Commission expense increased because insurance commission income increased and agents are typically paid a share of insurance commission income. Insurance commission income in the first six months of 2002 increased to $13,497,693 or approximately 32%, from $10,252,831 in the comparable period of 2001. Insurance commissions in the first six months of 2002 increased primarily as a result of our recent expansion. Commissions expense paid to our agents in the first six months of 2002 increased to $11,210,737, or approximately 52%, from $7,377,527 in the comparable period of the prior year. Commission expense paid to agents increased at a faster rate than insurance commission income because we have increased the share of sales commissions paid to agents and because a smaller share of our insurance commissions result from the sales of "targeted market" policies for which the commission rates paid to agents are generally less.

        Included in insurance commission income are profit sharing commissions, which are our share of insurance company profits on policies written by our agents. Profit sharing commissions were $54,807 for the three-month period ending June 30, 2002 or approximately 1% of insurance commission income. During the comparable period of 2001, profit sharing commissions were $158,064 or approximately 3% of insurance commission income. Profit sharing commissions were $497,349 for the six month period ending June 30, 2002 or approximately 4% of insurance commission income. During the comparable period of 2001, profit sharing commissions were $632,552 or approximately 6% of insurance commission income. Profit sharing commissions received by us decreased in the three months and six months periods ending June 30, 2002 from the comparable periods in 2001 because insurance company profits on policies written by our agents decreased.

        Insurance commission income is reduced by the estimated amount of commission refunds resulting from future policy cancellations and revenue was correspondingly reduced by $13,307 and $13,844 for the quarters ending June 30, 2002 and June 30, 2001, respectively and reduced by $29,464 and $33,651 for the six month periods ending June 30, 2002 and June 30, 2001, respectively. A corresponding liability has been accrued in the amounts of $326,306 and $267,217 as of June 30, 2002 and June 30, 2001 respectively.

        Fee income from our insurance related facilitator activities, such as consulting, agency finder's fees, gains on agency sales and agency seller discounts increased to $1,451,253 in the second quarter of 2002 from $766,783 in the comparable period of the prior year and increased to $2,937,295 for the first six months of 2002 from $941,783 in the comparable period of the prior year. Facilitator fee income increased in the three months and six months periods ending June 30, 2002 from the comparable periods in 2001 because of our increasing emphasis on fee income and increased agency sales activity. Revenues from finder's fees have been differentiated from revenues for gains on sale of agencies because finder's fees represent amounts received from prospective agency buyers for our efforts in locating an agency to acquire from an unaffiliated third party seller. In these instances, we do not purchase the agency into inventory. On the other hand, gains on sales of agencies represent the net gains received for the sale of agencies that were directly acquired by us and held in our inventory. When we purchase agencies directly into our inventory, a portion of the purchase price is usually deferred. Several months after the agency purchase, if we are reasonably confident that the purchase agreement representations were accurate and no significant transitioning problems are identified, then we offer to prepay the remaining amounts due to sellers if the remaining balance is discounted. Although recorded as "gains on extinguishment of debt," seller discounts are not considered extraordinary income because they occur frequently and are considered recurring factors in the evaluation of our operating processes. During the three months ended June 30, 2002, we negotiated discounts on five seller obligations, with discount rates ranging from 14% to 30% of the principal balances, totaling $397,306. Revenues from finder's fees, gains on sale of agencies and seller discounts are recognized immediately because they represent no continuing obligation for us.

        We provide consulting and other assistance to agency owners during the first months of agency ownership through a buyers assistance plan ("BAP"). We record BAP income using the percentage of completion accounting method, so $1,270,697 of BAP fees were deferred as of June 30, 2002 and a corresponding liability was recorded by us. Our profitability is substantially the result of fee income from our facilitator activities, which are typically associated with the purchase and sale of insurance agencies. The value of those agencies and the financial performance of insurance agency buyers are important to our prospects. We are not aware of any systemic adverse profitability or cash flow trends being experienced by buyers of our agencies. The performance of our loan portfolio appears to substantiate this conclusion.

        Our business includes the buying and selling of insurance agencies held in inventory. None of the agencies, bought or sold by us during the six months ended June 30, 2002, were previously sold by us in a prior period. When we sell agencies from our inventory, agency value is usually dependent to a significant extent on the cooperation of the original agency seller during ownership transition. Although the seller's cooperation is provided for in the corresponding purchase agreement, it is our experience that seller cooperation is more likely if the seller has a continuing financial investment. We negotiate to defer payment of a portion of the purchase price as additional leverage for seller cooperation. Sellers usually prefer that we, and not the ultimate agency buyer, remain obligated for the amounts due sellers because sellers have indicated that they believe repayment is more likely from us than from agency buyers. However, we do not receive any reimbursement from agency buyers for interest expenses on amounts due to sellers, so we negotiate with sellers for low interest rates, preferably zero interest rates. We do not pay off sellers when an agency is sold to the ultimate agency buyer but instead wait until the time as we believe that no significant ownership transitioning issues remain.

        During the first six months of 2002, William Tyer and Gerald Lanio agreed to cancel any debt owed to them by us resulting from our acquisition of Interstate Insurance Group, LTD in June 2000. Messrs. Tyer and Lanio were motivated to cancel this debt because the purchase agreement structure resulted in some potential adverse income tax consequences to the sellers. As consideration for the cancellation of the remaining principal balance of $643,246 owed by us to Messrs. Tyer and Lanio, we amended Tyer's and Lanio's employment agreements to provide for bonus payments equal to 30% of the amount that Interstate Insurance Group LTD's net quarterly commissions exceed $20,691 during the period beginning on June 30, 2002 and ending June 30, 2005.

Finance Company Segment

        Finance company operations consist primarily of lending to insurance agents. Agent loans are typically annually adjustable rate loans made for the purpose of acquiring insurance agencies. Net interest income and gross servicing income for the quarters ending June 30, 2002 and June 30, 2001 were $194,402 and $102,430 respectively. Net interest income and gross servicing income for the six months ending June 30, 2002 and June 30, 2001 were $412,930 and $100,862 respectively.

        The increase in net interest margins and gross servicing income for the three months and six months periods ending June 30, 2002 from the comparable periods in 2001 is primarily the result of a larger loan portfolio and the resulting loan participation sales. When analyzing the impact that net interest margins and gross servicing income have on our overall finance company operations, consideration should be given to amortization of our servicing asset and subsequent adjustments to our interest receivable asset referenced in the following discussion on loan participation sales.

        Revenues of $530,607 and $100,955 were recorded during the quarters ending June 30, 2002 and June 30, 2001 to realize a gain on the sale of notes receivables from recognition of the servicing asset and interest receivable asset resulting from the sale of loan participations. Revenues of $1,190,892 and

$286,145 were recorded during the six month periods ending June 30, 2002 and June 30, 2001 to realize a gain on the sale of notes receivable from recognition of the servicing asset and interest receivable asset resulting from the sale of loan participation. The increase in revenues from gains on sales of notes receivables for the three months and six months periods ending June 30, 2002 from the comparable periods in 2001 is primarily the result of a larger loan portfolio and the resulting loan participation sales.

        As part of Brooke Credit Corporation's operations, we typically sell most of the insurance agent loans we originate to participating lenders. Gains or losses were recognized, loans were removed from the balance sheet and residual assets, representing the present value of future cash flows, were recorded. Loan participation sales have made a significant impact on our financial condition and results of operations. The following discussion describes this impact on the Consolidated Statements of Income, Consolidated Balance Sheets and the credit quality of the off-balance sheet loans sold with recourse.

        In all sales of participations in insurance agent loans, we retain servicing responsibilities for which we typically receive annual servicing fees ranging from .25% to 1.375% of the outstanding balance. A gain is recognized immediately upon the sale of a loan participation when the annual servicing fees exceed the cost of servicing, which is estimated at .25% of the outstanding loan balance. In those instances where annual service fees received by us are less than the cost of servicing, a loss is immediately recorded. The gain or loss associated with loan servicing is determined based on a present value calculation of future cash flows from servicing the underlying loans, net of prepayment assumptions. For the quarters ending June 30, 2002 and June 30, 2001, the net gains from loan servicing totaled $212,537 and $37,632 respectively which included gains from servicing benefits of $216,233 and $56,735 respectively and losses from servicing liabilities of $3,696 and $19,103 respectively. For the six-month period ending June 30, 2002 and June 30, 2001, the net gains from loan servicing totaled $527,433 and $147,864 respectively which included gains from servicing benefits of $535,278 and $166,967 respectively and losses from servicing liabilities of $7,845 and $19,103 respectively. The increase in net gains from loan servicing benefits and servicing losses for the three months and six-months periods ending June 30, 2002 from the comparable periods in 2001 is primarily the result of a larger loan portfolio and the resulting loan participation sales.

        In addition to loan servicing fees, we often retain interest income when participations in insurance agent loans are sold. We record a gain on sale for the interest benefit based on a present value calculation of future cash flows of the underlying loans. Our right to interest income is not subordinate to the investors' interests and we share interest income with investors on a pro-rata basis. Although not subordinate to investors' interest, our retained interest is subject to credit and prepayment risks on the transferred financial assets. In those instances where we provide recourse, a loss is recorded based on a present value calculation of future cash flows of the underlying loans. For the quarters ending June 30, 2002 and June 30, 2001, the net gains from interest benefits totaled $318,070 and $63,323 respectively which included gross gains from interest benefits of $329,584 and $108,503 respectively and losses from recourse liabilities of $11,514 and $45,180 respectively. For the six-month period ending June 30, 2002 and June 30, 2001, the net gains from interest benefits totaled $663,459 and $138,281 respectively which included gross gains from interest benefits of $684,618 and $234,939 respectively and losses from recourse liabilities of $21,159 and $96,658 respectively. The increase in net gains from interest benefits for the three months and six months periods ending June 30, 2002 from the comparable periods in 2001 is primarily the result of a larger loan portfolio and the resulting loan participation sales. Gains from servicing and interest benefits are typically non-cash gains as we receive cash equal to the carrying value of the loans sold. We have allocated the previous carrying amount between the assets sold and the corresponding retained interests, however cash in excess of the previous carrying amount is not generated by loan sales. A corresponding adjustment has been made on the Statement of Cash Flows to reconcile net income to net cash flows from operating activities.

        Underlying assumptions used in the initial determination of future cash flows on the participation loans accounted for as sales include the following:

	Agency Loans (Adjustable Rate Stratum)		Agency Loans (Fixed-Rate Stratum)
Prepayment speed*	10%		10%
Weighted average life*	101.18	months	N/A
Expected credit losses*	5.0%		5.0%
Discount Rate*	8.5%		11.00%

*
Annual rates

        Gain-on-sale accounting requires management to make assumptions regarding prepayment speeds and credit losses for the participated loans. The performances of these loans are extensively monitored, and adjustments to these assumptions will be made if necessary.

        The impact from the sale of loan participations can be seen in several areas of our balance sheet. The most significant has been the removal of insurance agent loans that we continue to service. On June 30, 2002 and June 30, 2001, the balances of those off-balance sheet managed assets totaled $44,547,040 and $29,653,127 respectively. During the quarters ending June 30, 2002 and June 30, 2001, we sold $16,069,194 and $4,801,451, respectively, of participations in insurance agent loans. During the six month periods ending June 30, 2002 and June 30, 2001, we sold $27,564,256 and $9,055,783, respectively, of participations in insurance agent loans. The increased level of off-balance sheet managed assets and loan participation sales for the three months and six months periods ending June 30, 2002 from the comparable periods in 2001 is primarily the result of a larger loan portfolio and the resulting loan participation sales.

        In connection with the recognition of non-cash gains for the servicing benefits of loan participation sales, the present value of future cash flows were recorded as a servicing asset. Components of the servicing asset as of June 30, 2002 were as follows:

Estimated cash flows from loan servicing fees	$1,463,888
Less:
Servicing Expense	(384,292)
Discount to Present Value	(363,827)

Carrying Value of Retained Servicing Interest in Loan Participations	$715,769

        In connection with the recognition of non-cash losses for the servicing liabilities of loan participation sales, the present value of future cash flows were recorded as a servicing liabilities. Components of the servicing liability as of June 30, 2002 were as follows:

Estimated cash flows from loan servicing fees	$0
Less:
Servicing expense	70,327
Discount to present value	(23,928)

Carrying Value of Retained Servicing Liability in Loan Participations	$46,399

        In connection with the recognition of non-cash gains for the interest benefits of loan participation sales, the present value of future cash flows were recorded as an interest receivable asset and included in investment securities. Components of the interest receivable asset as of June 30, 2002 were as follows:

Estimated cash flows from interest income	$1,383,320
Less:
Estimated credit losses*	(193,670)
Discount to present value	(293,184)

Carrying Value of Retained Interest in Loan Participations	$896,466

*
Estimated credit losses from liability on sold recourse loans with balances totaling $9,993,743 on June 30, 2002. Credit loss estimates are based upon experience, delinquency rates, collateral adequacy, market conditions and other pertinent factors.

        The following table presents a summary of various indicators of the credit quality of off-balance sheet recourse loans at June 30, 2002:

Net charge offs*	$-0	-
Recourse loans sold	$9,993,743
Estimated credit losses provided for	$193,670
Estimated credit losses to recourse loans sold at period end	1.94%
Estimated Credit Loss Rates:
Annual basis	5.00%
Percentage of original balance	1.69%
Delinquency rates:
30 to 89 days*	0%
90 days or more*	0%

*
Although no amounts of recourse loans were charged off for the three month and six month periods ending June 30, 2002 and no loans were delinquent 30 days or more as of June 30, 2002, it is likely that loan delinquencies and loan charge offs will occur during the life of the sold recourse loans.

Liquidity and Capital Resources

        The balances of our cash and cash equivalents were $4,753,902 and $3,853,166 at June 30, 2002 and June 30, 2001, respectively. Our current ratios (current assets to current liabilities) were 1.89 and 1.32 at June 30, 2002 and June 30, 2001, respectively. We have improved our current ratio and increased our cash balances to take advantage of business opportunities such as increasing agency inventory, negotiating seller discounts and attracting suppliers. Correspondingly, our current ratio and cash balances will be adversely affected if agency inventory increases or seller loan balances are prepaid.

        For the six-month period ending June 30, 2002, net cash of $2,608,361 was used in operating activities. Cash of $1,534,584 was used to fund an increase in customer receivables and cash of $1,500,000 was used to fund an increase in prepaid expenses and other assets for a deposit made towards the purchase of CJD & Associates, L.L.C. Although our business includes the buying and selling of insurance agencies held in inventory, a $187,061 gain on the sale of inventory was excluded as an operating source of cash because changes in inventory have been classified as an investing activity. For the six-month period ending June 30, 2002, net cash of $4,169,526 was provided by investing activities. A large net cash inflow of $4,412,377 resulted from insurance agency inventory transactions. Cash proceeds of $7,508,820 from sales of agency inventory exceeded cash payments of $3,096,443 for purchases of agency inventory primarily because cash payments for part of the agency purchase prices were deferred. For the six month period ending June 30, 2002, net cash of $1,595,132 was used in financing activities, with the most significant portion of the cash used for payments on long-term seller debt. Our cash balances decreased by $33,967 from December 31, 2001 to June 30, 2002.

        For the six-month period ending June 30, 2001, net cash of $242,305 was provided by operating activities. The largest use of operating cash was $1,766,506, which was used to fund an increase in accounts and notes receivables. For the six month period ending June 30, 2001, net cash of $814,754 was provided by investing activities and net cash of $1,597,204 was provided by financing activities primarily from the issuance of bonds by Brooke Credit Corporation. Our cash balances increased by $2,169,653 from December 31, 2000 to June 30, 2001.

        If necessary, we believe we can increase cash flow within a relatively short period of time by liquidating our notes receivable inventory or by liquidating our insurance agency inventory.

        Our "other assets" account balance totaled $1,794,715 and $1,416,492 on June 30, 2002 and June 30, 2001, respectively. Included in other assets are intangible accounts such as goodwill, excess of cost over fair value of net asset, deferred tax assets and servicing assets. If our total assets are adjusted to exclude other assets, then our adjusted total assets exceeded our total liabilities by $1,830,972 on June 30, 2002, and our total liabilities exceeded adjusted total assets by $1,114,542 on June 30, 2001. Future acquisitions will likely increase our other assets and could result in total liabilities exceeding adjusted total assets in future periods. Our "investment in agencies" account balances of $594,446 and $-0- represent the cost, or market value if lower, of insurance agencies held in inventory for resale to franchise agents on June 30, 2002 and June 30, 2001, respectively. Although intangible, we believe that agency inventory assets differ from other intangible assets, such as goodwill, because agency inventory is held for a relatively short period of time and has a recently demonstrated value.

        We believe that our existing cash, cash equivalents and funds generated from operating, investing and financing activities will be sufficient to satisfy our normal financial needs. Additionally, we believe that funds generated from future operating, investing and financing activities will be sufficient to satisfy our future financing needs for approximately 12 months, including the required annual principal payments of our long-term debt and any potential future tax liabilities.

Related Party Loans

        Our related party loans and other information are summarized in footnote number 13 to our Consolidated Financial Statements for the fiscal quarter ended June 30, 2002, filed herewith. See "INTEREST OF MANAGEMENT AND OTHER IN CERTAIN TRANSACTIONS."

Critical Accounting Policies

        Our established accounting policies are summarized in footnote number 1 to our Consolidated Financial Statements for the fiscal quarter ended June 30, 2002. As part of our oversight responsibilities, we continually evaluate the propriety of our accounting methods as new events occur. Our policies are applied in a manner which is intended to provide the user of our financial statements a current, accurate and complete presentation of information in accordance with generally accepted accounting principles (GAAP).

        When recognizing insurance commission revenues, we make assumptions regarding future policy cancellations which may result in commission refunds and set up a corresponding reserve. When recognizing consulting and other revenues associated with the assistance provided to agent buyers, we make assumptions regarding when service is performed and the amount of assistance provided. When recognizing the gain on sale revenues associated with the sale of loan participations, we make key economic assumptions regarding loan prepayment speeds, credit losses and discount rates as required by SFAS 140. "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities."

        Although we have not made any recent acquisitions, we apply the purchase method of accounting to our acquisitions. Under this method, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based upon their respective fair market values, with the excess recorded as goodwill. These fair market value assessments require judgments and estimates. Pursuant to SFAS No. 142, "Goodwill and Other Intangible Assets," amounts recorded as goodwill will be subject to annual evaluation of impairment which can result in declines in the carrying value of assets recorded as goodwill.

Effect of Recently Issued Accounting Pronouncements

        Footnote numbers 11 and 18 to our Consolidated Financial Statements for the fiscal quarter ended June 30, 2002, filed herewith, provide additional information on the effect to us of the following recently issued accounting pronouncements: SFAS No. 141, "Business Combinations," SFAS No. 142, "Goodwill and Other Intangible Assets," SFAS 143, "Accounting for Asset Retirement Obligations" and SFAS No 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

DESCRIPTION OF BUSINESS

Overview

        We are engaged in the business of marketing insurance and financial services through independent agents and brokers. Most of our current revenues are derived from the sale of property and casualty insurance policies, although we intend to expand our offerings of other insurance and financial services, including life and health insurance, credit services, investment services and other related financial services.

        We provide third-party administration (processing) to independent insurance agents and bank insurance agents using the master agent program pioneered by us. The basic premise of our master agent program is the concept that agents must outsource administrative activities to a master agent who can generate sufficient economies of scale to reduce administrative expenses and increase agent productivity. We have developed detailed processing standards for third party processing by a master agent. Administrative and processing services provided by us to the agents under the master agent program include, but are not limited to, accounting, data maintenance and payment services.

        In connection with the master agent program, we prepare, reconcile and distribute monthly statements to each of our franchise agents. These monthly statements list all credits and debits and represent a comprehensive reconciliation of our commissions, receipts from agent's customers, checks issued to an agent's customer and vendors, and pass-through or journal entries for amounts due in our capacity as master agent.

        The master agent program also promotes agency efficiency through data maintenance services. All customer account documents are provided to us for imaging or other electronic storage. Agents are then provided passwords so documents associated with an agency may be viewed by that agency's personnel from any location via the Internet.

        In addition, we provide marketing assistance to our network of agents through brand name development. By participating in the master agent program, agents gain the power of a common brand name through us. We believe that associating products and services with a trusted brand name can result in additional sales, much as additional sales can result from a product endorsement. Although a trusted brand name may attract an Internet customer, because of the complexity of many insurance products and financial services, the assistance of a local agent to provide individualized customer support is often required. We believe that agents with a trusted brand name, local agency presence and master agent support are well positioned in business-to-business Internet sales of insurance and financial services.

        Another aspect of the master agent program that is advantageous to the agents is our purchasing power. By consolidating purchasing activities, we believe that a master agent is able to negotiate better commissions and has access to more insurance companies.

        On July 1, 2002, we purchased CJD & Associates, L.L.C., a licensed insurance agency that sells insurance programs and "targeted market" policies through our network of agents and through agents not necessarily affiliated with us under the trade name of Davidson Babcock. CJD & Associates, L.L.C. conducts business from offices in Overland Park, Kansas, and Omaha, Nebraska.

        Through Brooke Credit Corporation, we also provide loans to independent insurance agents for acquiring of insurance agencies, matching agency buyers with sellers, inspecting agency assets for prospective agency purchasers and generally assisting agents with increasing agency value and liquidity. We believe that independent insurance agents, as small business owners, distribute financial services at a lower cost because they are more motivated and willing to defer a portion of their compensation until the agency business is sold. Therefore, as part of an effort to make these agents more efficient, we attempt to make ownership more attractive by facilitating ownership transfers through the development of detailed legal standards, increasing credit availability by developing agency lending standards, and making ownership value easier to measure with standards for appraisals of insurance agencies.

        On July 31, 2002, Brooke Credit Corporation organized Brooke Acceptance Company LLC ("BAC"), a limited liability company, under the laws of the state of Delaware. BAC is a bankruptcy remote special purpose entity ("SPE") wholly owned by Brooke Credit Corporation. Bankruptcy remote SPEs are a commonly used vehicle in structured-financing transactions. SPEs offer protections to investors by isolating the assets of the issuer of securities, thereby reducing the risk of the issuer declaring bankruptcy, and reducing the risk of the issuer being consolidated in an affiliated company's bankruptcy. These protections are often built into a SPE's operating agreements in the form of restrictive covenants. In addition, rating agencies generally require bankruptcy remote SPEs for securitizations. Accordingly, BAC was created by Brooke Credit Corporation in anticipation of securitizing approximately $31,373,500 in loans currently held by Brooke Credit Corporation (the "securitization"). In order to secure a favorable rating of this securitization from a rating agency, the loans originated by Brooke Credit Corporation included in the securitization will be sold and assigned to BAC. BAC's primary purpose will be to hold the loans, pledge them as security for the benefit of investors, and issue the floating rate asset backed notes to investors. BAC anticipates that the asset backed notes will bear a floating rate of interest over LIBOR at a rate to be determined at the time of offering. BAC further anticipates that during the fourth quarter of 2002, the floating rate asset backed notes will be offered and sold in a rated private placement transaction to "qualified institutional buyers" pursuant to Rule 144A under the Securities Act of 1933, as amended. Furthermore, on June 24, 2002, Brooke Agency Services Company LLC ("BASC") was organized under the laws of the state of Delaware. BASC is also a bankruptcy remote SPE and is wholly owned by us. In connection with the securitization, we have assigned to BASC our rights and obligations pursuant to franchise agreements we have with many of the franchise agents with loans originated by Brooke Credit Corporation. Although BAC and BASC are wholly owned by Brooke Credit Corporation and us, respectively, and thus are members of our group of companies, their operating agreements contain restrictive covenants designed to preserve the separate operating identity and independence of BAC and BASC from us and our affiliated companies.

Business History

        We were incorporated under the laws of the State of Kansas on January 17, 1986, under the name of Brooke Financial Services, Inc. On June 1, 1987, we amended our articles of incorporation, changing our name to Brooke Corporation. We are controlled by Brooke Holdings, Inc., which owns 512,946 shares of our common stock representing 67.22% of our outstanding common stock as of August 1, 2002. For an explanation of Brooke Holding, Inc.'s percentage ownership, SEE "SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS."

        In the early years of our operations, we sold our services primarily to insurance agencies owned by banks; however, this market was limited because only the smallest banks were authorized to sell insurance. Therefore, we decided to focus our efforts on the sale of our services to independent insurance agents.

        Several significant events occurred in 1996 which affected our operations including: the expansion of our processing center into a larger facility in Phillipsburg, Kansas, the adoption of a "franchise" approach to expansion, and the development of a lending program for agency acquisition by franchise agents.

        From 1996 to 1999, we spent significant resources researching and developing the processing, legal, lending, and valuation standards described herein, which collectively represent the foundation of our master agent program. During this period, we also rewrote our document management and commissions accounting software to accommodate these standards and began presentation of documents and commission information over the Internet. Since 1999, we have maintained a web site at www.brookecorp.com, which provides general information about us and hyperlinks to other related web sites. In addition, we maintain a web site at www.brookeprocessing.com, which we utilize to provide document and commission information to our agents. The contents of our web sites (including any web site connected by hyperlink) are not incorporated into this prospectus by reference.

        In 1998, we developed a sales organization, which had a full support staff in each state where we conducted operations. The result was the creation of a sales and support organization that was expensive and required more management resources than we could afford. In 2000, a regional office approach was adopted to consolidate state office facilities and staff. Regional offices are located in the Colorado Springs, Kansas City, Dallas and Nashville metropolitan areas. In 2001, our national office in Overland Park, Kansas was expanded to provide additional marketing support to our regional offices. In 2001, the Dallas regional office opened new customer service centers in Dallas and Brownsville, Texas to assist agents, for an additional fee, in the servicing of their clients. In the first quarter of 2002, the Kansas City regional office opened a new customer service center in Omaha, Nebraska, the Colorado Springs regional office opened a new customer service center in Las Vegas, Nevada and the Nashville regional office opened a new customer service center in Tarpon Springs, Florida.

        In 2000, we purchased Interstate Insurance Group, LTD., a licensed insurance agency that sells insurance programs and "targeted market" policies through our network of agents and through agents not affiliated with us. In 2001, Interstate Insurance Group began merging marketing and other operations of its insurance program activities with our other subsidiaries selling insurance program policies. In 2002, Interstate Insurance Group moved its operations to our national office in Overland Park, Kansas.

        Also in 2000, we elected to register our common stock under Section 12(g) of the Securities Exchange Act of 1934. We believe that this registration will, among other things, provide a familiar and consistent format for disclosure to our existing and future shareholders; provide a familiar and consistent format for disclosure to our existing and future holders of bonds issued by our finance company subsidiary; and promote shareholder liquidity through facilitating a possible future listing of our securities on a trading or quotation system requiring reporting company status.

        During 2001, we improved our methods for assisting agencies in transferring agency ownership, which typically resulted in increased value and liquidity for those agencies. We refer to these methods, or group of activities, as "facilitator" activities. Facilitator activities include, in addition to the lending division established in 1996, the business brokerage activities of the American Agency, Inc., operating under the trade name of "Agency Business Brokers" and the agency consulting activities of The American Heritage, Inc., operating under the trade name of "Heritage Agency Consultants." The American Agency, Inc. and The American Heritage, Inc. are both our subsidiaries.

        In the first quarter of 2002, we acquired a property in Phillipsburg, Kansas for renovation into a new processing center facility with increased office space and improved security. We expect to move into the renovated facility in 2002, and construction is scheduled to be completed on the new facility by December 31, 2002.

        In the second quarter of 2002, we organized Brooke Agency Services Company LLC, a bankruptcy remote licensed insurance agency that sells insurance through our network of agents and producers. In connection with the securitization of many of the loans originated by Brooke Credit Corporation, this limited liability company has become the master agent with respect to many of the franchise agents with loans originated by Brooke Credit Corporation.

        In the third quarter of 2002, we acquired CJD & Associates L.L.C., a licensed insurance agency that sells insurance programs and "targeted market" policies under the trade name of Davidson-

Babcock. In addition, we also formed Brooke Acceptance Company LLC to facilitate the securitization of certain loans originated by Brooke Credit Corporation.

        In the fourth quarter of 2002, we anticipate that we will tailor our franchise disclosures to accommodate agent specialization, using the master agent concept for financial services other than insurance. Also, we have securitized certain loans originated by Brooke Credit Corporation and, through Brooke Acceptance Company LLC, during the fourth quarter of 2002, we have offered or intend to offer approximately $31,373,500 of floating rate asset backed notes. See above, "DESCRIPTION OF BUSINESS-OVERVIEW."

Business Strategy

        We believe that independently owned and operated agencies represent an increasingly popular means for distributing certain financial services and that our master agent concept will become increasingly important to the future success of those agents. We expect the demand for our master agent (processing, marketing and lending) services to grow. Accordingly, if independently owned and operated agencies become a more popular means for distributing insurance and financial services, then demand for our ancillary products, such as facilitator and program (brokerage) services, should grow correspondingly.

        We are a franchisor and "master agent" is a concept we pioneered for the sale of insurance through independent agents. Master agent services we provide include commissions accounting, document management, reliable supplier access and brand name recognition. Additionally, we acquire agencies for resale to our franchise agents and manage service centers through which franchise agents can operate. Agents and regional suppliers are served from our regional offices. Our national office coordinates regional office activities and manages national supplier relationships.

        The independent agency system used by the insurance industry to sell insurance policies appears well suited to sell other financial services. This is true in part because this system provides account ownership to professionals who have developed direct, or retail, customer relationships. Agent specialization is a term we use to describe the expertise we have acquired from the distribution of insurance. We intend to apply our agent specialization to the distribution of other financial services. As we have done for insurance agency owners for many years, we intend to provide ownership opportunities to other financial services professionals. Accordingly, we plan in the future to offer franchise agent opportunities for financial services such as banking, lending and securities brokerage.

        Our franchise agents are encouraged to share their product expertise by networking with other franchise agents through customer introductions and customer sharing. Networking through customer account brokering is also encouraged, but must be specifically authorized by us. Categorizing franchise agents by specialty promotes agent networking because we believe that franchise agents with different specialties do not typically compete for customers.

        Our franchise agents are also encouraged to share facilities, staff and marketing expertise by recruiting subagents, with the same specialty as the franchise agent, to sell exclusively through the franchise agent. As a result of our efforts to legally "carve out" and define a subagent's ownership interest, subagents typically enjoy the same ownership benefits as franchise agents. To control agent quality and ensure supplier approval, we must authorize all subagent appointments.

        We believe that the motivation provided by business ownership will make our franchise agents and subagents more successful. Therefore, our strategy includes facilitating ownership transfers and increasing agency value by lending to agents, consulting with agents and matching agent buyers with agent sellers. We believe that our facilitator activities will constitute an increasing share of our overall revenues. We typically sell facilitator services in conjunction with an ownership transfer.

        While our master agent services do not typically involve any contact with the franchise agent's customers, we believe that we can help franchise agents increase agency revenues and profitability by selling directly to their customers in certain circumstances. Therefore, our strategy includes brokering customer accounts for certain niches that are not adequately served by franchise agents. Franchise agents pay us a brokering fee, in addition to master agent fees, for these services.

        During the second calendar quarter of 2001, we, through our subsidiary American Heritage, Inc., introduced a specialty program to provide prospective agency buyers with assistance in inspecting agency assets to be purchased and assistance with agency cash flow management, marketing, and operations during the first year following an acquisition. In 2002, through our subsidiary, The American Agency, Inc., we introduced a specialty program to provide consulting and brokerage assistance primarily to prospective agency sellers. In 2002, we also acquired CJD & Associates, L.L.C., a licensed insurance agency that sells insurance programs and "targeted market" policies under the trade name of Davidson-Babcock through our network of agents and through agents not necessarily affiliated with us.

        We are using our existing management and staff to deliver these products; however, as product demand increases, we anticipate that additional management and staff will be required. We do not expect to develop any other new products during the remainder of 2002 or 2003 because demand for existing products is anticipated to fully utilize our management and staff. However, we still expect to revise or enhance existing products upon receipt of agent comments and suggestions deemed beneficial to our operations.

Services and Products

        We offer three service lines, the first of which is our master agent services, which we pioneered and which we believe is unique to the insurance and financial services industries. Our second service line is our facilitator services that have recently been redefined to include agency business brokerage and agency consulting in addition to agency lending. Our third service line is our specialty programs, or program services. Program services encompass the sale of insurance and financial services by us on a brokerage basis, or as a direct supplier, for certain market niches that are not adequately served by agents or suppliers.

        During 2001, we did not develop any new service lines, but did significantly revise, expand and redefine our existing service lines. Correspondingly, we do not expect to develop any new service lines during the remainder of 2002 or 2003, but do expect to continue to enhance our existing service lines as we offer additional financial services specialties to our agents and expand our facilitator and programs activities. As a result, we also expect our management and staffing requirements to increase.

  Master Agent Services

        More specifically, our first service line is master agent services. Document management and commissions accounting are an agency's primary administrative functions and must be outsourced to our processing center as part of the services offered through the master agent program. Documents and accounting information are presented to the agents by the processing center through the processing center's web site at www.brookeprocessing.com (the contents of which are not incorporated by reference into this Registration Statement). The master agent program also provides for development of a national brand name for agents and consolidation of agent's purchasing power with insurance companies and other financial services suppliers.

  Facilitator Services

        Our second service line is facilitator services, which primarily encompasses the activities associated with the transfer of agency ownership.

        Using the collateral preservation tools that made our finance company subsidiary a leader in the area of insurance agency lending, our finance company subsidiary also intends to make loans to other financial service professionals so they can also enjoy the benefits of ownership. To accommodate the unusual collateral characteristics of franchise agent loans, we are retained by the finance company, as master agent, to: (1) maintain trust accounts for customer receipts; (2) centrally store collateral (customer files); (3) control supplier relationships; (4) account for and disburse revenues; and, (5) generally cooperate in preservation and, if necessary liquidation, of collateral.

        The first months of ownership for all business owners are typically the most difficult. As such, BAPs (our buyer assistance plans) are typically provided, under which we consult with and otherwise assist franchise agents during their first months of ownership. Some of the benefits provided by a BAP include: (1) pre-closing inspection reports; (2) marketing plan development; (3) operation analysis consulting; and (4) cash flow assistance. BAPs are provided through one of our wholly owned subsidiaries, The American Heritage, Inc. ("Heritage"), under the trade names of Heritage Agency Consulting and Heritage Business Consultants. In addition to providing buyers assistance after an agency is acquired, Heritage Agency Consultants also provides "Buyers Qualification Plans" which prepare and qualify prospective franchise agents for ownership.

        Although there is demand for BAP consulting services from insurance agents, lenders are particularly interested that agent borrowers purchase BAP consulting services. The collateral for loans to agents is typically the intangible "book of business" or revenue stream that comprises the agencies' value. Without tangible assets to liquidate, it is important to lenders that the agent borrowers preserve collateral values by properly managing their business.

        We have expanded our staff in order to provide BAP consulting services. A manager and one staff person have been hired to coordinate BAP consulting services from our national office and we have increased regional office staff to directly consult with agents in the field.

        Since the introduction of BAP consulting services in the second quarter of 2001, we have made certain adjustments to pricing, added additional features and permitted certain BAP consulting services to be purchased on an "a la carte" basis.

        The BAP services we provide have been divided into four categories: (1) due diligence inspections before closing (2) marketing consulting after closing (3) operational consulting after closing, and (4) 30-day warranty described below.

        BAP services include an inspection report that is delivered to the buyer prior to closing so it can be used as a part of a buyer's due diligence process. Inspection reports are the compilation of information gathered from the agency seller and based on well-defined guidelines set forth in exhibits to the BAP agreements.

        BAP services include marketing consulting. During the first 30 days after closing, a twelve month marketing plan is developed to guide the buyer's marketing activities during the crucial first year of business. BAP assistance includes payment for certain signage, mass media advertising and direct mail advertising expenses. If the buyer complies with the marketing plan, then BAP provides marketing cash flow assistance for the first 4 months. This assistance includes deficiency payment for the difference in actual commissions versus commission earned from the same month in the year prior to acquisition. The prior year monthly commission figures are generally provided by the agency seller.

        BAP services include operational consulting. During the first 30 days after execution of the BAP, an operations report is compiled to help the buyer improve agency operations and historic commissions data is reconciled. Some operational cash flow assistance is provided, as BAP services include arrangement for prepayment of certain master agent fees and accounts receivable funding.

        BAP services include a protective warranty provision that allows the buyer to resell or "put" the agency to Heritage within 30 days of the execution of the BAP. This 30-day warranty provision has, to date, never been exercised but provides comfort to both buyers and lenders.

        BAP purchase prices have been allocated to each of the four categories of BAP services referenced above. These allocations are based on factors such as consulting time expended and direct cash outlays. BAP purchase prices are allocated to the BAP services categories as follows: (1) 18% to inspection reporting associated with the buyer's due diligence process, (2) 26% to marketing consulting, (3) 50% to operational consulting, and (4) 6% to the 30-day warranty.

        The BAP services generally provide the inspection report and warranty within 30 days before or after execution of the BAP, so revenues associated with these services are accounted for when the purchase price is received. Certain BAP services, such as the marketing and operational consulting services, are not performed within 30 days of the execution of the BAP. As a result, a portion of the revenues generated from the BAP purchase price are not accounted for until the services are performed.

        The 26% of the BAP purchase price that has been allocated to the marketing consulting services category has been further allocated into five subcategories as follows to defer revenue recognition for certain activities: (1) 10.5% to marketing plan development which is immediately recognized as revenue because the plan is compiled within 30 days of the execution of the BAP, (2) 5.3% to mass media advertising which is recognized as revenue evenly over the twelve month BAP period, (3) 3.5% to direct mail advertising which is recognized as revenue evenly over the twelve month BAP period, (4) 0.5% to signage which is immediately recognized as revenue because signage is installed within 30 days of the execution of the BAP, and (5) 6.2% to seller represented commission payments which is recognized as revenue evenly over the twelve month BAP period.

        The 50% of the BAP purchase price that has been allocated to the operational consulting services category has been further allocated into four subcategories as follows to defer revenue recognition for certain activities: (1) 11.0% to operations report development which is immediately recognized as revenue because the report is compiled within 30 days of the execution of the BAP, (2) 5.5% to historical commissions data reconciliation which is immediately recognized as revenue because the data is compiled within 30 days of the execution of the BAP, (3) 0.5% to accounts receivable funding which is recognized as revenue evenly over the twelve month BAP period, (4) 33.0% to prepaid master agent fees, none of which is recognized as BAP related income but which is recognized as master agent fees mostly after the execution of the BAP period.

        Although BAP arrangements cannot be canceled by the buyer after execution thereof, the effect of the 30-day warranty would be to refund most of the BAP purchase price if the buyer exercises the right to "put" the agency to Heritage. No revenue would be recognized on any BAP agreements if the buyer were to exercise the "put" right. No buyers have yet done so.

        Another one of our subsidiaries, The American Agency, Inc., operating under the trade name Agency Business Brokers, assists franchise and non-franchise agents when they are ready to sell their agencies. Because the selling process is typically more difficult for a non-franchise agent, Agency Business Brokers offers a variety of consulting and brokerage services to non-franchise agents including: (1) agency profiles; (2) commission tabulations; (3) legal agreement examples; and, (4) general sale preparation. Additionally, we have retained Agency Business Brokers, as our exclusive buyer representative, to find agencies to purchase from non-franchise agents for eventual resale to franchise agents. Representatives of Agency Business Brokers are members of the International Business Brokers Association.

  Specialty Programs/Program Services

        Our third service line is program services. These services include brokering insurance for certain underserved market niches and supplying services, on a direct or non-brokerage basis, for which suitable suppliers are not readily available.

        Although franchise agents are encouraged to share expertise by brokering customer accounts through other franchise agents, we also offer customer account brokering to franchise agents for certain niches that are not adequately served through agent networking. For instance, two of our subsidiaries, Interstate Insurance Group, LTD, doing business as American Interstate Insurance, and CJD & Associates, L.L.C., doing business as Davidson Babcock, provide insurance on a brokerage basis to franchise agents for a commercial vehicle niche. We actively search for these niche or "program" opportunities to help franchise agents increase sales.

        We prefer to operate as an intermediary because our primary expertise is in the distribution, not the underwriting, of insurance and financial services. We typically contract with third party suppliers, such as insurance companies, to provide the services sold by franchise agents. Additionally, we believe that the separation or independence of franchise agents from suppliers generally increases agency value. However, if a suitable supplier is not readily available, then we may become a direct supplier of insurance or financial services to franchise agents. For instance, we may acquire a bank so that franchise agents may offer banking services.

        Most of our transactions are currently related to the sale of insurance policies, therefore a typical insurance transaction is described and other characteristics specific to insurance sales are discussed in the following. A typical transaction occurs when an insurance policy is sold by one of our agents and the customer pays the premium directly to an insurance company. On a periodic (usually monthly) basis, insurance companies pay us commissions for the sale of insurance policies, which we record as commission income. We then pay a share of sales commissions to our agents, which we record as commission expense.

        We are solely responsible for paying insurance companies the premiums collected from customers. This is true even if our agents mishandle premium collection. Accordingly, we are the recipient and owner of all commissions paid by insurance companies resulting from the sale of insurance policies by our agents. Our agents have an exclusive contractual relationship with us and generally do not have any contractual relationship with the insurance companies. Payment of a portion of sales commissions to the agents is our obligation and is not an obligation of any insurance company. Furthermore, for income tax purposes, we are required to record all commissions received from insurance companies as income and correspondingly report to the appropriate tax authorities all commission expenses paid to agents.

        Commission expenses as a percentage of commission income has increased from approximately 66% in 1999 to approximately 70% in 2000 to approximately 77% in 2001 to approximately 83% through the first half of 2002, primarily as a result of the following: (i) we have gradually increased the share of sales commissions paid to agents during the last several years, and it is our plan to pay an increasing share of sales commissions to our agents as we grow and marginal expenses decrease from economies of scale; and (ii) our commissions from the sale of program or brokered policies by The American Agency, Inc. and Interstate Insurance Group, LTD, have decreased as a result of the discontinuance of certain insurance programs. The ratio of commission expense to commission income for insurance programs or "targeted market" insurance policies is generally less than from the sale of other insurance policies. Therefore a decrease in commissions from insurance programs increases the ratio of commission expense to commission income.

        The typical transaction outlined above provides for the billing and collection of premiums directly by insurance companies because our agents are required to use direct insurance company billing when available. However, in those instances where direct company billing is not available, we are responsible to the insurance company for billing and collecting the full premium from customers. When we are billed by insurance companies, we remit to insurance companies the amount of the customer's premiums, net of sales commissions. As a result, we record an account receivable for the amount owed to us by the customer and simultaneously record a payable for the amount we owe to the related insurance company.

        Customer receivables result when we assume responsibility for the billing and collection of premiums. Customer receivables are included in the balance sheet category for accounts and notes receivable. This category also includes receivables from insurance companies for commissions on direct company billed policies, profit sharing commissions and certain notes receivable held by our finance company subsidiary.

        To accommodate customers when direct company billing is not available, we sometimes permit flexible premium payments by not requiring full premium payment prior to policy delivery. This resembles the premium payment flexibility offered by insurance companies when premiums are direct company billed. The consequences of providing this flexibility include collection risk and reduced cash balances from payment of premiums to insurance companies prior to premium collection from customers.

Customers

        Because our revenues are currently derived almost exclusively from insurance sales, our customers have historically been independent insurance agents. Our customers are typically entrepreneurial individuals with experience in the sale of insurance or financial services who have a desire to become business owners. We currently market insurance through over 150 agencies that employ or retain over 375 agents in the States of Arizona, Colorado, Florida, Georgia, Illinois, Iowa, Kansas, Louisiana, Missouri, Nebraska, Nevada, New Mexico, Oklahoma, Tennessee, Texas, and Utah. However, if we are successful in our plans to sell financial services through independent agents specializing in banking, lending or securities, then in the future our customers may include individual bank employees, loan brokers and/or securities brokers.

        Our master agent services, facilitator services and program services have historically been sold to agents who have an insurance specialty. However, in the future, these service lines will also be available to agents that specialize in the sale of financial services other than insurance.

        Although a number of our current customers are bank owned insurance agencies, these agencies represent a relatively small portion of our overall commissions because they are generally agents from small banks in small communities. With the passage of the Financial Services Modernization Act, we anticipated that larger banks would engage in the business of selling insurance and become a larger share of our customers, especially for our master agent services. Although this may occur in the future, we did not experience an increase in bank owned insurance agents through June 2002.

Insurance Market

        Most of our revenues result from the sale of insurance policies. Although our revenues are comprised primarily of the sales commission portion of insurance premiums, most industry analysis is based on premiums collected. Based on typical sales commission rates, we estimate that our gross annualized premiums will be $275 million to $300 million for the 2002 fiscal year. We estimate that our typical sales commission rate is 12.5%, which estimate has been derived from analysis of our actual historical commission rates and our knowledge of industry practices. Although sales commission rates vary by insurer and by type of products, most of our commission rates range between 10% and 15% and management believes that our sales commissions are similar to others in the industry. We reconciled, or allocated to agents, $171,915,429 in actual premiums during 2001. Based on the amount of commission reconciled, our actual commission rate for 2001 was approximately 12.15%. As of June 30, 2002, we reconciled, or allocated to agents, $104,658,647 in actual premiums. Based on the amount of commission reconciled, or allocated to agents, our actual commission rate for the first half of 2002 was approximately 12.31%. As a result of our expansion in recent years, we expect insurance commissions and premiums to increase in 2002 at rates similar to 2000 (57%) and 2001 (52%) and (40%) for the first half of 2002.

        According to the Insurance Information Institute, insurance premiums in the United States totaled approximately $735 billion in 2000, which was approximately 8.5% more than in 1999. Premiums in the property and casualty sector totaled approximately $299.6 billion and life and health premiums totaled approximately $435.4 billion. Our agents sell insurance to both personal and commercial customers; however, as a group, the agents sell more commercial than personal insurance.

Competition

  Within the Master Agent Service Line

        Because our master agent service line is unique, we are unaware of significant direct competitors in the United States for the master agent services that we offer to independent agents, except as explained below.

        With regards to our master agent services that are marketed to agents specializing in insurance, we are aware of insurance agency competitors that have "vested producer" programs. However, we are not aware of any these competing insurance agencies that structure their relationship in a manner that facilitates the transfer of vested ownership interests to third parties to the extent that we do. We believe that the easier and safer ownership transfers become, the more agency liquidity and value are likely to increase. We are also aware of insurance company principals, or suppliers, that offer master agent type services to insurance agents but, to the best of our knowledge, these services do not allow agents exclusive agency ownership and/or require that these agents sell exclusively for one insurance company. Also, insurance company suppliers sometimes offer assistance to agents' policyholders that have purchased policies from their specific insurance company. However, there does not appear to be a service, such as our master agent services for insurance specialists that attempts to provide a comprehensive solution to the efficiency problems encountered by independent insurance agents.

        We intend to market master agent services to agents specializing in banking services. We anticipate that our competitors in this market will include banking subsidiaries of major insurance companies, such as State Farm Insurance Company. However, most banking services continue to be sold by employees of commercial banks so the distribution of banking services is typically made directly by the banking institution, or supplier, instead of through an agent intermediary.

        Although agents specializing in loan brokerage would compete with a large number of independent loan brokers, finance companies and other lending institutions, we are not aware of any significant competitors that offer the type of master agent services we intend to eventually market to agents specializing in loan brokerage. Correspondingly, agents specializing in securities brokerage would compete with a large number of independent securities brokers and securities dealers. However, we are not aware of any significant competitors that offer the type of master agent services we intend to eventually market to agents specializing in securities brokerage.

  Within the Specialty Programs/Program Services Line

        Our program service line is not unique and therefore generally we have much more competition for the sale of program services, especially insurance programs, than we do for the sale of services included in our master agent service line. All of our specialty programs are oriented to insurance specialists and we currently have no plans to offer any programs other than insurance programs. Many independent insurance agents and insurance brokers have developed insurance programs for specific market niches and provide significant competition. However, those that purchase our master agent services are considered by us to be a receptive audience for our insurance programs. We believe this gives us a significant advantage among those who are within our master agent organization.

  Within the Facilitator Services Line

        Competitors to our facilitator services line are wide, varied and formidable. Because virtually all of our facilitator activities have been related to agents specializing in insurance, the following discussion regarding competition for facilitator services focuses on competitors with an expertise in insurance and a limited number of competitors that have developed expertise in our primary facilitator services of lending to insurance agents, consulting with insurance agents and matching insurance agency buyers with sellers.

        The competition for an agency loan comes primarily from banks and other traditional lenders, most of which are larger and have more resources than we. However, we are not aware of any lenders that have developed the comprehensive legal and lending standards required to protect and preserve the intangible assets that serve as collateral for agency loans originated by us. Additionally, as previously noted, our master agent services are critical to collateral preservation.

        The competition for consulting with insurance agent buyers and sellers comes from management consulting firms, accounting firms and legal firms. There are several competitors that specialize in insurance agent consulting, although we are not aware of any competitors that dominate this market.

        The competition for matching insurance agency buyers with sellers comes primarily from business brokers and investment bankers. There are several brokers that specialize in insurance agency brokerage, but to the best of our knowledge, generally serve a limited local market. We are aware of at least two larger investment-banking firms, Harbor Capital Advisors and Marsh Berry, which specialize in this area and serve the national market.

Sales and Marketing

        Most of our marketing activities are currently conducted from our Kansas City, Dallas, Nashville and Denver regional offices. However, certain marketing activities are also conducted from our national office.

        Our regional franchise sales personnel, in coordination with our national office, market our master agent services, under the trade name of Brooke Insurance and Financial Services, to independent agents using the description "franchise agents." As a part of the master agent program, agents use a common trade name and share many other characteristics of a franchise relationship. Accordingly, we disclose information relating to the master agent program to prospective agents using the Uniform Franchise Offering Circular format. Franchise sales personnel currently market master agent services to agents that specialize in insurance. However, franchise sales personnel are expected to eventually market master agent services to agents that specialize in other financial services.

        Those agents that share their expertise by networking with other franchise agents are identified by us as "broker agents." Broker agents provide expertise in a specific industry niche to other agents, typically franchise agents that purchase our master agent services. Additional revenues are created for us because master agent services are sold to both the franchise agent and the broker agent.

        In the spirit of multilevel sales organizations, we encourage our franchise agents to recruit subagents to purchase master agent services through franchise agents. Currently, our franchise agents have recruited 10 subagents. Franchise agents can build a sales organization of subagents and, because of growth and size bonuses, earn a larger share of commissions.

        Our regional program sales personnel, in coordination with our national office, market the Company's program services under several trade names including: American Interstate Insurance Agency, American Insurance Agency, American Heritage Insurance Agency and Brooke Life and Health Insurance. Program sales personnel sell insurance policies to franchise agents through agent brokers who have purchased our master agent services. Program sales personnel also sell insurance policies directly to franchise agents for market niches not adequately served through agent brokers.

        Our regional agency sales personnel, in coordination with our national office, market the business brokerage segment of our facilitator services through our subsidiary The American Agency, Inc., under the trade name of Agency Business Brokers, to franchise and non-franchise agent sellers. Our national office personnel market the financing segment of our facilitator services through our subsidiary Brooke Credit Corporation to franchise agent borrowers. Our national office personnel also market the consulting segment of our facilitator services through our subsidiary The American Heritage Inc., under the trade name of Heritage Agency Consultants, to franchise agent buyers.

Employees

        We currently employ approximately 152 employees of whom a significant number are temporary employees employed at the processing center. On a full-time equivalency basis (those employees who regularly work 37.5 hours or more per week), we employ approximately 100 persons.

Suppliers

        Because most of our revenues currently result from sales of insurance policies, our primary suppliers are insurance companies. We have agency relationships with many insurance companies. We have direct agency relationships with five of the leading writers of commercial insurance in the United States. Our largest suppliers include Safeco Insurance Company, Allied Insurance Company, Progressive Corporation, Travelers Property Casualty Corporation and Employers Mutual Companies. We have entered into agency agreements with each of the suppliers listed above. Cancellation of these agency agreements is subject to state law and must be preceded by advance written notice.

Government Regulation

        Our insurance activities are generally regulated by the insurance departments of individual states. We must maintain valid insurance agency licenses in most of the states in which we transact our insurance and financial services business. A few states, for example, Georgia and Iowa, do not require corporate agencies to maintain insurance agency licenses. Periodically, agency insurance licenses must be renewed by and license fees must be remitted to the individual states.

        Our lending programs are targeted to businesses and are generally unregulated. Although we do not typically make consumer loans, our finance company subsidiary, Brooke Credit Corporation, is licensed as a consumer finance company by the State of Kansas. Our franchising activities are also regulated, to a certain extent, by the Federal Trade Commission and state regulators.

        As a reporting company, the United States Securities and Exchange Commission regulates our reporting activities. Because our prior offerings have been limited to the state of Kansas, our offerings are currently subject to the provisions of the Kansas Securities Act and regulations administered and enforced by the Office of the Securities Commissioner of Kansas and are also subject to the provisions of the Securities Act of 1933, as amended, which is administered by the United States Securities and Exchange Commission. We believe that we are currently in material compliance with state and federal regulations to which we are subject. We are unaware of our involvement in any pending or threatened investigation, action or proceeding by any state or federal regulatory agency. The offering described in this prospectus is also subject to the laws and regulations of each state in which the debentures are offered, and is subject to regulation by the securities administrator in each of these states.

Corporate Structure

        We are owned 67.22% by Brooke Holdings, Inc. We own and control 100% of our subsidiaries. Other than Brooke Credit Corporation, Brooke Agency Services Company LLC, Brooke Acceptance Company LLC, CJD & Associates, L.L.C. and Brooke Bancshares, Inc., the subsidiaries' financial statements are not separately prepared. Brooke Credit Corporation is a licensed finance company that originates loans primarily to our agents. Separate financial statements are regularly prepared for Brooke Credit Corporation, and Brooke Credit Corporation borrows money in its own right primarily through the issuance of bonds and other securities.

        Brooke Holdings, Inc.    We are controlled by Brooke Holdings, Inc., a Kansas corporation, which owns 512,946 shares of our common stock as of August 1, 2002.

        Our subsidiaries include:

        Brooke Credit Corporation, a Kansas corporation, is a licensed finance company that originates loans primarily to our agents.

        Brooke Life and Health, Inc., a Kansas corporation, is an licensed insurance agency that sells life and health insurance programs through our network of franchise agents, subagents, bank agents, broker agents and insurance producers.

        Brooke Agency, Inc., a Kansas corporation, is a licensed insurance agency that sells property and casualty insurance through our network of franchise agents, subagents, bank agents, broker agents and insurance producers.

        Brooke Investments, Inc., a Kansas corporation, may offer insurance annuities and mutual funds for sale through our network of franchise agents, subagents and insurance producers. Brooke Investments, Inc. will determine whether registration as a broker-dealer is required and will register, if required, before investment services and securities are offered.

        Interstate Insurance Group, LTD., a Missouri corporation, is a licensed insurance agency that may sell insurance programs and "targeted market" policies (i.e., specific niche market policies covering risks that are typically difficult to insure and require special knowledge and expertise to write) through our network of agents and through agents not necessarily affiliated with us under the trade name of American Interstate Insurance Agency.

        The American Agency, Inc., a Kansas corporation, consults with and otherwise assists agent buyers under the trade name of Agency Business Brokers. This subsidiary is also a licensed insurance agency that sells insurance programs and "targeted market" policies (i.e., specific niche market policies covering risks that are typically difficult to insure and require special knowledge and expertise to write) through our network of agents and through agents not necessarily affiliated with us under the trade names of American Insurance Agency and American Interstate Insurance Agency.

        The American Heritage, Inc., a Kansas corporation, consults with and otherwise assists agent buyers under the trade name of Heritage Agency Consultants. This consultant is also a licensed insurance agency that sells insurance programs and "targeted market" policies (i.e., specific niche market policies covering risks that are typically difficult to insure and require special knowledge and expertise to write) through our network of agents and through agents not necessarily affiliated with us under the trade name of American Heritage Insurance Agency.

        Brooke Corporation of Nevada, a Nevada corporation, is a licensed insurance agency that sells insurance through our network of franchise agents, subagents, broker agents, and insurance producers. This subsidiary may also sell the programs and "targeted market" policies (i.e., specific niche market policies covering risks that are typically difficult to insure and require special knowledge and expertise to write) in Nevada through our network of agents and through agents not necessarily affiliated with us.

        Brooke Bancshares, Inc., a Kansas corporation, was incorporated in January of 2002 for the specific purpose of acquiring and owning one or more commercial banks that will distribute banking services and products through our agents. If we are successful in acquiring a bank, then this subsidiary will become a bank holding company as defined in the Bank Holding Company Act of 1956, as amended.

        Brooke Agency Services Company LLC, a Delaware limited liability company, is a bankruptcy-remote licensed insurance agency that sells insurance through our network of franchise agents, subagents, bank agents, broker agents and insurance producers. Furthermore, Brooke Agency Services Company is the master agent with respect to many of the franchise agents with loans originated by Brooke Credit Corporation.

        Brooke Acceptance Company LLC, a Delaware limited liability company, is a bankruptcy-remote special purpose entity of Brooke Credit Corporation and is the anticipated purchaser of Brooke Credit Corporation loans and issuer of certain floating rate asset-backed notes.

        CJD & Associates, L.L.C., a Kansas limited liability company, is a licensed insurance agency that sells insurance programs and "targeted market" policies (i.e.—specific niche market policies covering risks that are typically difficult to insure and require special knowledge and expertise to write) through our network of agents and through agents not necessarily affiliated with us under the trade name of Davidson Babcock.

        GI Agency, Inc., a Kansas corporation, is 100% owned by our principals, Robert D. Orr, Leland G. Orr and Michael Hess. GI Agency, Inc., owns franchise agencies that purchase certain services and obtain loans from us.

        For licensing purposes, we also control First Brooke Insurance and Financial Services, Inc., a Texas corporation owned by both resident and non-resident licensed Texas insurance agents, which is controlled by us through a contractual arrangement.

        Special Characteristics of the Company's Operations.    See "RISK FACTORS" for a discussion of distinct or special characteristics of our operations, which may have a material impact upon our future financial performance.

Legal Proceedings

        We are not a party to any current or pending legal proceeding, nor are we aware of any pending or threatened legal proceedings that, if adversely determined, would have a material affect on our operations.

DESCRIPTION OF PROPERTY

        Our principal executive offices are located at 10895 Grandview Drive, Building 24, Suite 250, Overland Park, Kansas 66210 and our telephone number is (913) 661-0123. In addition to serving as our executive offices, this facility also functions as our national sales office and as one of our regional sales offices. The facility consists of over 6,000 square feet of office space, leased for $12,754 per month. The lease expires on December 31, 2003.

        We also maintain a processing center and three additional regional offices. We recently moved to a new processing center located in Phillipsburg, Kansas, which consists of approximately 22,000 square feet of office space. Total project costs for the acquisition and renovation of our new processing center were approximately $1,100,000. Most of the project was funded with the $825,000 industrial revenue bonds issued by Phillips County, Kansas, in February 2002, which we are required to repay. The industrial revenue bonds have various maturities through 2012. We lease the processing center from

Phillips County, Kansas, which we may purchase for a nominal amount at the expiration of the lease agreement. Three additional regional offices are located in Dallas, Texas, Colorado Springs, Colorado and Nashville, Tennessee. The Colorado regional office located in Colorado Springs, Colorado is subject to a lease payment of $2,478 per month. The lease on the Colorado Springs facility will expire on February 28, 2005. The Nashville regional office located in Nashville, Tennessee is subject to a lease payment of $3,925 per month. The lease on the Nashville facility will expire on November 30, 2002 and is automatically renewable. The Dallas regional office located in Dallas, Texas is subject to a lease payment of $3,928.16 per month. The lease on the Dallas facility will expire on June 30, 2003. We believe that our facilities will be adequate for current and proposed operations. In our opinion, adequate insurance has been purchased for each of our properties.

        We purchased a one-third (1/3) interest in an airplane in January 2002 for a total purchase price of $65,000 from Kyle Railroad Company, a party unaffiliated with us or any of our affiliates. The primary purpose for this purchase is to provide transportation for our regional staffs, prospective agents and management to and from our processing center in Phillipsburg, Kansas. The airplane has not and will not be utilized for the personal use of our employees, officers or directors without full reimbursement by said individuals for operating costs.

DIRECTORS, EXECUTIVE OFFICERS, SIGNIFICANT EMPLOYEES AND OTHER SIGNIFICANT PARTIES

Directors and Executive Officers

        The following is the name, age and position of our current directors and executive officers:

Name	Age	Position(s)
Robert D. Orr	49	Chairman of the Board of Directors, Chief Executive Officer and Director
Michael Hess	46	President and Director
Leland G. Orr	40	Treasurer, Chief Financial Officer, Assistant Secretary and Director
Anita Larson	40	Vice President, Secretary and General Counsel
John Allen	53	Director
Derrol Hubbard	46	Director
Shawn Lowry	28	Vice President, National Sales Manager
Michael Lowry	27	Vice President
Kyle Garst	33	Vice President, National Investment Sales Manager

        Robert Orr and Leland Orr are brothers. Shawn Lowry and Michael Lowry are brothers and the nephews of Robert Orr and Leland Orr.

        Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Officers are appointed annually by the Board of Directors and serve until their successors are appointed by the Board of Directors. Remuneration of the officers is set forth under "REMUNERATION OF DIRECTORS AND OFFICERS" herein. Biographical résumé of each director and executive officer are set forth below:

        The following describes the business experience during the past five years of our directors and executive officers:

        Robert D. Orr, 49, Director, Chairman of the Board and Chief Executive Officer, is our founder and has been a director since 1986. From 1992 to 1996, Mr. Orr served as President of Farmers State Bank, Phillipsburg, Kansas. From 1989 to 1991, Mr. Orr served as Chairman of the Board of Brooke State Bank, Jewell, Kansas. From 1987 to 1989, Mr. Orr served as President of First National Bank, Smith Center, Kansas. Mr. Orr has also been a self-employed insurance agent for American Family Insurance Company. Mr. Orr is an honors graduate of Fort Hays State University with a Bachelor of

Arts degree in Political Science. Mr. Orr also completed the Graduate School of Banking program at the University of Colorado. Mr. Orr is the author of a book on independent insurance agents titled "Death of an Insurance Salesman?" which was written and published in 2000. From 1996 through the present, Mr. Orr's business activities have been focused on performing the functions of our Chairman of the Board and Chief Executive Officer.

        Michael Hess, 46, Director and President, was one of our original investors and has been a director since 1990. From 1975 to 1989, Mr. Hess was employed by Western Resources (a utility company). In 1989, Mr. Hess began his employment with us as Vice President. As a result of his success and his familiarity with our operations, Mr. Hess was appointed as our President and National Sales Manager in 1996. Mr. Hess has also owned several small businesses and currently serves as a director of Patrons Insurance Company and Great Plains Mutual Insurance Company. Since his appointment as President and National Sales Manager in 1996, Mr. Hess' primary business activities have been the strategic development of our relationships with suppliers and growth of our master agent program. In 2000, Mr. Hess ceased performing the functions of National Sales Manager in order to focus his activities as our President and on developing relationships with national suppliers and our specialty programs.

        Leland G. Orr, 40, Director, Assistant Secretary, Treasurer and Chief Financial Officer, has been an officer and director since our inception. Mr. Orr is a certified public accountant and, from January 1991 to December 1994, served as President of Brooke State Bank, Jewell, Kansas. From January 1984 to September 1987, Mr. Orr worked for Kennedy, McKee & Company (formerly Fox & Company) (an accounting firm) of Dodge City, Kansas. Mr. Orr is a graduate of Fort Hays State University with a Bachelor of Science Degree in Accounting and is a member of the American Institute of Certified Public Accountants, the Kansas Society of Certified Public Accountants and the Central Kansas Chapter of Certified Public Accountants. From 1995 through the present, Mr. Orr's business activities have included performing the functions of Director, Secretary, Assistant Secretary, Treasurer and Chief Financial Officer of our Company. In addition, during this time period, Mr. Orr has managed our processing center in Phillipsburg, Kansas.

        Anita Larson, 40, Vice President, Secretary and General Counsel, joined us in 1999. Prior to joining us, Ms. Larson was employed by The Equitable Life Assurance Society of the United States, New York, New York, where she was Vice President and Counsel from May 1996 to May 1999. From January 1995 to Annuity Company May 1996, Ms. Larson was Chief Administrative Officer of First Security Benefit Life Insurance and of New York. Ms. Larson began her career with Security Benefit Group, Inc. where she was Second Vice President and Counsel. Ms. Larson received a bachelor's degree from the University of Kansas and a Juris Doctorate from the University of Kansas School of Law.

        John Allen, 53, became a director in January 2001. Mr. Allen is Chief Operating Officer of the Cincinnati Reds. During Mr. Allen's career with the Cincinnati Reds, he has served in his current capacity of Chief Operating Officer since October 1999, as Managing Executive from June 1996 to October 1999 and as controller from May 1995 to June 1996. Prior to joining the Cincinnati Reds, Mr. Allen was director of business operations for the Columbus Clippers, the Class AAA minor league affiliate of the New York Yankees. Prior to his employment with the Columbus Clippers, Mr. Allen worked for the accounting firm of Arthur Anderson in Kansas City, Missouri and was a partner and senior vice president of GRA, Inc. of Merriam, Kansas. Mr. Allen earned an undergraduate degree from Kansas State University and a master's degree in Sport Management from Ohio State University. Mr. Allen has been honored with the Certificate of Friendship from the Cincinnati Human Relations Commission and the Community Service Award from the Talbert House. Cincinnati Magazine also has honored Mr. Allen in its annual "Best of Cincinnati" issue.

        Derrol Hubbard, 46, became a director in January 2001. Mr. Hubbard currently serves in various management capacities with several real estate, gaming and venture capital companies, although since

1998 his primary responsibilities have been as Real Estate Development Manager for R.D. Hubbard Enterprises, Inc. Mr. Hubbard is also President of DDH Enterprises, LLC, Double D Real Estate, Inc., H & H Development, LLC, Pinnacle Development, LLC and Pinnacle Development II, LLC, all of which are involved in real estate businesses and several of which are involved in residential development around the Bighorn Golf Course in Palm Desert, California. Mr. Hubbard is also Vice President of HBH Investments, LLC which makes venture capital investments and is managing member of New Mexico Gaming, LLC which operates and distributes gaming machines in New Mexico. For more than 5 years prior to 1998, Mr. Hubbard was managing officer of DBarD, Inc., a family corporation with agricultural operations in Kansas.

        Shawn Lowry, 28, Vice President and National Sales Manager, joined us in 1996 as a Corporate Sales Representative and in 1998 assumed the position of Missouri State Manager. Prior to employment with us, Mr. Lowry attended Washburn University majoring in business finance and business economics. In January 2000, Mr. Lowry was promoted to regional manager over our Dallas region. In August 2000, Mr. Lowry was promoted to National Sales Manager.

        Michael Lowry, 27, President of Brooke Credit Corporation, joined Brooke Credit Corporation in 1998 as a loan officer. Prior to employment with us, Mr. Lowry was an officer for Sunflower Bank in Salina, Kansas. Mr. Lowry attended college at Washburn University and Fort Hays State University with an emphasis in business finance. In January 2000, Mr. Lowry was promoted to Vice President of Brooke Credit Corporation. In January of 2002, Mr. Lowry was promoted to President of Brooke Credit Corporation. On April 25, 2001, Mr. Lowry was promoted to our Vice President and Credit Manager. Mr. Lowry oversees the day-to-day operations of Brooke Credit Corporation.

        Kyle Garst, 33, Vice President and National Investment Sales Manager, joined us in 1994 as a sales representative. Mr. Garst is a graduate from Kansas State University with a Bachelor of Science degree in Business Finance. From January 1997 to March 1999, Mr. Garst worked as a sales representative and profit center leader for Koch Industries. In March 1999, Mr. Garst returned as the State Manager for Oklahoma and in August 2000, he was named Regional Sales Manager for Texas, Oklahoma, and Louisiana. In December 2001, Mr. Garst was promoted to National Investment Sales Manager, a position previously occupied by Michael Hess. Mr. Garst's duties under his new title include: investor relations, coordination of our activities to secure an exchange listing, supervision of our investment sales group and all investment sales activities. Mr. Garst will provide consulting services to the Dallas regional office on agency related matters to ensure the transition of regional operations.

REMUNERATION OF DIRECTORS AND OFFICERS

        The following table sets forth information concerning the compensation received for the fiscal year ended December 31, 2001 for services rendered to us in all capacities by the individual who served as the Company's Chief Executive Officer at the end of the 2001 fiscal year and our other highly compensated executives. The total amount of the annual salary and bonus payable to each of our other executive officers for the last completed fiscal year was below $100,000.

Summary Compensation Table

			Annual Compensation
Name and Principal Position	Fiscal Year	Salary($)	Bonus ($)	Other ($)	Securities Underlying Options (#)
Robert D. Orr(1,6) Chief Executive Officer	2001 2000 1999	-0- -0- -0-	-0- -0- -0-	-0- 1,075 -0-	-0- -0- -0-	(2,3)
Michael Hess(1,6) President	2001 2000 1999	80,000 80,000 82,333	-0- -0- 38,664	-0- 842 -0-	-0- -0- -0-	(2)
Leland G. Orr(1,6) Chief Financial Officer, Treasurer	2001 2000 1999	80,000 80,000 82,333	-0- -0- 30,000	-0- 1,085 -0-	-0- -0- -0-	(2)
Shawn Lowry(4) Vice President	2001 2000 1999	90,000 88,750 61,000	-0- 18,609 31,399	-0- -0- 3,258	-0- -0- -0-	(2)
Michael Lowry(4,5) Vice President	2001 2000 1999	36,000 36,000 37,500	69,531 17,694 10,866	-0- -0- -0-	-0- -0- -0-	(2)

(1)
In addition to the compensation set forth above, Robert D. Orr, Leland G. Orr and Michael Hess receive use of a vehicle for personal and commuting use. Further, Robert D. Orr receives compensation in the amount of $120,000 per year from Brooke Holdings, Inc.

(2)
On March 13, 2002, we issued 2,000 stock options in our common stock to each of the above referenced individuals.

(3)
Subsequent to March 13, 2002, Robert D. Orr remitted back to us his grant of 2,000 options in our common stock.

(4)
Shawn Lowry and Michael Lowry each receive use of a vehicle for commuting purposes.

(5)
Michael Lowry received his bonus from Brooke Credit Corporation, the finance subsidiary of ours.

(6)
In the fourth quarter of 2002, Robert D. Orr, Michael Hess and Leland G. Orr's compensation changed to $180,000, $120,000 and $120,000, respectively. These salaries will be paid by us. Robert D. Orr's role in our operations will increase significantly as compared to prior years.

        Robert Orr serves as a director without cash compensation and prior to the fourth quarter of 2002, without other fixed remuneration (except for the above referenced $120,000 per year compensation from Brooke Holdings, Inc.). Leland Orr and Michael Hess each receive cash compensation and other fixed remuneration in their respective capacities as Treasurer and President of us, but receive no additional cash compensation or other fixed remuneration in their capacity as directors of us. Directors John Allen and Derrol Hubbard, however, each receive $2000 plus reasonable travel allowance for each board meeting attended in person, $200 for each board meeting attended via teleconference, and $500 for each board meeting attended via video conference.

Option Grants in the Last Fiscal Year

        While we did not grant any options in the last fiscal year, on March 13, 2002, we issued 2,000 stock options in our common stock to Robert D. Orr, Michael Hess, Leland G. Orr, Shawn Lowry, Michael Lowry, Anita Larson, Kyle Garst, John Allen, and Derrol Hubbard. Subsequent to March 13, 2002, Robert D. Orr remitted back to us his grant of 2,000 options in our common stock. The price of each option is $25 per share, unless required by law in order to be considered incentive stock options to be 110% of fair market value, or $27.50 per share. The options carry a term of five years with level vesting over the five-year period.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

        The following table sets forth information concerning the security ownership and management of certain security holders as of August 1, 2002.

Name and Address of Owner	Title of Class	Amount and Nature of Beneficial Owner		Percentage of Class(1)
Robert D. Orr Route #2, Box 53 Smith Center, Kansas 66967	Common Stock	527,396	(2,3)	69.11%
Leland G. Orr 501 Berglund Drive Phillipsburg, Kansas 67661	Common Stock	82,137	(2,4)	10.76%
Michael Hess 516 South Grant Smith Center, Kansas 66967	Common Stock	44,159	(2,5)	5.79%
Shawn Lowry(6) 1205 N. 2nd St. E. Louisburg, Kansas 66053	Common Stock	12,000		1.57%
Michael Lowry(6) 11751 W. 118th Terr. Overland Park, Kansas 66053	Common Stock	10,500		1.38%
Anita Larson 627 Louisiana Street Lawrence, Kansas 66044	Common Stock	12,200	(7)	1.60%
Kyle Garst(8) 12726 Flint Lane Overland Park, Kansas 66213	Common Stock	10,706		1.40%
John Allen 554 Scenic Drive Park Hills, KY 41001	Common Stock	0		0
Derrol Hubbard 172 Netas Palm Desert, CA 92260	Common Stock	0		0
All Executive Officers and Directors As a Group(9) (9 persons)	Common Stock	578,402		75.79%
Brooke Holdings, Inc.(2) 205 F Street Phillipsburg, Kansas 67661	Common Stock	512,946		67.22%

(1)
All percentages represented herein are based on 763,123 shares outstanding as of October 1, 2002.

(2)
As of June 30, 2002, Brooke Holdings, Inc., owned 512,946 shares of our common stock, which represents 67.22% of the 763,123 shares of common stock outstanding. Robert D. Orr, Leland G. Orr and Michael Hess beneficially own 52.06%, 15.35% and 8.18% respectively, of the shares of common stock of Brooke Holdings, Inc.

(3)
Robert D. Orr indirectly beneficially owns 512,946 shares of our common stock through his 52.06% ownership of the common stock of Brooke Holdings, Inc.

(4)
Leland G. Orr beneficially owns 78,737 shares of our common stock through his 15.35% ownership of the common stock of Brooke Holdings, Inc.

(5)
Michael Hess beneficially owns 41,959 shares of our common stock through his 8.18% ownership of the common stock of Brooke Holdings, Inc.

(6)
On May 31, 2001, Shawn Lowry transferred his 15,000 shares to First Financial Group, L.C., a limited liability company where he serves as manager and co-member with a 53.33% ownership position. On May 31, 2001, Michael Lowry transferred his 9,000 shares to First Financial Group, L.C., where he serves as co-member with a 46.67% ownership position. Shawn Lowry and Michael Lowry have equal voting power in First Financial Group, L.C.

(7)
Ms. Larson's shares includes 200 shares owned by Tom Arensberg, Ms. Larson's husband. Ms. Larson disclaims beneficial ownership of these 200 shares.

(8)
On February 1, 2001, Kyle Garst transferred 7,700 shares to American Financial Group, L.C., a limited liability company in which Mr. Garst is sole manager and sole member. On April 1, 2002, Mr. Garst transferred his remaining 1,006 shares to American Financial Group, L.C. On August 6, 2002, American Financial Group, L.C., purchased an additional 2,000 shares of our common stock.

(9)
Includes the shares of common stock beneficially owned by Robert D. Orr, Leland G. Orr, Michael Hess, Shawn Lowry, Michael Lowry, Anita Larson and Kyle Garst.

        Non-Voting Securities.    None of the officers or directors own non-voting securities of Brooke Corporation. We are unaware of any shareholder who beneficially owns more than 10% of our non-voting securities.

        Options, Warrants, and Rights.    On March 13, 2002, Robert D. Orr, Leland G. Orr, Michael Hess, Shawn Lowry, Michael Lowry, Anita Larson, Kyle Garst, John Allen, and Derrol Hubbard were each granted 2,000 stock options in our common stock. The price of each option is $25 per share, unless required by law to be 110% of fair market value or $27.50. The options carry a term of five years with level vesting over a five-year period. Subsequent to March 13, 2002, Robert D. Orr has remitted back to us his grant of 2,000 options in our common stock.

        Indemnification of Directors and Executive Officers.    We will indemnify any officer, director, and controlling person or any other person who was or is a party or is threatened to be made a party regarding allegations of any violations under the Securities Act of 1933, as amended, except that no indemnification shall be made in respect of any claim, issue or matter as to which one of these persons shall have been adjudged by the Court to be acting beyond the scope of his employment or not in our interests.

        Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        In the event that a claim for indemnification against these liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of this issue.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

        Robert D. Orr, Leland G. Orr and Michael Hess (the principals) own 100% of the voting stock of GI Agency, Inc. GI Agency, Inc. owns franchise agencies that purchase master agent services and obtain loans from us at the same general prices and general terms as provided to other unaffiliated franchise agents. In our role of matching agency buyer and sellers, from time to time, we execute purchase agreements to acquire agency assets and assign them to prospective or existing franchise agents. On occasion, we have assigned all of our rights, title and interest in agreements to purchase insurance agencies to GI Agency, Inc., without consideration from GI Agency, Inc. From January 1, 2002 through September 30, 2002, GI Agency, Inc., collected no commissions on assets subject to these assignments. As of September 30, 2002, the total outstanding balance of all loans made to GI Agency, Inc. by our finance subsidiary, Brooke Credit Corporation, was $1,951,522. Except for retained principal loan balances totaling $849,427, all GI Agency, Inc. loans made by Brooke Credit Corporation have been sold without recourse to an unaffiliated lender. Our total loss exposure for loans made to GI Agency totals $849,427. All GI Agency, Inc. borrowings are secured by hypothecation of all the shares of our common stock owned by Brooke Holdings, Inc, which currently represents 67.22% of the total shares outstanding. Because of the relationships described above, certain conflicts of interest may arise between our agents and us in attempting to resolve disputes that occur as a result of these relationships.

        Robert D. Orr, Leland G. Orr and Michael Hess have, in some cases, each guaranteed amounts due suppliers under certain agency agreements. The amounts guaranteed under these agency agreements vary depending on the value of premiums to be collected under these agency agreements. The continuance of these guarantees is important to our prospects.

        Mr. Hess had one loan with Brooke Credit Corporation in the amount of $10,000 bearing interest at 9.50%. This loan was executed on January 2, 2002, and was scheduled to mature on January 2, 2003. The entire outstanding amount on this loan was paid in full on September 30, 2002.

        We have extended a $495,000 line of credit loan to Brooke Holdings, Inc., which owns 67.22% of our common stock. This line of credit is unsecured and was renewed on December 31, 2001 bearing interest at a rate of 9.5% per annum and maturing on December 31, 2002. The outstanding balance on the line of credit as of June 30, 2002 was $495,000. An additional loan bearing interest at 9.5% per annum and maturing on December 31, 2002, in the amount of $11,909 was made to Brooke Holdings, Inc. during the quarter ending June 30, 2002. An additional loan in the amount of $101,280, bearing interest at 9.5% per annum and maturing on December 31, 2002 was made to Brooke Holdings, Inc. during the third quarter on July 27, 2002. No additional advances have been subsequently made.

        Robert Orr, Leland Orr, Michael Hess, and Shawn Lowry have each guaranteed the promissory note of Austin Agency, Inc., of Brownsville, Texas, to Brooke Credit Corporation. The four guarantors have each acquired 5% of the outstanding stock of Austin Agency, Inc. as consideration for their guarantees. The loan to Austin Agency, Inc. was executed on May 15, 2000 for $1,200,000 and is scheduled to mature on August 1, 2010. As of September 30, 2002 the principal balance of the loan was $1,060,546. This loan has been sold to an unaffiliated lender without recourse so we do not have a loss exposure on this loan.

        Shawn Lowry is the sole manager of First Financial Group, L.C., a Kansas limited liability company. Michael Lowry and Shawn Lowry are the co-members of First Financial Group, L.C. The business purpose of First Financial Group, L.C. includes investing in agencies and guaranteeing loans made by Brooke Credit Corporation to franchise agents who have bought agencies from us. On June 1, 2001, First Financial Group, L.C., guaranteed 65% of the Brooke Credit Corporation loan to Palmer, L.L.C. of Baxter Springs, Kansas. In consideration for this guaranty, First Financial Group, L.C. received a 15% profit interest in Palmer, L.L.C. The loan was executed on June 1, 2001 and is scheduled to mature on September 1, 2011. As of September 30, 2002, the principal balance of the loan was $714,077. We maintain retained principal loan balances totaling $3,744. Of the amount sold, $581,511 was sold with recourse and $128,822 was sold without recourse. Our exposure to loss is limited to the retained loan balances and our recourse obligation. First Financial Group L.C.'s obligation with regard to Palmer, L.L.C. loans is indirect and we believe our exposure to loss from First Financial Group, L.C.'s failure to honor its guarantee is limited.

        On September 28, 2001, First Financial Group, L.C. guaranteed 25% of the outstanding principal balance of two Brooke Credit Corporation loans to R&F, L.L.C. of Kansas City, Missouri. The amounts of the two Brooke Credit Corporation loans to R&F, L.L.C. were $102,918 and $545,291.03, respectively. In consideration for these guarantees, First Financial Group, L.C. received a 5% profit interest in R&F, L.L.C. Both loans were executed on September 28, 2001, and both were scheduled to mature on December 31, 2013. On September 28, 2002, R&F, L.L.C. exercised its option to purchase First Financial Group, L.C.'s interest for $10,000. Effective September 28, 2002, First Financial Group, L.C. was released from both guarantees.

        On August 30, 2002, First Financial Group, L.C. guaranteed 50% of the outstanding principal balance of the Brooke Credit Corporation loan to Stein and Associates, L.L.C. of Kearney, Missouri. In consideration for the guarantee, First Financial Group, L.C. received a 10% profit interest in Stein and Associates, L.L.C. The loan was executed on August 30, 2002 and is scheduled to mature on August 15, 2014. As of September 30, 2002, the principal balance was $554,796. The Stein and Associates, L.L.C. loan made by Brooke Credit Corporation has been sold to unaffiliated lenders, including $138,699 without recourse and $416,097 with recourse. Our exposure to loss is limited to our recourse obligation. First Financial Group, L.C.'s obligation with regard to Stein and Associates, L.L.C. is indirect and we believe our exposure to loss from First Financial Group, L.C.'s failure to honor its guarantee is limited.

        Kyle Garst is the sole manager and sole member of American Financial Group, L.C., a Kansas limited liability company. The business purpose of American Financial Group, L.C., includes investing in agencies and guaranteeing loans made by Brooke Credit Corporation to franchise agents who have bought agencies from us. On October 15, 2001 American Financial Group, L.C. and First Financial Group, L.C. each guaranteed 50% of the outstanding principal balance of The Wallace Agency, L.L.C. of Wanette, Oklahoma. In consideration of this guarantee, First Financial Group, L.C. received a 7.5% profit interest in The Wallace Agency and American Financial Group, L.C. received a 7.5% profit interest in The Wallace Agency. This loan was executed on October 15, 2001 and matures on January 1, 2014. As of September 30, 2002 the loan principal balance was $428,901. This loan was sold to unaffiliated lenders, including $134,314 without recourse and $294,586 with recourse. Our exposure to loss is limited to our recourse obligation. American Financial Group, L.C. and First Financial Group, L.C.'s obligation with regard to The Wallace Agency, L.L.C. is indirect and we believe our exposure to loss from American Financial Group, L.C. and First Financial Group, L.C.'s failure to honor their guarantees is limited.

        Brooke Credit Corporation made an unsecured loan in the amount of $34,316.54 to American Financial Group, L.C. The loan carried interest at a fixed rate of 9%. The loan was scheduled to mature on January 16, 2008. The entire outstanding principal amount on this loan was paid in full on August 1, 2002.

        Anita Larson is married to John Arensberg, a partner in Arensberg Insurance of Lawrence, Kansas and Overland Park, Kansas. Arensberg Insurance and us have entered into a franchise agreement pursuant to which Arensberg Insurance participates in our master agent program. In addition, our finance subsidiary, Brooke Credit Corporation, has made one loan to Arensberg Insurance. As of September 30, 2002, the total outstanding balance of this loan was $733,943. This loan bears interest at a rate adjusted annually and equal to 3.0% per annum over the New York prime rate. This loan is scheduled to mature on October 1, 2009. The Arensberg Insurance loan made by Brooke Credit

Corporation has been sold to unaffiliated lenders, including $241,738 without recourse and $492,205 with recourse. Our exposure to loss is limited to the retained loan balance and our recourse obligation. We entered into a franchise agreement and made loan advances to Arensberg Insurance partnership prior to Ms. Larson's employment with us. Ms Larson is not a partner of Arensberg Insurance. We believe the partners of Arensberg Insurance are established and credible businessmen and therefore believe that exposure to loss from our retained loan balance and recourse obligation is limited.

        We made a loan to Ms. Larson in the amount of $30,000 for the purpose of acquiring our common stock. The loan carried interest at a rate adjusted annually and equal to 2.5% per annum over New York prime rate. The loan was scheduled to mature on August 1, 2005. The entire principal amount on this loan was paid in full on September 30, 2002.

        Anita Lowry is a sister to Robert D. Orr and Leland G. Orr and the mother of Shawn Lowry and Michael Lowry and is married to Don Lowry who is a franchisee. Don and Anita Lowry are shareholders of American Heritage Agency, Inc., which owns an agency in Hays, Kansas and previously owned agencies in Great Bend, Kansas and Omaha, Nebraska. We entered into a franchise agreement with American Heritage Agency, Inc. on February 28, 1999 pursuant to which American Heritage Agency, Inc. participates in our master agent program. As of September 30, 2002, American Heritage Agency had five loans outstanding to Brooke Credit Corporation with total outstanding balances of $501,106. The outstanding loans to American Heritage Agency currently have maturity dates of October 15, 2002, January 16, 2005, September 1, 2010, February 1, 2014 and April 1, 2014. All of the loans bear interest at a rate adjusted annually to 3.5% over the New York prime rate, with the exception of two loans which total $1,997 and $3,178, which carry fixed interest rates of 9% and 10% respectively. Except for retained principal loan balances totaling $71,082, all American Heritage Agency loans made by Brooke Credit Corporation have been sold to unaffiliated lenders without recourse. Our exposure to loss is limited to the retained loan balance and our recourse obligation. Don Lowry is an experienced businessman with proven insurance sales skills, so we believe our exposure to loss from our retained loan balance and the recourse obligation is limited.

        Brooke Credit Corporation made an unsecured loan in the amount of $2,500 to Anita Lowry. The loan carried interest at a fixed rate of 9%. The loan was scheduled to mature on January 16, 2005. The entire oustanding principal amount on this loan was paid in full on September 30, 2002.

        Shawn Harding is the son-in-law of Michael Hess. Brooke Credit Corporation made an unsecured loan to Mr. Harding. The loan bears interest at a fixed rate of 9.50%. The loan is scheduled to mature on July 1, 2003. The outstanding balance of this loan as of September 30, 2002 was $8,511. The entire loan balance has been sold without recourse to an unaffiliated lender so we do not have any loss exposure.

        Principals and their immediate family have purchased Brooke Credit Corporation Bonds totaling $140,000. Members of this group have also purchased loan participations totaling $114,494.

        Although we have provided a guaranty for the repayment of the principal and interest payment of all outstanding bonds issued by Brooke Credit Corporation and have guaranteed the performance of certain of Brooke Credit Corporation's duties in connection with the floating rate asset backed notes issued by Brooke Acceptance Company LLC, these guaranties are unsecured and are an indirect obligation of ours. See above, "DESCRIPTION OF BUSINESS-OVERVIEW."

        For the nine month period ending September 30, 2002, the fair value of Robert D. Orr's services was estimated at $30,000 even though he did not receive direct compensation from us. This value was established after analysis of the time Robert D. Orr spent on activities relating to us and not necessarily the amount of contributions made by Robert D. Orr, the importance of Robert D. Orr's contributions, or our dependence on Robert D. Orr. On October 1, 2002, Robert D. Orr began receiving direct compensation from us at a rate of $15,000 per month as a result of the increased commitment required of Robert D. Orr to implement our plans.

        We maintain two independent directors on our board of directors, Derrol Hubbard and John Allen. All loans or loan guarantees made for the purchase of our securities by officers, directors, and employees and all other transactions between us and any of our officers, directors, affiliates or 5% or greater owners have been approved or ratified by both of the independent directors. All future material affiliated transactions, loans, and any forgiveness of loans, if any, must be approved or ratified by a majority of our independent directors who do not have an interest in the transactions and who will have access, at our expense, to our legal counsel. Many of the above-described loans were approved or ratified by our independent directors after the loans had been made.

        Furthermore, we sell insurance to our board of directors and our employees. The aggregate of these transactions is not significant to our financial statements. Our employee handbook contains conflicts of interest guidelines which are applicable to our management and employees. The purpose of the guidelines is to prevent an employee in a position to influence from making a decision regarding use of this influence for personal gain. Pursuant to the guidelines, an employee in this position is required to notify one of our officers in case of the existence of this situation.

DESCRIPTION OF DEBENTURES

General

        The debentures will be our direct unsecured and subordinated obligation. The debentures will be issued under an indenture, subject to any amendments or supplements as may be adopted from time to time, between us and Wells Fargo Bank Minnesota, National Association, as trustee. The indenture provides that we may, from time to time, without your consent, provide for the issuance of additional series of debentures under the indenture in addition to the $5,000,000 aggregate initial principal amount of the Series A and Series B debentures, however any additional series of debentures, together with $5,000,000 aggregate initial principal amount of the Series A and Series B debentures shall not exceed an aggregate principal amount of $10,000,000. The statements made hereunder relating to the indenture and the debentures to be issued thereunder are summaries of certain provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indenture and the debentures. A copy of the indenture is filed as an exhibit to the registration statement that includes this prospectus and is also available for inspection at the office of the trustee at Sixth Street and Marquette, Minneapolis, MN 55479.

Terms

        The indenture provides that the debentures may be issued in one or more series in an aggregate principal amount of $10,000,000. The debentures will be issuable in denominations of $1,000 and integral multiples thereof.

Global Securities and Book-Entry System

        The debentures will be issued in the form of a global security, which is a single fully registered debenture in book-entry form, which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC or its nominee. Unless and until it is exchanged in whole or in part for the individual debentures represented thereby, a global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor depository or any nominee of the successor.

        So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debentures represented by a global security for all purposes under the indenture and the beneficial owners of the debentures will be entitled only to those rights and benefits afforded to them in compliance with DTC's regular operating procedures. Except as provided below, owners of beneficial interest in a global security will not be entitled to have any of the individual debentures registered in their names, will not receive or be entitled to receive physical delivery of any of these debentures in definitive form and will not be considered the owners or holders of these debentures under the Indenture. The laws of some states require that some purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        If any of the following occur, we will issue individual debentures in certificated form in exchange for a global security:

  •
  DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act, and we do not appoint a successor depository within 90 days;

  •
  an event of default under the indenture with respect to the debentures has occurred and is continuing and the beneficial owners representing a majority in principal amount of the debentures represented by a global security advise DTC to cease acting as depository; or

  •
  we, in our sole discretion, determine at any time that the debentures shall no longer be represented by a global security.

        In any of these instances, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debentures in certificated form of like tenor, equal in principal amount to the beneficial interest and to have the debentures in certificated form registered in its name. Debentures so issued in certificated form will be issued in denominations of $1,000 or any integral multiple of $1,000, and will be issued in registered form only, without coupons.

        DTC has advised us of the following information regarding DTC:

          DTC is:

    •
    a limited-purpose trust company organized under the New York Banking Law;

    •
    a "banking organization" within the meaning of the New York Banking Law;

    •
    a member of the Federal Reserve System;

    •
    a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

    •
    a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, like transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants' accounts, thereby eliminating the need for physical movement of securities certificates.

        Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others like securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of debentures under the DTC system must be made by or through direct participants, which will receive a credit for the debentures on DTC's records. The ownership interest of each actual purchaser of each debenture, or a beneficial owner, is in turn recorded on the direct and indirect participants' records. A beneficial owner does not receive written confirmation from DTC of its purchase, but the beneficial owner is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction.

        Transfers of ownership interests in the debentures are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners do not receive certificates representing their ownership interests in debentures, unless use of the book-entry system for the debentures is discontinued.

        To facilitate subsequent transfers, the debentures are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the debentures with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debentures. DTC records reflect only the identity of the direct participants to whose accounts debentures are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

        Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices shall be sent to Cede & Co. If less than all of the debentures represented by a global security are to be redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

        Neither DTC nor Cede & Co. will consent or vote with respect to the debentures. Under its usual procedures, DTC mails a proxy (an "omnibus proxy") to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the debentures are credited on the record date, which are identified on a list attached to the omnibus proxy.

        We will provide the funds for the payment of principal and interest payments on the debentures to the trustee and the trustee will pay principal and interest on the debentures to DTC. DTC's practice is to credit direct participant's accounts on the payable date in proportion to their respective holdings as shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of us or the trustee. Disbursement of payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of direct and indirect participants.

        DTC may discontinue providing its services as securities depository with respect to the debentures at any time by giving reasonable notice to us or the trustee. Under these circumstances, if a successor securities depository is not appointed, debenture certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry transfers through DTC, or a successor securities depository. In that event, debenture certificates will be printed and delivered.

        None of us, the trustee, any paying agent, the security registrar or the placement agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for any debentures or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between the participants and the owners of beneficial interests in a global security owned through those participants.

Redemption

        The debentures will not be subject to any sinking fund. The Series A debentures are not subject to any redemption prior to maturity. We can, however, redeem the Series B debentures, at our option, in whole or in part, at any time on or after the date of the third year anniversary of the issuance of the debentures. The redemption price of the Series B debentures will be equal to 100% of the principal amount of the debentures being redeemed plus accrued interest to the date set for redemption. If we make a partial redemption, selection of the debentures for redemption will be made by the trustee by lot or by other methods as the trustee in its sole discretion shall deem to be fair and appropriate. We shall provide you notice of redemption not less than 30 days nor more than 60 days prior to the redemption date. Notice shall include, amongst other items, (a) the redemption date, (b) the redemption price, (c) if less than all of the debentures of a particular series are to be redeemed, the identification of the particular debenture or debentures to be redeemed, and (d) if a debenture is to be redeemed in part, notice that the holder thereof shall receive a new debenture for the principal amount thereof remaining unredeemed.

Merger, Consolidation or Sale of Assets

        The indenture provides that we may, with or without the consent of the holders of any outstanding debentures, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity; provided that (a) either we shall be the continuing entity, or the successor entity (if other than us) formed by or resulting from any consolidation or merger or which shall have received the transfer of these assets shall be an entity organized and existing under the laws of the United States or a state thereof and any successor entity shall expressly assume our obligation to pay the principal of (and premium, if any) and interest on all the debentures and shall also assume the due and punctual performance and observance of all the covenants and conditions contained in the indenture; (b) immediately after giving effect to this transaction and treating any indebtedness that becomes an obligation of any successor entity, we or any subsidiary of ours as a result thereof as having been incurred by any successor entity, we or any of our subsidiaries at the time of the transaction, no event of default under the indenture, and no event that, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and (c) an officers' certificate and legal opinion covering these conditions shall be delivered to each trustee.

Certain Covenants

        Payment of Principal, Premium, if any, and Interest.    The indenture requires us to covenant and agree for the benefit of the holders of the debentures that we will duly and punctually pay the principal of and interest on the debentures in accordance with the terms of the particular series of debentures and the indenture. The indenture further requires us to covenant and agree to pay to the trustee for deposit to DTC (i) prior 11:00 a.m. EST on            1 and             1 of each year, commencing on            1, 2002, an amount equal to 50% of the interest due on the debentures on the following interest payment date, and (ii) the remaining amount of interest due on the debentures on the following interest payment date.

        Existence.    Except as permitted under "—Merger, Consolidation or Sale of Assets," the indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, material rights (by certificate of incorporation, bylaws and statute) and material franchises; provided, however, that we shall not be required to preserve any right or franchise if our board of directors determine that the preservation thereof is no longer desirable in the conduct of its business.

        Maintenance of Properties.    The indenture requires us to cause all of our material properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on or in connection therewith may be properly and advantageously conducted at all times; provided, however, that we and our subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

        Insurance.    The indenture requires us to, and to cause each of our subsidiaries to, keep in force upon all of its properties and operations policies of insurance carried with responsible companies in amounts and covering all risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

        Payment of Taxes and Other Claims.    The indenture requires us to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed on it or any subsidiary or on the income, profits or property of ours or any of our subsidiaries; and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of ours or any of our subsidiaries; provided, however, that we shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

        Provision of Financial Information.    Whether or not we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, we will, within 15 days after each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the Commission if we were so subject, (a) transmit by mail to all holders of debentures, as their names and addresses appear in the applicable register for the debentures, without cost to the holders summaries of the annual reports, quarterly reports and other documents which we would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, if we were subject to these sections, and (b) file with the trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, if we were subject to these sections and (c) promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of these documents to any prospective holder of debentures.

Events of Default, Notice and Waiver

        The following events are "events of default" with respect to the debentures issued under the indenture: (a) default for    days in the payment of any installment of interest on the debentures of any series; (b) default in the payment of the principal of (or premium, if any, on) the debentures of any series at its maturity and the continuance for    days; (c) default in the performance or breach of any other covenant or warranty of ours contained in the indenture (other than a covenant or warranty a default in the performance of which or the breach of which is elsewhere in this paragraph specifically dealt with), continued for 60 days after written notice as provided in the indenture; and (d) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any significant subsidiary of ours. The term "significant subsidiary" has the meaning ascribed to this term in Regulation S-K promulgated under the Securities Act.

        If an event of default under the indenture with respect to the debentures at the time outstanding occurs and is continuing, then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding debentures of that series may declare the principal amount (or, if the debentures of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in the terms thereof) of all the debentures of that series to be due and payable immediately by written notice thereof to us (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the debentures of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority of the principal amount of the outstanding debentures of any series may rescind and annul the declaration and its consequences if: (a) we shall have deposited with the trustee all required payments of the principal of (and premium, if any) and overdue interest on the debentures of the applicable series, plus certain fees, expenses, disbursements and advances of the trustee; and (b) all events of default, other than the nonpayment of accelerated principal (or specified portion thereof), with respect to debentures of the applicable series have been cured or waived as provided in the indenture. The indenture will also provide that the holders of not less than a majority in principal amount of the outstanding debentures of any series may waive any past default with respect to the applicable series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest on any debenture of the applicable series or (ii) in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debenture affected thereby.

        The indenture requires the trustee to give notice to the holders of debentures within 90 days of a default under the indenture unless the default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debentures of any default with respect to the applicable series (except a default in the payment of the principal of (or premium, if any) or interest on any debenture of the applicable series) if specified responsible officers of the trustee consider this withholding to be in the holders' interest.

        The indenture provides that no holders of debentures of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debentures of the applicable series, as well as an offer of indemnity reasonably satisfactory to it and no contrary directions from the holders of more than 50% of the outstanding debentures of the applicable series. This provision will not prevent, however, any holder of debentures from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on the debentures at the respective due dates thereof.

        The indenture provides that the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debentures then outstanding under the indenture, unless the holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debentures of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. The trustee may, however, refuse to follow any direction that is in conflict with any law or the indenture or that may involve the trustee in personal liability or that may be unduly prejudicial to the holders of debentures of the applicable series not joining therein.

Modification of the Indenture

        Except for those matters described in Section 9.01 of the indenture, modifications and amendments of the indenture with respect to any series will be permitted only with the consent of the holders of not less than a majority in principal amount of all outstanding debentures of the applicable series; provided, however, that no modification or amendment may, without the consent of the holder of each debenture of the applicable series, (a) change the stated maturity of the principal of (or premium, if any, on), or any installment of principal of or interest on any debenture; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any debenture, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debenture; (c) change the place of payment, or the coin or currency, for payment of principal of (or premium, if any), or interest on any debenture; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any debenture on or after the stated maturity or redemption date thereof; (e) reduce the above-stated percentage of outstanding debentures of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect this action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debenture.

        The holders of a majority in aggregate principal amount of outstanding debentures of each series may, on behalf of all holders of debentures of that series waive, insofar as that series is concerned, compliance by us with certain restrictive covenants in the indenture.

        Modifications and amendments of the indenture will be permitted to be made by us and the trustee without the consent of any holder of debentures for any of the following purposes: (a) to evidence the succession of another person to us as obligor under the indenture; (b) to add to the covenants of us for the benefit of the holders of all or any series of debentures or to surrender any right or power conferred upon us in the indenture; (c) to add additional events of default for the benefit of the holders of all or any series of debentures; (d) to add or change certain provisions of the indenture to facilitate the issuance of, or to liberalize certain terms of, debentures in bearer form, onto permit or facilitate the issuance of debentures in uncertificated form, provided that this action shall not adversely affect the interests of the holders of the debentures of any series in any material respect; (e) to change or eliminate any provisions of the indenture, provided that any change or elimination shall become effective only when there are no debentures outstanding of any series created prior thereto that are entitled to the benefit of this provision; (f) to secure the debentures; (g) to establish the form or terms of debentures of any series, including the provisions and procedures, if applicable, for the conversion of the debentures into common Stock or preferred Stock; (h) to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee; (i) to cure any ambiguity, defect or inconsistency in the indenture, provided, however, that this action shall not adversely affect the interests of holders of debentures of any series in any material respect; or (j) to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the debentures, provided, however, that this action shall not adversely affect the interests of the holders of the debentures of any series in any material respect.

        The indenture provides that in determining whether the holders of the requisite principal amount of outstanding debentures of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder, (a) the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of determination upon declaration of acceleration of the maturity thereof; (b) the principal amount of any debenture denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for the debenture, of the principal amount (or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of the debenture of the amount determined as provided in (a) above); (c) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security in the indenture; and (d) debentures owned by us or any other obligor upon the debentures or any affiliate of ours or of any other obligor shall be disregarded.

Discharge, Defeasance and Covenant Defeasance

        We will be permitted, at our option, to discharge certain obligations to holders of any series of debentures by irrevocably depositing with the trustee, in trust, funds in currency or currencies, currency unit or units or composite currency or currencies in which the debentures are payable in an amount sufficient to pay the entire indebtedness on the debentures in respect of principal (and premium, if any) and interest.

        The Company may elect either to (a) defease and be discharged from any and all obligations with respect to any series of debentures (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the debentures and the obligations to register the transfer or exchange of the debentures, to replace temporary or mutilated, destroyed, lost or stolen debentures, to maintain an office or agency in respect of the debentures and to hold money for payment in trust) ("defeasance"); or (b) be released from certain obligations with respect to the debentures under the indenture (generally being the restrictions described under "Certain Covenants," herein), its obligations with respect to any other covenant, and any omission to comply with these obligations shall not constitute a default or an event of default with respect to the debentures ("covenant defeasance"), in either case upon the irrevocable deposit by us with the trustee, in trust, of an amount, in currency or currencies, currency unit or units or composite currency or currencies in which the debentures are payable at stated maturity, or government obligations (as defined below), or both, applicable to the debentures that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on the debentures on the scheduled due dates therefor.

        Such a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debentures will not recognize income, gain or loss for U.S. federal income tax purposes as a result of a defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if a defeasance or covenant defeasance had not occurred, and an opinion of counsel, in the case of defeasance, must refer to and be based on a ruling of the Internal Revenue Service (the "IRS") or a change in applicable U.S. federal income tax law occurring after the date of the Indenture. In the event of a defeasance, the holders of the debentures would thereafter be able to look only to an applicable trust fund for payment of principal (and premium, if any) and interest.

        The term "government obligations" means securities that are (a) direct obligations of the United States of America or the government which issued the foreign currency in which the debentures of a particular series are payable, for the payment of which its full faith and credit is pledged; or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government which issued the foreign currency in which the debentures of the applicable series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or the other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any government obligation or a specific payment of interest on or principal of any government obligation held by a custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) a custodian is not authorized to make any deduction from the amount payable to the holder of a depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by a depository receipt.

MATERIAL TAX CONSIDERATIONS

        The following is a general discussion of the material U.S. federal income tax considerations relating to the initial purchase, ownership and disposition of the debentures by U.S. and non-U.S. holders. This discussion is a summary only and is not a complete analysis of all the potential tax considerations relating to the purchase, ownership and disposition of the debentures. We have based this summary on the U.S. federal income tax laws in effect as of the date of this prospectus. However, these laws may change with possible retroactive effect. In addition, we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to any tax consequences of purchasing, owning or disposing of debentures. Thus, there can be no assurance that the IRS could not successfully challenge one or more of the tax consequences or matters described in this prospectus.

        This discussion is limited to purchasers of debentures who acquire the debentures from us in the initial offering and hold the debentures as capital assets for federal income tax purposes. This discussion does not address all possible tax consequences that may be applicable to you in light of your specific circumstances. For instance, this discussion does not address the alternative minimum tax provisions of the Internal Revenue Code of 1986, or the "Code," or special rules applicable to some categories of investors, like some financial institutions, insurance companies, dealers in securities, real estate investment trusts, regulated investment companies, or persons who hold debentures as part of a hedge, conversion or constructive sale transaction, straddle or other risk reduction transaction, that may be subject to special rules. This discussion also does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or U.S. estate and gift tax law as applicable to U.S. holders.

        If you are considering the purchase of a debenture, you should consult your own tax advisors as to the particular tax consequences to you of acquiring, holding or otherwise disposing of the debentures, including the effect and applicability of state, local or foreign tax laws.

        As used in this discussion, the term U.S. holder means a holder of a debenture that is:

  •
  for United States federal income tax purposes, a citizen or resident of the United States;

  •
  a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

  •
  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust, the administration of which is subject to the primary supervision of a court within the United States and which has one or more United States persons with authority to control all substantial decisions, or if the trust was in existence on August 20, 1996, and has elected to continue to be treated as a United States trust.

        For the purposes of this discussion, a non-U.S. holder means any holder other than a U.S. holder.

Characterization of the Debentures

        The federal income tax consequences of owning debentures are dependent upon the characterization of the debentures as our debt for federal income tax purposes, rather than as equity interests in us or a partnership among the holders of the debentures and us. We believe that the debentures have been structured in a manner that will allow the debentures to be characterized as our debt for federal income tax purposes. However, this is only our belief, and no ruling from the IRS or an opinion of counsel has been sought in this regard. Thus, there can be no assurance that the IRS could not successfully challenge this characterization.

        In the event the debentures are treated as equity interests in us, the debentures would be deemed to be ownership interests in a taxable corporation for federal tax purposes. Similarly, if the debentures were deemed to be equity interests in a partnership among the holders of debentures and us, the holders likely would be deemed to own interests in a publicly traded partnership taxable as a corporation since the safe harbors to the application of the publicly traded partnership rules likely would not be available.

        In either event, adverse tax consequences would result to holders. For example, payments of interest and principal on the debentures would be treated as corporate distributions and dividends to the extent we have current or accumulated earnings and profits. The entire amount of any dividends would be taxable to holders of the debentures as ordinary income. Distributions and dividends are not deductible by corporations and publicly traded partnerships taxable as corporations. Thus, payments on the debentures would not be deductible by us if the debentures were deemed to be equity interests. In most cases, if the debentures were deemed to be equity interests, we would have less available cash to make payment on the debentures.

        In addition to the above, treatment of the debentures as equity interests could have other adverse effects on some holders. For example, income to non-U.S. holders could (1) be subject to federal income tax withholding, (2) constitute business taxable income to some tax-exempt entities, including pension funds and some retirement accounts, and (3) cause the timing and amount of income that accrues to holders of debentures to be different from that described below.

        Because of these potential adverse effects, you are urged to consult your own tax advisors as to the tax consequences that may apply to your particular situation in the event the debentures are re-characterized as equity interests and as to the likelihood the debentures could be so re-characterized. The remainder of this discussion assumes that the debentures are characterized as our debt.

Taxation of U.S. Holders

        Stated Interest.    Under general federal income tax principles, you must include stated interest in income in accordance with your method of tax accounting. Accordingly, if you are using the accrual method of tax accounting, you must include stated interest in income as it accrues. If you are using the cash method of tax accounting, you must include stated interest in income as it is actually or constructively received.

        Payments of interest to taxable holders of debentures will constitute portfolio and not passive activity income for the purposes of the passive loss limitations of the Code. Accordingly, income arising from payment on the debentures will not be subject to reduction by losses from passive activities of a holder.

        Income attributable to interest payments on the debentures may be offset by investment expense deductions, subject to the limitation that individual investors may only deduct miscellaneous itemized deductions, including investment expenses, to the extent these deductions exceed 2% of the investor's adjusted gross income.

        Original Issue Discount.    At the present time, we do not expect that the debentures will be issued with original issue discount since the issue price of the debentures will equal the stated redemption price at maturity. However, if a debenture is deemed to be issued with original issue discount, the accrual of interest income by its holder will be subject to the rules discussed below.

        Original issue discount is defined generally as the excess of a debt instrument's stated redemption price at maturity over its issue price, subject to a statutorily-defined de minimis exception, which is generally one-quarter of 1% of the debt instrument's stated redemption price at maturity multiplied by the number of complete years to maturity from its issue date. The "stated redemption price at maturity" of a debt instrument is generally the sum of the debt instrument's stated principal amount plus all other payments required, other than payments of "qualified stated interest." Generally, "qualified stated interest" consists of interest that is unconditionally payable in cash or in property at least annually at a single fixed rate. The "issue price" of a debt instrument that is part of an issue of which a substantial part is sold for money is generally the purchase price of the debt instrument.

        We believe that interest on the debentures will be characterized as "qualified stated interest" for the purposes of calculating original issue discount. However, there can be no assurance that it will be so treated. In the event interest on the debentures is not treated as "qualified stated interest," the debentures could be deemed to be issued with original issued discount, or more original issue discount than anticipated, in which case the timing and amounts of income you realize could be affected.

        If the debentures are deemed to be issued with more original issue discount than the statutorily-defined de minimis amount discussed above, then you, regardless of your method of accounting, would be required to include in gross income, on a constant yield to maturity basis, the sum of the daily portions of original issue discount for the period during the taxable year you held the debentures even though you may not receive a cash payment representing the original issue discount in that year. Any amount of original issue discount included in income would increase your tax basis in the debenture.

        Bond Premium and Market Discount.    In the event the debentures have an issue price or are acquired for a price in excess of the face amount of the debentures, the debentures would be deemed to be issued with or acquired with bond premium. Debentures acquired by a holder after the date of original issue for a price that is less than the face amount of the debenture will have market discount.

        If the debentures have bond premium, you may be able to elect to deduct the bond premium using a constant yield method over the remaining term of the debentures as amortizable bond premium under Section 171 of the Code, provided that the debentures are held as a capital asset. Except as provided in Treasury Department regulations, amortizable bond premium will be treated as an offset to interest income on the debentures rather than as a separate deduction item. An election under Section 171 of the Code generally is binding once made and applies to all obligations owned or subsequently acquired by the taxpayer.

        If the debentures have market discount, gain realized on their disposition will be treated as ordinary income to the extent this gain does not exceed the accrued market discount on the debentures. For the purposes of this rule, gifts, exchanges and involuntary conversions will be treated as dispositions. Therefore, if you acquire the debentures with market discount and give them to a third party or exchange them for other property, you will recognize ordinary interest income in an amount equal to the lesser of the accrued market discount on the date of the disposition or the difference between your tax basis in the debentures and their fair market value.

        You, however, may elect to have the market discount included in your income as it accrues under Section 1278(b) of the Code. This election, once made, applies to all market discount obligations acquired by you on or after the first day of the first taxable year to which the election applies and cannot be revoked without the consent of the IRS. If you make this election, you will be able to deduct interest payments or accruals incurred or maintained to purchase or carry the debentures. If you do not make this election, you may be required to defer all or a portion of these interest payments or accruals until you dispose of the debentures in a taxable transaction.

        Regardless of the method of inclusion you choose, market discount will accrue on a ratable daily basis unless you elect to have it accrue on a constant yield to maturity basis. The election is made separately for each market discount obligation you hold and must be made on the tax return required for the earlier of the year that you dispose of the obligation or the year that an election is made under Section 1278(b) of the Code.

        The debentures provide that they may be redeemed, in whole or in part, before maturity. If some or all of the debentures are redeemed, each holder of a debenture acquired at a market discount would be required to treat the principal payment as ordinary interest income to the extent of any accrued market discount on the debentures as of the date of redemption.

        Disposition of Debentures.    In general, you will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a debenture measured by the difference between (1) the amount realized on the sale, exchange or redemption and (2) your tax basis in the debenture.

        The amount realized on the sale, exchange or redemption of the debenture will equal the amount of cash and the fair market value of the property received.

        Your tax basis in the debenture will generally equal the cost of the debenture less any principal payments received. However, if the debenture is classified as an original issue discount debenture, your adjusted basis will generally equal the cost of the debenture increased by an original issue discount included in your income through the date of disposition and decreased by any payments received on the debenture, other than qualified stated interest. Moreover, if you acquired the debenture at a discount and elected to include accrued interest in income currently, your tax basis will be increased by any market discount included in your income and if you acquired the debenture at a premium, your tax basis will be reduced by the amount of amortizable bond premium allowed as an offset against interest or as a deduction.

        Gain realized on the sale, exchange or redemption of a debenture held as a capital asset will be taxed at the preferential long-term capital gains tax rates so long the debenture has been held for more than one year. Currently, the applicable maximum long-term capital gains tax rate for individuals is 20%. No capital gains preference is available for corporate holders; income derived by corporate holders on the sale, exchange or redemption of the debentures will be taxed at their regular tax rate. Notwithstanding the above, accrued market discount or any other amounts related to accrued interest not previously included in income will be taxed at ordinary income tax rates. Currently, the maximum ordinary income tax rate for individuals is 38.6%. The maximum ordinary income tax rate for corporations is 35%.

        The terms of the debentures may be modified upon the consent of a specified percentage of holders and, in some instances, without consent of the holders. In addition, the debentures may be assumed upon the occurrence of specific transactions involving us. If an exchange is deemed to occur by reason of a modification or assumption, you could realize gain or loss.

Considerations for Tax-Exempt Holders of Debentures

        Holders of debentures that are tax-exempt entities, including charitable corporations, pension, profit sharing or stock bonus plans, keogh plans, individual retirement accounts and some other employee benefit plans are subject to federal income tax on unrelated business taxable income. For example, net income derived from the conduct of a trade or business regularly carried on by a tax-exempt entity or by a partnership in which it is partner is treated as unrelated business taxable income.

        A $1,000 special deduction is allowed in determining the amount of unrelated business taxable income subject to tax. Tax-exempt entities taxed on their unrelated business taxable income are also subject to the alternative minimum tax for items of tax preference which enter into the computation of unrelated business taxable income.

        In general, interest income does not constitute unrelated business taxable income. However, if tax-exempt holders of debentures finance the acquisition or holding of debentures with debt, interest on the debentures will be taxable as unrelated business taxable income. The debentures will be treated as debt-financed property if the debt was incurred to acquire the debentures or debt was incurred after the acquisition of the debentures so long as the debt would not have been incurred but for the acquisition and, at the time of the acquisition, the incurrence of the debt was foreseeable.

        Tax-exempt persons who are members of a partnership will be deemed engaged in the trade or business of the partnership. Thus, income from the partnership will be treated as unrelated business taxable income. In addition, income from publicly traded partnerships is no longer excluded from the definition of unrelated business taxable income. Thus, if the debentures are deemed to be equity interests in a partnership; interest payments on the debentures could be treated as unrelated business taxable income. Investors who are tax-exempt entities are urged to consult their tax advisors with respect to the application of the foregoing provisions to their particular situations.

Non-U.S. Holders

        The following discussion is a summary of the principal U.S. federal income consequences resulting from the ownership of the debentures by non-U.S. holders. However, application of the U.S. federal income tax rules associated with non-U.S. holders is complex and factually sensitive. Thus, if you could be considered to be a non-U.S. holder, you are urged to consult your own tax advisors with respect to the application of the federal income tax rules for your particular situation.

        Payments of Interest to Non-U.S. Holders.    Subject to the discussion below under "Backup Withholding and Information Reporting," payments of interest, including any accruals of original issue discount, received by a non-U.S. holder generally will not be subject to United States federal withholding tax, provided that (1) the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of voting stock of us, (2) the non-U.S. holder is not a controlled foreign corporation that is related to us, actually or constructively, through stock ownership, (3) the beneficial owner of the debenture complies with the identification requirements, including delivery of a statement, signed by the holder under penalties of perjury, certifying that the holder is a foreign person and provides its name and address, or (4) the non-U.S. holder is entitled to the benefits of an income tax treaty under which the interest is exempt from United States withholding tax and the non-U.S. holder complies with the reporting requirements.

        Payments of interest not exempt from United States federal withholding tax as described above will be subject to a withholding tax at the rate of 30%, subject to reduction under an applicable income tax treaty. Payments of interest on a debenture to a non-U.S. holder generally will not be subject to United States federal income tax, as opposed to withholding tax, unless the income is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States.

        Disposition of the Debentures by Non-U.S. Holders.    Subject to the discussion below under "Backup Withholding and Information Reporting," a non-U.S. holder generally will not be subject to United States federal income tax, and generally no tax will be withheld, with respect to gains realized on the disposition of a debenture, unless (1) the gain is effectively connected with a United States trade or business conducted by the non-U.S. holder or (2) the non-U.S. holder is an individual who is present in the United States for 183 or more days during the taxable year of the disposition and other requirements are satisfied.

        Non-U.S. Holders Subject to U.S. Income Taxation.    If interest and other payments received by a non-U.S. holder with respect to the debentures, including proceeds from the disposition of the debentures, are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, or the non-U.S. holder is otherwise subject to United States federal income taxation on a net basis with respect to the holder's ownership of the debentures, or are individuals that have by operation of law become residents in the United States for federal income tax purposes, the non-U.S. holder generally will be subject to the rules described above applicable to U.S. holders of debentures, subject to any modification provided under an applicable income tax treaty. These non-U.S. holders may also be subject to the "branch profits tax," if the holder is a corporation.

Backup Withholding and Information Reporting

        Non-corporate U.S. holders may be subject to backup withholding at a rate of 30% on payments of principal, premium and interest on, and the proceeds of the disposition of, the debentures. In general, backup withholding will be imposed only if the U.S. holder (1) fails to furnish its taxpayer identification number ("TIN"), which, for an individual, would be his or her Social Security number, (2) furnishes an incorrect TIN, (3) is notified by the IRS that it has failed to report payments of interest or dividends, or (4) under some circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has been notified by the IRS that it is subject to backup withholding tax for failure to report interest or dividend payments. In addition, the payments of principal and interest to U.S. holders generally will be subject to information reporting. You should consult your tax advisors regarding your qualification for exemption from backup withholding and the procedure for obtaining an exemption, if applicable.

        Backup withholding generally will not apply to payments made to a non-U.S. holder of a debenture who provides the certification that it is a non-U.S. holder, and the payor does not have actual knowledge that a certificate is false, or otherwise establishes an exemption from backup withholding. Payments by a United States office of a broker of the proceeds of a disposition of the debentures generally will be subject to backup withholding at a rate of 30% unless the non-U.S. holder certifies it is a non-U.S. holder under penalties of perjury or otherwise establishes an exemption. In addition, if a foreign office of a foreign custodian, foreign nominee or other foreign agent of the beneficial owner, or if a foreign office of a foreign "broker" pays the proceeds of the sale of a debenture to the seller, backup withholding and information reporting will not apply provided that the nominee, custodian, agent or broker is not a "United States related person," or a person which derives more than 50% of its gross income for some periods from the conduct of a trade or business in the United States or is a controlled foreign corporation. The payment by a foreign office of a broker that is a United States person or a United States related person of the proceeds of the sale of debentures will not be subject to backup withholding, but will be subject to information reporting unless the broker has documentary evidence in its records that the beneficial owner is not a United States person for purposes of the backup withholding and information reporting requirements and other conditions are met, or the beneficial owner otherwise establishes an exemption.

        The amount of any backup withholding imposed on a payment to a holder of a debenture will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

STATE TAXES

        We make no representations regarding the tax consequences of the purchase, ownership or disposition of the debentures under the tax laws of any state. You should consult your own tax advisors regarding these state tax consequences.

PLAN OF DISTRIBUTION

Offering of Debentures

        We are offering up to $5,000,000 in principal amount of debentures through our engagement with Chapman Securities, Inc., as placement agent, on a best efforts basis. The debentures will be sold at their face value, $1,000 per debenture. You cannot purchase less than $5,000 in principal amount of debentures. Additional amounts may be purchased in increments of $1,000. We expect to establish approximately three closing dates. On each closing date, Chapman Securities, Inc. will wire to the trustee funds received from sales of the debentures, less sales fees and commissions. Upon our instruction with respect to each closing, the trustee will pay certain additional expenses of the offering and will remit the remainder of the proceeds to us. There is no minimum amount of debentures that must be sold before we may use the proceeds. Proceeds will not be returned to investors if we sell less than all of the $5,000,000 in debentures being offered in this prospectus. The proceeds from the sales of the debentures will be paid directly to us and will not be placed in an escrow account.

Marketing Arrangements

        Under the terms and subject to the conditions contained in a placement agent agreement, we intend to engage Chapman Securities, Inc. to sell the debentures on a best efforts basis. Chapman Securities, Inc. reserves the right to engage one or more additional broker-dealers, who are NASD members, to assist in the distribution of the debentures. The debentures are to be initially offered to the public at the initial public offering price, as provided herein. The offering will be continued from the effective date until a date as Chapman Securities, Inc. and we shall agree or the earlier of (a)                 , 2003 and (b) the date on which all of the debentures have been sold. The placement agent agreement also provides that you will pay no commission or other expense of the offering. Chapman Securities, Inc. will receive a fee equal to 2% of the face amount of the debentures sold in the offering in their capacity as placement agent. In addition, Chapman Securities, Inc. and other soliciting broker-dealers, will receive a fee equal to 5% of the face amount of the debentures sold in the offering as compensation for the sales efforts of registered general securities representatives associated with them. Also, we shall reimburse Chapman Securities, Inc. for reasonable out-of-pocket expenses actually incurred, including expenses related to attorneys' fees and related costs. We have agreed to indemnify Chapman Securities, Inc. against liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments it may be required to make in respect of those liabilities.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission under the Securities Act of 1933 for the debentures being offered by this prospectus. We elected to register our common stock under Section 12(g) of the Securities Exchange Act of 1934; therefore, we are subject to the information reporting requirements of the Exchange Act.

        This prospectus does not contain all of the information contained in the registration statement, as permitted by the rules and regulations of the SEC. For further information about us and the debentures offered, see the registration statement and the exhibits filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document referenced are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy filed, each of those statements being qualified in all respects by that reference.

        Copies of the registration statement and other information filed by us with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington, DC at 450 Fifth Street, NW, Washington, DC 20549. Copies of all or any part of the registration statement may be obtained from the Public Reference Room of the SEC in Washington, DC upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants like us, that file electronically with the SEC at the following Internet address: (http://www.sec.gov). We intend to furnish the holders of the debentures and our stockholders with annual reports containing audited financial statements and with quarterly reports for the first three quarters of each year containing unaudited interim financial information, to the extent required by the Exchange Act.

BROOKE CORPORATION

Consolidated Balance Sheets

(unaudited)

June 30, 2002 and 2001

	2002	2001
ASSETS
Current Assets
Cash	$4,753,902	$3,853,166
Accounts and notes receivable, net	8,760,500	4,471,323
Note receivable, parent company	506,909	267,075
Other receivables	1,349,123	358,346
Securities	1,198	1,198
Interest-only strip receivable	896,466	144,343
Deposits	1,531,187	50,769
Prepaid expenses	312,486	102,707

Total Current Assets	18,111,771	9,248,927

Investment in Agencies	594,446	—

Property and Equipment
Cost	3,108,394	2,351,501
Less: Accumulated depreciation	(1,892,324)	(1,705,446)

Net Property and Equipment	1,216,070	646,055

Other Assets
Excess of cost over fair value of net assets	892,848	892,848
Less: Accumulated amortization	(295,189)	(215,749)
Prepaid commission guarantee	14,100	48,134
Covenants not to compete	—	4,888
Goodwill	—	3,174
Prepaid finders fee	14,086	14,594
Contract database	38,275	41,108
Servicing asset	715,769	146,779
Restricted cash	364,690	—
Deferred tax asset	50,136	480,716

Net Other Assets	1,794,715	1,416,492

Total Assets	$21,717,002	$11,311,474

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$1,141,858	$1,012,229
Premiums payable to insurance companies	1,971,048	2,518,691
Unearned buyer assistance plan fees	1,270,697	100,846
Accrued commission refunds	326,306	267,217
Short-term debt	793,431	986,674
Current maturities of long-term debt	4,090,121	2,141,277

Total Current Liabilities	9,593,461	7,026,934
Non-current Liabilities
Servicing liability	46,399	18,211
Long-term debt less current maturities	8,451,455	3,964,379

Total Liabilities	18,091,315	11,009,524

Stockholders' Equity
Common stock, $1 par value, 9,500,000 shares authorized, 774,173 and 704,018 shares issued and 763,123 and 692,968 shares outstanding	774,173	704,018
Preferred stock, $75 par value, 1,000 shares authorized, 781 shares issued and outstanding	58,600	58,600
Preferred stock, $25 par value, 464,625 shares authorized, 49,667 and 17,639 shares issued and outstanding	1,241,675	440,975
Preferred stock, $32 par value, 34,375 shares authorized, 24,331 shares issued and outstanding	778,592	—
Less: Treasury stock, 11,050 shares at cost	(39,500)	(39,500)
Additional paid-in capital	2,105,839	951,989
Retained earnings	(1,325,966)	(1,820,194)
Accumulated other comprehensive income	32,274	6,062

Total Stockholders' Equity	3,625,687	301,950

Total Liabilities and Stockholders' Equity	$21,717,002	$11,311,474

BROOKE CORPORATION

Consolidated Statements of Income

(unaudited)

Three Months Ended June 30, 2002 and 2001

	2002	2001
Operating Income
Insurance commissions	$7,441,079	$5,557,361
Interest income (net)	217,670	121,507
Finder's fee	336,106	—
Gain on sale of agencies	93,119	449,580
Buyer assistance plan fees	616,558	317,203
Gain on sale of notes receivable	530,607	100,955
Gain on extinguishment of debt	397,306	—
Other income	8,164	—

Total Operating Income	9,640,609	6,546,606

Operating Expenses
Commissions expense	6,174,404	4,547,920
Payroll expense	1,525,640	968,148
Depreciation and amortization	160,365	118,565
Other operating expenses	1,154,096	451,130
Bond interest expense	122,574	78,518

Total Operating Expenses	9,137,079	6,164,281

Income from Operations	503,530	382,325

Other Expenses
Interest expense	37,347	32,205

Total Other Expenses	37,347	32,205

Income Before Income Taxes	466,183	350,120
Income tax expense	158,502	119,041

Net Income	$307,681	$231,079

Net Income per Share:
Basic	.35	.32
Diluted	.32	.31

BROOKE CORPORATION

Consolidated Statements of Income

(unaudited)

Six Months Ended June 30, 2002 and 2001

	2002	2001
Operating Income
Insurance commissions	$13,497,693	$10,252,831
Interest income (net)	436,198	119,939
Finder's fee	661,271	175,000
Gain on sale of agencies	187,061	449,580
Buyer assistance plan fees	1,677,627	317,203
Gain on sale of notes receivable	1,190,892	286,145
Gain on extinguishment of debt	397,306	—
Other income	14,030	—

Total Operating Income	18,062,078	11,600,698

Operating Expenses
Commissions expense	11,210,737	7,377,527
Payroll expense	2,984,151	1,832,972
Depreciation and amortization	305,855	230,648
Other operating expenses	1,922,005	833,220
Bond interest expense	248,199	138,217

Total Operating Expenses	16,670,947	10,412,584

Income from Operations	1,391,131	1,188,144

Other Expenses
Interest expense	80,281	90,026

Total Other Expenses	80,281	90,026

Income Before Income Taxes	1,310,850	1,098,088
Income tax expense	445,689	373,350

Net Income	$865,161	$724,738

Net Income per Share:
Basic	1.03	1.03
Diluted	.99	1.01

BROOKE CORPORATION

Consolidated Statements of Changes in Stockholders' Equity

(unaudited)

Six Months Ended June 30, 2002 and 2001

	Common Stock	Preferred Stock	Treasury Stock	Notes Receivable for Common Stock	Add'l Paid- in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income	Total
Balances, December 31, 2000	$704,018	$58,600	$(39,500)	$—	$1,103,702	$(2,452,773)	$—	$(625,953)
Dividends paid						(92,159)		(92,159)
Preferred stock issued		440,975						440,975
Fair market value of contributed services					20,000			20,000
Deferred charges					(171,713)			(171,713)
Comprehensive income:
Interest-only strip receivable, fair market value							6,062	6,062
Net income						724,738		724,738

Balances, June 30, 2001	$704,018	$499,575	$(39,500)	$—	$951,989	$(1,820,194)	$6,062	$301,950

Balances, December 31, 2001	$704,018	$1,899,850	$(39,500)	$(8,193)	$703,023	$(1,990,093)	$7,311	$1,276,416
Dividends paid						(201,034)		(201,034)
Preferred stock issued		2,001,646						2,001,646
Fair market value of contributed services					20,000			20,000
Equity conversion	70,155	(1,822,629)			1,752,474			—
Loan proceeds for common stock issuances				8,193				8,193
Deferred charges					(369,658)			(369,658)
Comprehensive income:
Interest-only strip receivable, fair market value							24,963	24,963
Net income						865,161		865,161

Balances, June 30, 2002	$774,173	$2,078,867	$(39,500)	$—	$2,105,839	$(1,325,966)	$32,274	$3,625,687

BROOKE CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

Six Months Ended June 30, 2002 and 2001

	2002	2001
Cash flows from operating activities:
Net income	$865,161	$724,738
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	140,000	140,000
Amortization	165,855	90,648
Fair market value of contributed services	20,000	20,000
(Gain) loss on sale of inventory	(187,061)	(449,580)
Deferred income tax expense	445,689	373,350
Gain on sale of notes receivable	(1,190,892)	(286,145)
(Increase) decrease in assets:
Accounts and notes receivables, net	(1,019,053)	(1,766,506)
Other receivables	(470,031)	(338,818)
Prepaid expenses and other assets	(1,514,761)	(5,834)
Increase (decrease) in liabilities:
Accounts and expenses payable	50,487	569,549
Other liabilities	86,245	686,293

Net cash used in operating activities	(2,608,361)	(242,305)

Cash flows from investing activities:
Cash payments for property and equipment	(242,851)	(84,406)
Purchases of insurance agency inventory	(3,096,443)	(3,343,642)
Proceeds from sales of insurance agency inventory	7,508,820	4,242,802

Net cash provided by investing activities	4,169,526	814,754

Cash flows from financing activities:
Deferred charges	(369,658)	(171,713)
Dividends paid	(201,034)	(92,159)
Cash proceeds from bond issuance	580,000	1,575,000
Cash proceeds from preferred stock issuance	2,001,646	440,975
Payments on bond maturities	(975,000)	—
Advances on short-term borrowing	—	898,649
Payments on short-term borrowing	(78,890)	(738,514)
Payments on long-term debt	(2,552,196)	(315,034)

Net cash provide by (used in) financing activities	(1,595,132)	1,597,204

Net increase (decrease) in cash and cash equivalents	(33,967)	2,169,653
Cash and cash equivalents, beginning of period	4,787,869	1,683,513

Cash and cash equivalents, end of period	$4,753,902	$3,853,166

BROOKE CORPORATION

Notes to Consolidated Financial Statements

(unaudited)

Six Months Ended June 30, 2002 and 2001

1.    Summary of Significant Accounting Policies

(a)
Organization

        Brooke Corporation was incorporated under the laws of the State of Kansas on January 17, 1986. The Company's registered offices are located in Phillipsburg, Kansas. Brooke Holdings, Inc. owns 67.87% of the Company's common stock. The Company recruits fully vested franchise agents to sell insurance and financial services. Most of the Company's revenues result from the sale of property and casualty insurance, however, the Company also offers life and health insurance services, investment services and credit services.

        All of the Company's subsidiaries are 100% owned and controlled by the Company. Other than Brooke Credit Corporation and Brooke Bancshares, Inc., the subsidiaries' financial statements are not separately prepared. Brooke Credit Corporation, a Kansas corporation, is a licensed finance company that originates loans primarily to the Company's agents. Separate financial statements are regularly prepared for Brooke Credit Corporation, and Brooke Credit Corporation borrows money in its own right through the issuance of bonds.

        The Company's other subsidiaries include:

        Brooke Life and Health, Inc., is a licensed insurance agency that sells life and health insurance through the Company's network of franchise agents, subagents and insurance producers.

        Brooke Agency, Inc., is a licensed insurance agency that sells property and casualty insurance through the Company's network of franchise agents, subagents and insurance producers.

        Brooke Investments, Inc., may offer insurance annuities and mutual funds for sale through the Company's network of franchise agents, subagents and insurance producers. Brooke Investments, Inc. will determine whether registration as a broker-dealer is required and will register, if required, before investment services and securities are offered.

        Interstate Insurance Group, LTD, is a licensed insurance agency that may sell insurance programs and "targeted market" policies through the Company's network of agents and through agents not necessarily affiliated with the Company under the trade name of American Interstate Insurance Agency.

        The American Agency, Inc., consults with agent sellers and brokers agency sales under the trade name of Agency Business Brokers. This subsidiary is also a licensed insurance agency that may sell insurance programs and "targeted market" policies through the Company's network of agents and through agents not necessarily affiliated with the Company under the trade name of American Insurance Agency.

        The American Heritage, Inc., consults with and otherwise assists agent buyers under the trade name of Heritage Agency Consultants. This subsidiary is also a licensed insurance agency that sells insurance programs and "targeted market" policies through the Company's network of agents and through agents not necessarily affiliated with the Company under the trade name of American Heritage Insurance Agency.

        Brooke Corporation of Nevada, is a licensed Nevada insurance agency that sells insurance through the Company's network of franchise agents, subagents and insurance producers. This subsidiary may also sell the programs and "targeted market" policies in Nevada through the Company's network of agents and through agents not necessarily affiliated with the Company.

        Brooke Bancshares, Inc. was incorporated in January of 2002 for the specific purpose of acquiring and owning one or more commercial banks that will distribute banking services and products through the Company's agents. If the Company is successful in acquiring a bank, this subsidiary will become a bank holding company as defined pursuant to the Bank Holding Company Act of 1956, as amended.

        Brooke Agency Services Company LLC (BASC) is a limited liability company organized under the laws of the state of Delaware on June 24, 2002. It is a bankruptcy-remote special purpose entity, is licensed as an insurance agency and was created to offer property, casualty, life and health insurance through certain agents with loans originated by Brooke Credit Corporation.

        First Brooke Insurance and Financial Services, Inc. is a Texas corporation controlled through a contractual agreement with stockholders. The corporation is used for licensing purposes. The corporation is consolidated with Brooke Corporation for financial statement reporting.

(b)
Use of Accounting Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets, liabilities and disclosures. Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

        The following are significant estimates made by management: accrued commission refund obligations, reimbursement from agents for commission refund obligations, Buyers Assistance Program unearned and earned percentages, and the fair value assumptions utilized for interest-only strip receivables. It is at least reasonably possible these estimates will change in the near term.

(c)
Cash Equivalents

        For purposes of the statements of cash flows, the Company considers all cash on hand, cash in banks and short-term investments purchased with a maturity of three months or less to be cash and cash equivalents.

(d)
Allowance for Bad Debts

        The Company considers all accounts and notes receivable to be fully collectible, therefore no allowance has been recognized for uncollectible amounts.

(e)
Revenue Recognition

        Commission revenue on insurance policy premiums is generally recognized as of the effective date of the policies or, in certain cases, as of the effective date or billing date, whichever is later. Contingent and profit sharing commissions are generally recognized when received. Premiums due from the insured to the Company are reported as assets of the Company and as corresponding liabilities, net of commissions, to the insurance carriers.

        In the event of cancellation or reduction in premiums, for policies billed by an insurance carrier, a percentage of the commission revenue is often returned to the insurance carrier. The commission refunds are calculated by the insurance carriers and are typically deducted from amounts due to the Company from insurance carriers. The Company has estimated and accrued a liability for commission refunds of $326,306 and $267,217 as of June 30, 2002 and 2001, respectively.

        The Company provides consulting, marketing and cash flow assistance to agency owners during the first year of agency ownership through a Buyers Assistance Plan ("BAP") program. The Company has allocated the fees paid by agents for BAP assistance to each of the services provided by the Company and the fee associated with a particular service is recognized as revenue using the percentage of completion accounting method by referencing the costs incurred to date. Many of the BAP services (inspection reports, operations analysis, marketing plan development) are provided by the Company before, or within thirty days after, agency acquisition so approximately 58% of BAP fees are immediately recognized as revenue. An additional 20% of BAP and related fees are recognized during the first year of agency ownership leaving approximately 22% of related fees unearned, and the revenue recognized, after the BAP period expires. The allocation of fees may change if the nature, or timing, of BAP related services change. Unearned BAP fees were $1,270,697 and $100,846 at June 30, 2002 and 2001, respectively.

        Revenues from finders fees, gains on sale of agencies and seller discounts are recognized immediately because the Company has no continuing obligation.

(f)
Property and Equipment

        Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets.

(g)
Excess Cost of Purchased Subsidiary

        Included in other assets are unamortized costs of purchased subsidiaries (Brooke Life and Health, Inc. and The American Agency, Inc.) in excess of the fair value of underlying net tangible assets acquired. The balance is being amortized over a 15-year period using an accelerated 150% declining balance switching to straight-line method. Amortization expense (excluding servicing asset amortization expense of $109,079) was $56,776 for the period ended June 30, 2002. The "excess cost of purchased subsidiary" resulted from the purchase of a subsidiary corporation. In 2001, management elected to reclassify Investment in Agencies of $316,520 to this account because management's intention was no longer to sell these agencies, which, primarily consisted of an agency doing business as Brooke Life/Health.

        In the third and fourth quarters of 2000, Interstate Insurance Group, LTD's primary supplier began exiting the limousine insurance market, which comprised virtually all of Interstate's insurance business, and revenues began decreasing. Based on these circumstances, revenue and cash flow projections were revised, resulting in the recognition of impairment losses in the Interstate unit of the insurance agency business segment of $300,000 and $162,877, in 2000 and 2001, respectively. The amount of the Interstate impairment losses corresponds to the amounts recorded as Excess Cost of Purchased Subsidiary as disclosed in footnote 15.

(h)
Income Taxes

        Income taxes are provided for the tax effect of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to net operating loss carryforwards that are available to offset future taxable income. The Company files its federal income tax return on a consolidated basis with its subsidiaries.

(i)
Investment in Agencies

        The assets included in the "Investment in Agencies" category is the purchase price paid for agency assets. These assets are available for sale and are carried at the lower of cost or market. The Company acquires insurance agency assets to hold in inventory for sale to its agents. The number of agencies purchased for this purpose for the period ending June 30, 2002 and 2001 was 15 and 10, respectively. Correspondingly the number of agencies sold from inventory for the period ending June 30, 2002 and 2001 was 16 and 10, respectively. At June 30, 2002 the "Investment in Agencies" inventory consisted of a Texas agency purchased during 2001, at a total cost of $594,446.

        In 2001, management elected to reclassify Investment in Agencies of $316,520 to other assets because management's intention was no longer to sell these agencies, which primarily consists of an agency doing business as Brooke Life/Health.

(j)
Gain or Loss on Sale of Assets

        "Investment in Agencies" gains or losses are the difference between the insurance agency's sales price and the insurance agency's book value, which is carried at the lower of cost or fair value. Insurance agencies are typically sold in the same units as purchased. However, in instances where a part, or segment, of an insurance agency unit is sold, then management estimates the fair value of the segment of the insurance agency unit being sold and the difference between the sales price and the resulting fair value estimation is the amount of the gain or loss. Any such fair value estimation is evaluated for reasonableness by comparing the market value estimation of the segment to the book value for the entire insurance agency unit. Fair value estimations are based on comparable sales information that takes into consideration agency characteristics such as customer type, customer account size, supplier size and billing methods.

(k)
Contracts Database

        This asset consists of standardized loan documents which have been developed by Brooke Corporation. These contracts are available for sale to others that make these types of loans, by first purchasing a license from Brooke Corporation. A complete review and revision is scheduled for all loan documents every five years, therefore, the asset is being amortized over a five year period.

(l)
Deferred Charges

        Deferred charges relate to costs associated with the public offering of preferred stock and bonds. Selling expenses, auditor fees, legal costs and filing charges associated with the Company's public offering of stock totaled $810,337 and have been offset against stock proceeds. Similar costs associated with the Company's public offering of bonds totaled $291,371 and are classified as prepaid expenses that are amortized over a period ending at bond maturity. Net of amortization, the balance of all such prepaid expenses as of June 30, 2002 was $189,323.

(m)
Equity Rights and Privileges

        Convertible preferred stockholders shall be entitled to a 9% cumulative dividend in cash of the liquidation value of such stock per share per annum, as determined by the Board of Directors. Convertible preferred stock may convert to common stock at a rate of 13 shares of common stock for 1 share of preferred stock. Convertible preferred stock has no voting rights. Holders of convertible preferred stock, upon liquidation or dissolution of the Company, are entitled to be paid an amount equal to $75 for each share of preferred stock not converted into common stock before any amount may be paid to holders of common stock. In addition to the convertible preferred stock, the Company is authorized to issue 499,000 shares of preferred stock. The authorized shares consist of 100,000 shares of 2002 convertible preferred stock, 10,000 shares of 2002A convertible preferred stock, and 34,375 shares of 2002B convertible preferred stock. The remaining 354,625 shares are "undesignated" preferred stock. The holders of the 2002 and 2002A convertible preferred stock are entitled to receive a cumulative dividend in cash at the rate of 10% of the liquidation value of such stock per share per annum if determined by the Board of Directors. Prior to April 1, 2002, the holders of 2002 and 2002A convertible preferred stock converted 60,333 of their preferred shares into 60,333 shares of common stock. The holders of 2002 and 2002A convertible preferred stock that did not convert their shares to common shares prior to April 1, 2002 have no conversion rights. In the case of liquidation or dissolution of the Company, the holders of the 2002 or 2002A convertible preferred stock shall be entitled to be paid in full the liquidation value, $25 per share, after payment of full liquidation value to the holders of convertible preferred stock and before the holders of common stock. The holders of 2002B convertible preferred stock are entitled to receive a cumulative dividend in cash at the rate of 9% of the liquidation value of such stock per share per annum if determined by the Board of Directors. On or prior to May 15, 2002, the holders of 2002B convertible stock converted 9,822 of their preferred shares into 9,822 shares of common stock. The holders of 2002B convertible preferred stock that did not convert their shares to common shares on or prior to May 15, 2002 have no conversion rights.

        In the case of liquidation or dissolution of the Company, the holders of the 2002B convertible preferred stock shall be entitled to be paid in full the liquidation value, $32 per share, after payment of full liquidation value to the holders of convertible preferred stock, 2002 convertible preferred stock, 2002A convertible preferred stock, and before the holders of common stock. The common stockholders shall possess all rights and privileges afforded to capital stock by law, subject to holders of convertible preferred stock.

(n)
Per Share Data

        Basic net income per share is calculated by dividing net income, less preferred stock dividends declared in the period (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned), by the average number of shares of the Company's common stock outstanding. Total preferred stock dividends declared during the periods ended June 30, 2002 and 2001 were $114,299 and $8,979, respectively. Diluted net income per share is calculated by including the probable conversion of preferred stock to common stock, and then dividing net income, less preferred stock dividends declared on non-convertible stock during the period (whether or not paid) and the dividends accumulated for the period on non-convertible cumulative preferred stock (whether or not earned), by the adjusted average number of shares of the Company's common stock outstanding.

		2002	2001
Basic Earnings Per Share
Net Income		$865,161	$724,738
Less: Preferred Stock Dividends		(114,299)	(8,979)

Income Available to Common Stockholders		750,862	715,759
Average 2002 Common Stock Shares	739,431
Less: 2002 Treasure Stock Shares	(11,050)	728,381	692,968

Basic Earnings Per Share		$1.03	$1.03

		2002	2001
Diluted Earnings Per Share
Net Income		$865,161	$724,738
Less: 2002 Preferred Stock Dividends on Non-Convertible Shares		(48,828)	—

Income Available to Common Stockholders		816,333	724,738
Average 2002 Common Stock Shares	739,431
Less: 2002 Treasure Stock Shares	(11,050)
Plus: Allowance for Shares Converted During 2002	34,742
Plus: Assumed Conversion of Convertible Preferred Shares in 2002	10,153
Plus: Assumed Exercise of 47,500 Stock Options Shares in 2002	47,500	820,776	721,437

Diluted Earnings Per Share		$ ..99	$1.01

(o) Buyer Assistance Plan

        The Company introduced a consulting program (Buyer Assistance Plan or "BAP") to provide assistance to agency buyers during the first months of insurance agency ownership. Although most of the BAP services provided by the Company are performed in the first month of agency ownership, some of the BAP services are performed later and a portion of BAP fees are therefore deferred until the cost of providing the service is incurred. Unearned buyer assistance plan fees are $1,270,697 and $100,846 at June 30, 2002 and 2001, respectively.

(p) Principles of Consolidation

        The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation of the financial statements.

(q) Accounts and Notes Receivable, Net

        The net notes receivable included as part of the "Accounts and Notes Receivable, Net" asset category are available for sale and are carried at the lower of cost or market. Accordingly, any changes in the net notes receivable balances are classified as an operating activity.

(r) Other Receivables

        Included in this category are reimbursements due from agents for possible cancellation of policies, advances of commission to agents, receivables from sellers on contracts of services and advances to vendors on behalf of franchise agents. Most of these amounts are collected within 30 days from borrowers or agents and all amounts are collected within 12 months from date of recording.

(s) Advertising

        The Company expenses the costs of advertising as they are incurred. Total advertising expense for the period ending June 30, 2002 and 2001 was $266,072 and $40,515, respectively.

2.    Notes Receivable

        At June 30, 2002 and 2001, notes receivable consist of the following:

	06/30/2002	06/30/2001
Agency loans	$46,912,632	$29,941,485
Less: Agency loan participation	(44,468,620)	(29,497,403)
Equipment loans	0	941
Less: Equipment loan participation	0	(941)
Consumer loans	156,017	154,783
Less: Consumer loan participation	(78,419)	(154,783)

Total notes receivable, net	2,521,610	444,082
Interest earned not collected on notes*	376,762	509,531
Customer receivables	5,862,128	3,517,710

Total accounts and notes receivable, net	$8,760,500	$4,471,323

*The Company has a corresponding liability for interest payable to participating lenders in the amounts of $306,330 and $317,236 at June 30, 2002 and 2001, respectively.

        Loan participation represents the transfer of notes receivable, by sale, to "participating" banks and finance companies. The Company receives consideration from the participating entities. In accordance with SFAS 140 Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, these transfers are accounted for as sales. The transferred assets (i.e. notes receivable) are isolated from the Company. The participating companies obtain the right, free of conditions that constrain it from taking advantage of that right, to pledge or exchange the notes receivables. In addition, the Company does not maintain control over the transferred assets and the transfer agreements do not entitle the Company or obligate the Company to repurchase or redeem the notes receivable before their maturity. Based on management's experience the carrying value for notes receivable approximates the fair value.

        When the Company sells participation in notes receivable to investors, it retains servicing rights and interest income which are retained interests in the loan participations. Gain or loss on sales of the notes receivable depends in part on the previous carrying amount of the financial assets involved in the transfer, allocated between the assets sold and the retained interests based on their relative fair value at the date of transfer.

        In all loan participation sales, the Company retains servicing responsibilities for which it typically receives annual servicing fees ranging from .25% to 1.375% of the outstanding balance. In those instances whereby annual service fees received by the Company are less than the cost of servicing, which is estimated at .25% of the outstanding balance, a servicing liability is recorded. Additionally, the Company often retains interest income. The Company's right to interest income is not subordinate to the investor's interests and the Company shares interest income with investors on a prorata basis. Although not subordinate to investor's interests, the Company's retained interest is subject to credit and prepayment risks on the transferred financial assets.

        During the period ended June 30, 2002, the Company sold $27,564,256 (138) loan participations for which servicing rights and interest receivable was retained. Corresponding pre-tax gains of $1,190,892 were recorded for the period ending June 30, 2002. During the period ended June 30, 2001, the Company sold $9,055,783 (47) loan participations for which servicing rights and interest receivable was retained. Corresponding pre-tax gains of $286,145 were recorded for the period ending June 30, 2001. Subsequent to the initial recording at fair value, the servicing asset is amortized in proportion to and over the period of estimated net servicing income. Additionally, impairment of the servicing asset is subsequently evaluated and measured. Subsequent to the initial recording at fair value, interest only receivables are measured as debt securities classified as available for sale.

        Of the agency loans at June 30, 2002 and 2001, $9,993,743 and $7,993,732, respectively, are sold to various participating lenders with recourse to Brooke Credit Corporation. Such recourse is limited to the amount of actual principal and interest loss incurred and any such loss is not due for payment to the participating lender until such time as all collateral is liquidated, all actions against the borrower are completed and all liquidation proceeds applied. However, participating lenders may be entitled to periodic advances from Brooke Credit Corporation against liquidation proceeds in the amount of regular loan payments. Brooke Credit Corporation is not obligated, under any circumstances, to repurchase any loans sold to participating lenders prior to maturity or final resolution. All such recourse loans: a) have no balances more than 60 days past due; b) have adequate collateral; c) and are not in default.

        The expense provision associated with the Company's recourse obligation is based on the estimated fair value of the obligation. During the periods ended June 30, 2002 and June 30, 2001, the Company sold $2,191,074 and $2,804,385, respectively, of loan participations for which the Company provided recourse.

        To obtain fair values of retained interests and recourse obligations, quoted market prices are used if available. However, quotes are generally not available for retained interests, so the Company typically estimates fair value based on the present value of future expected cash flows estimated using management's best estimates of key assumptions, credit losses, prepayment speed and discount rates commensurate with the risks involved.

        The predominant risk characteristics of the underlying loans of the Company's servicing assets have been analyzed by management to identify how to stratify servicing assets for the purpose of evaluating and measuring impairment. The underlying loans are very similar in virtually all respects, however management has concluded that those underlying loans with adjustable interest rates should be evaluated separately from loans with fixed interest rates. Accordingly, different key economic assumptions would be used when determining the fair value of fixed rate loans than have been used for adjustable rate loans. However, the total amount of underlying loans that are fixed rate is not material so no evaluation of fair value has been made for the fixed rate loan stratum. As such, all underlying loans are part of the same stratum and have been evaluated using the key economic assumptions identified for adjustable rate loans. No valuation allowance has been established because the fair value for the adjustable rate loan stratum is not less than the carrying amount of the servicing assets.

        Although substantially all of the company's loans are adjustable, a discount rate has been applied to reflect the net present value of future revenue streams. As such, changes in the net present value rate, or discount rate, resulting from interest rate variations, would adversely affect the asset's fair value.

        The fair value of the interest-only strip receivable is calculated by estimating the net present value of interest income on loans sold using the discount rate and prepayment speeds noted in the following table. The fair value of the interest-only strip receivable is reduced by the amount of estimated credit losses, which are calculated using the estimated credit loss percentage noted in the following table. On June 30, 2002 and 2001, the fair value of the interest-only strip receivable recorded by the Company was $896,466 and $144,343, respectively. The Company has classified the interest-only receivable asset as available for sale.

        The fair value of the "Servicing Asset" (or liability) is calculated by estimating the net present value of net servicing income (or expense) on loans sold using the discount rate and prepayment speeds noted in the following table. On June 30, 2002 and 2001, the fair value of the servicing asset recorded by the Company was $715,769 and $146,779, respectively.

        Key economic assumptions used in measuring the retained interests and recourse obligations at the date of loan participation sales completed during the year were as follows (rates per annum):

	Agency Loans (Adjustable Rate Stratum)*	Agency Loans (Fixed-Rate Stratum)
Prepayment speed	10%	10%
Weighted average life (months)	101.18	N/A
Expected credit losses	5%	5%
Discount rate	8.5%	11.00%

*Rates for these loans are adjusted based on an index (for most loans, the New York prime rate plus 3.50%). Contract terms vary but, for most loans, the rate is adjusted annually on December 31st.

        At June 30, 2002, key economic assumptions and the sensitivity of the current fair value of residual cash flows to immediate 10 percent and 20 percent adverse changes in those assumptions are as follows:

	Agency Loans (Adjustable Rate Stratum)	Agency Loans (Fixed Rate Stratum)
Prepayment speed assumption (annual rate)	10%	N/A
Impact on fair value of 10% adverse change	$(51,304)	N/A
Impact on fair value of 20% adverse change	$(88,501)	N/A
EXPECTED CREDIT LOSSES (ANNUAL RATE)	5%	N/A
Impact on fair value of 10% adverse change	$(10,382)	N/A
Impact on fair value of 20% adverse change	$(21,049)	N/A
Discount rate (annual)	8.5%	N/A
Impact on fair value of 10% adverse change	$(53,118)	N/A
Impact on fair value of 20% adverse change	$(92,341)	N/A

        These sensitivities are hypothetical and should be used with caution. The effect of a variation in a particular assumption on the fair value of the servicing asset and recourse liability is calculated without changing any other assumption; in reality, changes in one factor may result in changes in another, which might magnify or counteract the sensitivities. The numbers used above are actual dollar amounts and not listed in the thousands.

        The above adverse changes are calculated on the Company's retained interests in loans sold to participating lenders totaling $44,547,040 and excludes unsold loans totaling $2,521,609. The above adverse changes for expected credit losses are calculated on the Company's retained interests in loans sold with recourse to participating lenders totaling $9,993,743 and excludes unsold and non-recourse loans totaling $37,074,906.

        The following illustrate how the changes in fair values were calculated for 10% and 20% adverse changes in key economic assumptions (prepayment speed of 10%, credit loss rate of 5% and discount rate of 8.5%).

10% Adverse Change in Prepayment Speed on Retained Servicing Interest:

Estimated cash flows from loan servicing fees @ 11% prepay speed	$1,425,129
Servicing expense @ 11% prepay speed	373,150
Discount of estimated cash flows to present value @ 8.5% discount rate	365,575
Carrying value of retained servicing interest in loan participations (adverse)	686,404
Carrying value of retained servicing interest in loan participations (normal)	715,769
Decrease of carrying value due to adverse change	$29,365

20% Adverse Change in Prepayment Speed on Retained Servicing Interest

Estimated cash flows from loan servicing fees @ 12% prepay speed	$1,388,350
Servicing expense @ 12% prepay speed	362,587
Discount of estimated cash flows to present value @ 8.5% discount rate	357,267
Carrying value of retained servicing interest in loan participations (adverse)	668,496
Carrying value of retained servicing interest in loan participations (normal)	715,769
Decrease of carrying value due to adverse change	$47,273

10% Adverse Change in Prepayment Speed on Retained Interest (strip receivable):

Estimated cash flows from interest income @ 11% prepay speed	$1,347,240
Estimated credit loss on recourse loans @ 5% credit loss/11% prepay speed	187,782
Discount of estimated cash flows to present value @ 8.5% discount rate	284,931
Carrying value of retained interest in loan participations (adverse)	874,527
Carrying value of retained interest in loan participations (normal)	896,466
Decrease of carrying value due to adverse change	$21,939

20% Adverse Change in Prepayment Speed on Retained Interest (strip receivable):

Estimated cash flows from interest income @ 12% prepay speed	$1,313,005
Estimated credit loss on recourse loans @ 5% credit loss/12% prepay speed	182,189
Discount of estimated cash flows to present value @ 8.5% discount rate	275,578
Carrying value of retained interest in loan participations (adverse)	855,238
Carrying value of retained interest in loan participations (normal)	896,466
Decrease of carrying value due to adverse change	$41,228

10% Adverse Change in Credit Loss Rate on Retained Interest (strip receivable):

Estimated cash flows from interest income @ 10% prepay speed	$1,383,320
Estimated credit loss on recourse loans @ 5.5% credit loss/10% prepay sp	207,138
Discount of estimated cash flows to present value @ 8.5% discount rate	290,098
Carrying value of retained interest in loan participations (adverse)	886,084
Carrying value of retained interest in loan participations (normal)	896,466
Decrease of carrying value due to adverse change	$10,382

20% Adverse Change in Credit Loss Rate on Retained Interest (strip receivable):

Estimated cash flows from interest income @ 10% prepay speed	$1,383,320
Estimated credit losses on recourse loans @ 6% credit loss /10% prepay sp	220,605
Discount of estimated cash flows to present value @ 8.5% discount rate	287,298
Carrying value of retained interest in loan participations (adverse)	875,417
Carrying value of retained interest in loan participations (normal)	896,466
Decrease of carrying value due to adverse change	$21,049

10% Adverse Change in Discount Rate on Retained Servicing Interest:

Estimated cash flows from loan servicing fees @ 10% prepay speed	$1,463,888
Servicing expense @ 10% prepay speed	384,292
Discount of estimated cash flows to present value @ 9.35% discount rate	393,710
Carrying value of retained servicing interest in loan participations (adverse)	685,886
Carrying value of retained servicing interest in loan participations (normal)	715,769
Decrease of carrying value due to adverse change	$29,883

20% Adverse Change in Discount Rate on Retained Servicing Interest:

Estimated cash flows from loan servicing fees @ 10% prepay speed	$1,463,888
Servicing expense at 10% prepay speed	384,292
Discount of estimated cash flows to present value @ 10.2% discount rate	412,256
Carrying value of retained servicing interest in loan participations (adverse)	667,340
Carrying value of retained servicing interest in loan participations (normal)	715,769
Decrease of carrying value due to adverse change	$48,429

10% Adverse Change in Discount Rate on Retained Interest (strip receivable):

Estimated cash flows from interest income @ 10% prepay speed	$1,383,320
Estimated credit losses on recourse loans @ 5% loss rate	193,670
Discount of estimated cash flows to present value @ 9.35% discount rate	316,419
Carrying value of retained interest in loan participations (adverse)	873,231
Carrying value of retained interest in loan participations (normal)	896,466
Decrease of carrying value due to adverse change	$23,235

20% Adverse Change in Discount Rate on Retained Interest (strip receivable):

Estimated cash flows from interest income @ 10% prepay speed	$1,383,320
Estimated credit losses on recourse loans @ 5% loss rate	193,670
Discount of estimated cash flows to present value @ 10.2% discount rate	337,096
Carrying value of retained interest in loan participations (adverse)	852,554
Carrying value of retained interest in loan participations (normal)	896,466
Decrease of carrying value due to adverse change	$43,912

        The following is an illustration of disclosure of expected static pool credit losses for loan participations sold with recourse to the Company. "Static pool credit loss" is an analytical tool that matches credit losses with the corresponding loans so that loan growth does not distort or minimize actual loss rates. The Company discloses static pool loss rates by measuring credit losses for loans originated in each of the last three years.

	Agency Recourse Loans Sold in:
Actual & Projected Credit Losses (%) as of:	1999	2000	2001
December 31, 2001	0	0	0
December 31, 2000	0	0
December 31, 1999	0

        The following table presents quantitative information about delinquencies, net credit losses and components of loan participations sold with recourse as of and for the period ended June 30:

	Total Principal Amount of Loans		Principal Amounts 60 or More Days Past Due*		Net Credit Losses***
Type of Loan	2002	2001	2002	2001	2002	2001
Participations Sold with Recourse	$9,993,743	$7,993,732	$0	$0	$0	$0
Portfolio Loans	2,521,609	444,082	$0	$0	$0	$0

Total Loans Managed**	$12,515,352	$8,437,814	$0	$0	$0	$0

*
Loans 60 days or more past due are based on end of period total loans.

**
Owned and participated loans in which the Company has a risk of loss.

***
Net credit losses are charge-offs and are based on total loans outstanding.

****
Represents the principal amount of the loan. Interest receivable and servicing rights held for participation loans are excluded from this table because they are recognized separately.

        As an employment incentive, Brooke Credit Corporation has loaned money to certain employees for the purpose of acquiring the Company's common stock. Of the consumer loans at June 30, 2002 and 2001, $84,712 and $175,463, respectively, have been made to employees for this purpose. All such loans have been sold to unaffiliated third parties without recourse.

3.    Property and Equipment

        A summary of property and equipment and depreciation is as follows:

	2002	2001
Furniture and fixtures	$368,825	$304,855
Office and computer equipment	1,561,602	1,460,891
Automobiles	714,525	585,755
Building, construction in process	463,442	—

	3,108,394	2,351,501
Less: Accumulated depreciation	(1,892,324)	(1,705,446)

Property and equipment, net	$1,216,070	$646,055

Depreciation expense	$140,000	$140,000

4.    Bank Loans, Notes Payable, and Other Long-Term Obligations

	2002	2001
First National Bank & Trust, Phillipsburg, KS, line of credit, $960,000 available, $0 not utilized. Due January 2003. Interest rate is 8%. Collateralized by accounts receivable.	$960,000	$600,000
State Bank of Colwich, Colwich, KS, due August 2004. Interest rate is 11.75%, payable $1,435 monthly. Collateralized by insurance agency assets.	31,475	44,173
Chrysler Financial, Overland Park, KS, due February 2001 to December 2003. Interest rates are 7.80% to 8.94%, payable monthly. Collateralized by automobiles.	159,490	145,213
Colonial Pacific, Portland, OR, due December 2001. Interest rate is 14.811% payable $2,083 monthly. Collateralized by personal guaranty of certain officers of Brooke Corporation.	—	11,766
Brooke Investments, Inc., Phillipsburg, KS, due February 2007. Interest rate is 10.00%, payable $1,718 monthly. Note is sold to participating bank. Collateralized by certain agency assets acquired by Brooke Investments, Inc.	76,457	88,751
David Patterson, Sr., Phoenix, AZ, due March 2008. Interest rate is 0%, payable $1,112 monthly. Unsecured deferred compensation agreement provided by The American Agency, Inc.	—	6,672
Premier Insurance Agency, Poplar Bluff, MO. Interest rate is 5.00%, balance due January 2002. Collateralized by certain agency assets acquired by Brooke Corporation.	—	639,737
Stewart Insurance, Monroe, LA, due August 2001. Interest rate is 0%, entire balance is due at maturity. Collateralized by certain agency assets acquired by Brooke Corporation.	—	252,245
APB Insurers, Crane, MO, due July 2001. Interest rate is 0%, entire balance is due at maturity. Collateralized by certain agency assets acquired by Brooke Corporation.	—	77,445
McCrory & Associates, due October 2005. Interest rate is 0%, payable $30,000 annually. Collaterized by certain agency assets by Brooke Corporation.	—	10,000
Anderson Insurance Agency, Inc., Ballwin, MO, due June 2006. Interest rate is 7%, first installment of $146,805 due July 2001, and annual installments of $133,250 thereafter. Collaterized by certain agency assets acquired by Brooke Corporation.	—	693,225
Anderson Insurance Agency, Inc., Ballwin, MO, due June 2006. Interest rate is 7%, first installment of $7,543 due July 2001, and annual installments of $6,708 thereafter. Collaterized by certain agency assets acquired by Brooke Corporation.	—	35,000

Ely Insurance Services, Inc., Tampa, FL, due June 2002. Interest rate is 0%, entire balance is due at maturity. Collaterized by certain agency assets acquired by Brooke Corporation.	$—	$82,549
Roppolo Insurance, Shreveport, LA, due July 2001. Interest rate is 0%, entire balance is due at maturity. Collateralized by certain agency assets acquired by Brooke Corporation.	—	115,285
Dawn Insurance Agency, Inc. Strasburg, CO, due May 2003. Interest rate is 0%, payable $43,322 annually. Collateralized by certain agency assets acquired by Brooke Corporation.	43,322	86,644
Phares and Lites Agency, Inc., Many, LA, due June 2001. Interest rate is 0%, entire balance is due at maturity. Collaterized by certain agency assets acquired by Brooke Corporation.	—	207,825
Bruner Insurance Agency, Marianna, FL, due June 2004. Interest rate is 5%, payable $101,900 annually. Collaterized by certain agency assets acquired by Brooke Corporation.	—	277,500
Lalumondier Insurance, Inc., Kearney, MO, due September 1, 2004. Interest rate is 5%, annual installments of $68,219 thereafter. Collateralized by certain agency assets acquired by Brooke Corporation.	204,656	—
Anderson Insurance Agency, Inc, Ballwin, MO, due May 2002. Interest rate is 7.5%, entire balance is due at maturity. Collateralized by certain agency assets acquired by Brooke Corporation.	—	163,300
Bond-Pyatt Insurance Agency, Inc., St. Louis, MO, due August 2006. Interest rate at prime rate, first installment of $89,465 due January 2002, and annual installments of $89,465 thereafter. Collateralized by certain agency assets acquired by Brooke Corporation.	447,326	—
All Drivers Insurance Inc., Colorado Springs, CO, due September 2003. Interest rate is 5%, annual payments of $112,500. Collateralized by certain agency assets acquired by Brooke Corporation.	225,000	—
Gateway Realty of Columbus, Inc., Columbus, NE, due September 2010. Interest rate is 7%, annual principal payments of $67,345. Collateralized by certain agency assets acquired by Brooke Corporation.	606,109	—
Gary Karch & Associates A-1 Insurance, Mt. Vernon, IL, due December 2002. Interest rate is 0%. Collaterized by certain agency assets acquired by Brooke Corporation.	67,500	—
Kohn-Senf Insurance Agency, Inc., St. Louis, MO, due December 2002. Interest rate is 5%, entire balance due at maturity. Collaterized by certain agency assets acquired by Brooke Corporation.	80,500	—
Sun Century Insurance Agency, Inc., Phoenix, AZ, due December 2003. Interest rate is 5%, annual principal payments of $67,333. Collaterized by certain agency assets acquired by Brooke Corporation.	134,667	—

W.I. of Florida, Inc., Tampa, FL, due December 2003. Interest rate is 0%, annual payments of $73,176. Collaterized by certain agency assets acquired by Brooke Corporation. Discount is based on imputed interest rate of 5.75%.	$134,632	$—
Auto Insurors, due October, 2002. Interest rate is 0%, and one payment of remaining balance is due October, 2002. Collaterized by certain agency assets acquired by Brooke Corporation.	60,000	—
Barry James Christensen, due January 2005. Interest rate is 0%, annual payments of $93,333. Collaterized by certain agency assets acquired by Brooke Corporation.	210,667	—
Service First Insurance, due January 2005. Interest rate is 0%, annual payments of $281,375. Collaterized by certain agency assets acquired by Brooke Corporation.	636,305	—
Goodman Insurance, due February 2004. Interest rate is 0%, annual payments of $186,063. Collaterized by certain agency assets acquired by Brooke Corporation.	293,710	—
JD Failla & Associates, due February 2003. Interest rate is 0%, quarterly payments of $127,188. Collaterized by certain agency assets acquired by Brooke Corporation.	395,431	—
Donna Sue Saffel, due March 2003. Interest rate is 0%, annual payments of $62,500. Collaterized by certain agency assets acquired by Brooke Corporation.	62,500	—
All Insurance, due March 2005. Interest rate is 0%, annual payments of $25,196. Collaterized by certain agency assets acquired by Brooke Corporation. Discount is based on imputed interest rate of 5.75%.	67,663	—
Jim Bob Nation Insurance, due March 2005. Interest rate is 0%, annual payments of $116,746. Collaterized by certain agency assets acquired by Brooke Corporation.	260,000	—
Able Insurance, due March 2006. Interest rate is 0%, annual payments of $45,867. Collaterized by certain agency assets acquired by Brooke Corporation. Discount is based on imputed interest rate of 5.75%.	159,849	—
Rebel Auto Insurance, Inc., due May, 2003. Interest rate is 0% and one payment of remaining balance is due May, 2003. Collaterized by certain agency assets acquired by Brooke Corporation.	87,500	—
Crouch Insurance Agency, LLC due May 2004. Interest rate is 0%, annual payments of $97,970. Collaterized by certain agency assets acquired by Brooke Corporation. Discount is based on imputed interest rate of 5.75%.	180,249	—
Turner Insurance, Inc., due May, 2003. Interest rate is 0% and one payment of remaining balance is due May, 2003. Collaterized by certain agency assets acquired by Brooke Corporation.	40,000	—

NCMIC Finance Corporation, due August, 2002. Interest rate is 7.75% and one payment of remaining balance is due August, 2002. Loan is unsecured.	$1,500,000	$—

Total bank loans and notes payable	7,125,008	3,537,330
Bonds payable (See Note 5) and Capital lease obligation (See Note 6)	6,210,000	3,555,000

Total bank loans, notes payable and other long-term obligations	13,335,008	7,092,330
Less: Current maturities and short-term debt	(4,883,552)	(3,127,951)

Total long-term debt	$8,451,456	$3,964,379

        None of the bank loans, notes payable and other long term obligations contain covenants that: require the Company to maintain minimum financial ratios or net worth; restrict management's ability to pay dividends; restrict management's ability to buy or sell assets; restrict management's ability to incur additional debt; or contain any subjective acceleration clauses.

        Interest incurred on bank loans, notes payable and other long-term obligations for the period ended June 30, 2002 and 2001 is $328,480 and $228,243, respectively. Short-term debt represents the non-cash investing transactions utilized to purchase agency assets.

        Bank loans, notes payable and other long-term obligations mature as follows:

Twelve Months Ending June 30	Bank Loans & Notes Payable	Capital Lease	Bonds Payable	Total
2003	$4,458,552	$60,000	$365,000	$4,883,552
2004	1,673,046	65,000	—	1,738,046
2005	323,196	70,000	5,020,000	5,413,196
2006	225,541	75,000	—	297,541
2007	178,289	80,000	—	258,289
Thereafter	269,384	475,000	—	744,384

	$7,125,008	$825,000	$5,385,000	$13,335,008

5.    Long-Term Debt, Bonds Payable

        Brooke Credit Corporation has offered bonds (series 1997A, 1997B and 1997C) for sale to institutional investors in $5,000 denominations. Brooke Credit Corporation has also offered bonds (series 1997D, 1998E, and 2001F) for sale to the public in $5,000 denominations. These bonds are issued in registered form with interest payable semi-annually on January 1st and July 1st of each year. These bonds are not callable by Brooke Credit Corporation and are not redeemable by the bondholder until maturity.

        Brooke Credit Corporation covenants to use all bond proceeds for the purposes of funding loans or purchasing receivables. Brooke Credit Corporation has no debt and covenants not to incur obligations superior to its obligations to bondholders. Therefore, the obligation to bondholders is guaranteed by the assets and the equity of Brooke Credit Corporation.

        At June 30, 2002 and 2001, the bonds payable consist of:

Bond Series	Rate	Maturity	2002 Principal Value	2001 Principal Value
1997B	10.250%	January 1, 2002	$—	$155,000
1997C	10.500%	January 1, 2003	365,000	245,000
1997D	10.125%	July 1, 2001	—	715,000
1998E	10.125%	January 1, 2002	—	820,000
2001F	9.125%	July 1, 2004	5,020,000	890,000

Total			$5,385,000	$2,825,000

        Interest payable is $248,199 and $138,217 at June 30, 2002 and 2001, respectively.

6.    Long-Term Debt, Capital Leases

        Phillips County, Kansas has issued Industrial Revenue Bonds for the purpose of purchasing, renovating, and equipping an office building in Phillipsburg, Kansas. The total bonds issued were $825,000 with various maturities through 2012.

        The Company leases the building from Phillips County, Kansas which may be purchased for a nominal amount at the expiration of the lease agreement. The Company is required to provide insurance coverage on the building as specified by the lessor. Under the criteria established by SFAS 13, this asset has been capitalized in the Company's financial statements.

        Restricted Cash    Cash restricted at June 30, 2002 represents proceeds received from the issuance of Industrial Revenue Bonds that are to be used for the purpose of purchasing, renovating and equipping a processing facility in Phillipsburg, Kansas. The restricted cash at June 30, 2002 was $364,690. Interest earned on the restricted cash totaled $3,132.

        Building under Construction    The total cash used for the purchase and renovation of the building at June 30, 2002 was $463,442.

        Future capital lease payments and long term operating lease payments are as follows:

Period	Capital Real Estate	Operating Real Estate	Total
2002	$54,063	$260,296	$314,359
2003	115,163	327,159	442,322
2004	121,450	139,858	261,308
2005	117,119	83,368	200,487
2006	122,450	80,764	203,214
2007	117,100	20,339	137,439
2008 and thereafter	521,843	—	521,843

Total minimum lease payments	1,169,188	$911,784	$2,080,972

Less amount representing interest	(344,188)

Total obligations under capital leases	825,000
Less current maturities of obligations under capital leases	(60,000)

Obligations under capital leases payable after one year	$765,000

7.    Income Taxes

        The elements of income tax expense (benefit) are as follows:

	2002	2001
Current	$0	$0
Deferred	445,689	373,350

	$445,689	$373,350

        The Company's net operating loss carryforwards are used to offset the current tax expense by decreasing the deferred tax asset

        Reconciliation of the U.S. federal statutory tax rate to Brooke Corporation's effective tax rate on pretax income, based on the dollar impact of this major component on the current income tax expense:

	2002	2001
U.S. federal statutory tax rate	34%	34%
State statutory tax rate	4%	4%
Effect of the utilization of net operating loss carryforwards	(3%)	(3%)
Miscellaneous	(1%)	(1%)

Effective tax rate	34%	34%

        Reconciliation of deferred tax asset:

	2002	2001
Beginning balance, January 1	$495,825	$854,066
Deferred income tax (expense) benefit	(445,689)	(373,350)
Balance, June 30	$50,136	$480,716

        Expiration dates of net operating loss carryforwards:

2020	$181,486

8.    Employee Benefit Plans

        The Company has a defined contribution retirement plan covering substantially all employees. Employees may contribute up to 15% of their compensation. The Company may contribute an additional amount to the plan at the discretion of the Board of Directors. No employer contributions were charged to expense for periods ended June 30, 2002 and 2001.

9.    Concentration of Credit Risk

        The Company maintains cash balances at several banks. On June 30, 2002 and 2001, the Company had account balances of $330,465 and $2,803,085, respectively, with one bank which exceeds the $100,000 insurance limit of the Federal Deposit Insurance Corporation.

        The Company sells participation loans to several banks. On June 30, 2002, the Company had participation loans sold of $22,401,435 to one bank. This represents 50.4% of participations sold at June 30, 2002.

10.    Segment and Related Information

        The Company's two reportable segments as of and for the years ended June 30, 2002 and 2001 consisted of its insurance agency business and its financial services business. The insurance agency business includes the Company's wholly-owned subsidiaries which are licensed insurance agencies operating in the states of Arizona, Colorado, Florida, Iowa, Illinois, Kansas, Louisiana, Missouri, Nebraska, Nevada, New Mexico, Oklahoma, Texas, and Utah. The Company sells insurance through its network of exclusive franchise agents, franchise sub-agents, non-exclusive brokers and insurance producers. The finance services business includes the Company's wholly-owned subsidiary, which is a licensed finance company. The Company originates loans to Brooke Corporation's franchise agents, franchise sub-agents, insurance producers and insurance policyholders. Unallocated corporate-level expenses are reported in the reconciliation of the segment totals to the related consolidated totals as "other corporate expenses." Management evaluates the performance of its segments and allocates resources to them based on the net income before income taxes. The segments' accounting policies are the same as those described in the summary of significant accounting policies.

        The table below reflects summarized financial information concerning the Company's reportable segments for the years ended June 30, 2002 and 2001:

	Insurance Agency Business	Financial Services Business	Elimination of Intersegment Activity	Consolidated Totals
2002
Insurance commissions	$13,497,693	$—	$—	$13,497,693
Interest income	23,268	654,652	(241,722)	436,198
Gain on sale of notes receivable		1,190,892		1,190,892
Interest expense	80,281	248,199	—	328,480
Commissions expense	11,210,737	—	—	11,210,737
Depreciation and amortization	226,656	79,199	—	305,855
Segment assets	19,524,447	7,132,555	(4,940,000)	21,717,002
Expenditures for segment assets	739,547	—	—	739,547
	Insurance Agency Business	Financial Services Business	Elimination of Intersegment Activity	Consolidated Totals
2001
Insurance commissions	$10,252,831	$—	$—	$10,252,831
Interest income	19,077	252,291	(151,429)	119,939
Gain on sale of notes receivable	—	286,145	—	286,145
Interest expense	90,026	138,217	—	228,243
Commissions expense	7,377,527	—	—	7,377,527
Depreciation and amortization	211,352	19,296	—	230,648
Segment assets	11,437,843	3,818,629	(3,944,998)	11,311,474
Expenditures for segment assets	84,406	—	—	84,406

Profit (Loss)	2002	2001
Insurance Agency profit	$2,003,287	$2,593,003
Financial Services profit	1,276,424	229,494

Total segment profit	3,279,711	2,822,497
Unallocated amounts:
Finders fees	661,271	175,000
Buyer assistance plan fees	1,677,627	317,203
Gain on sale of agencies	187,061	449,580
Gain on extinguishment of debt	397,306	—
Other corporate expenses	(4,892,126)	(2,666,192)

Income before income taxes	$1,310,850	$1,098,088

11.    New Accounting Standard

        In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" which amends SFAS No. 19 "Financial Accounting and Reporting by Oil and Gas Producing Companies." This statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. SFAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The provisions of SFAS 143 are required to be applied starting with fiscal years beginning after June 15, 2002. Management continues to evaluate the impact that adoption of SFAS 143 will have on its consolidated financial statements.

        In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which supersedes FASB No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS 144 also amends ARB No. 51 "Consolidated Financial Statements." SFAS 144 has been applied to the second quarter 2002 financial statements.

12.    Subsequent Events

        Brooke Bancshares did not receive regulatory approval to consummate its agreement of February 22, 2002 to purchase a Kansas bank prior to the agreement termination date of June 30, 2002, so Brooke Bancshares withdrew its regulatory application in July 2002.

        Brooke Acceptance Company LLC is a limited liability company organized under the laws of the state of Delaware on July 31, 2002. It is a bankruptcy-remote special purpose entity of Brooke Credit Corporation and is the anticipated purchaser of Brooke Credit Corporation loans and issuer of certain floating rate asset backed notes. Its registered office is in Wilmington, Delaware and its principal office is in Overland Park, Kansas.

        CJD & Associates, L.L.C., of which 100% ownership interest was acquired by the Company on July 1, 2002, is a limited liability company organized under the laws of the state of Kansas on June 11, 1997. It is a licensed insurance agency that sells insurance programs and "targeted market" policies though the Company's network of agents and through agents not necessarily affiliated with the Company under the trade name of Davidson-Babcock. Its registered and principal offices are in Overland Park, Kansas.

13.    Related Party Information

        Robert D. Orr, Leland G. Orr and Michael Hess (the principals) own 100% of the voting stock of GI Agency, Inc. GI Agency, Inc. owns franchise agencies which purchase Master Agent services and obtain loans from the Company at the same general prices and general terms as provided to other unaffiliated franchise agents. As of June 30, 2002, the total outstanding balance of all loans made to GI Agency, Inc. by the Company's finance subsidiary, Brooke Credit Corporation, was $1,285,849. Except for retained principal loan balances totaling $76,616, all GI Agency, Inc. loans made by Brooke Credit Corporation have been sold without recourse to an unaffiliated lender. As such, the total loss exposure to the Company for loans made to GI Agency totals $76,616. All GI Agency, Inc. borrowings are secured by hypothecation of certain shares of the Company's common stock owned by Brooke Holdings, Inc. which currently represents 67.87% of the total shares outstanding. Because of the relationships described above, certain conflicts of interest may arise between the Company and its agents in attempting to resolve disputes that occur as a result of such relationships.

        In its role of matching agency buyers and sellers, the Company from time to time executes purchase agreements to acquire agency assets and assigns them to prospective or existing franchise agents. On occasion, the Company has assigned all of its rights, title and interest in agreements to purchase insurance agencies to GI Agency, Inc., without consideration from GI Agency, Inc. From January 1, 2002 through June 30, 2002, GI Agency collected no commissions on assets subject to such assignments.

        Robert D. Orr, Leland G. Orr and Michael Hess have, in some cases, each guaranteed amounts due suppliers under certain agency agreements. The amounts guaranteed under such agency agreements varies depending on the value of premiums to be collected under such agency agreements. The continuance of these guarantees is important to the Company's prospects.

        The Company has extended a $495,000 line of credit loan to Brooke Holdings, Inc. which owns 67.87% of the Company's common stock. This line of credit is unsecured and was renewed on December 31, 2001 bearing interest at a rate of 9.5% per annum and maturing on December 31, 2002. The outstanding principal balance on the line of credit as of June 30, 2002 was $495,000. An additional loan bearing interest at 9.5% per annum, and maturing on December 31, 2002, in the amount of $11,909 was made to Brooke Holdings, Inc. during the quarter ending June 30, 2002.

        Robert Orr, Leland Orr, Michael Hess, and Shawn Lowry have each guaranteed the promissory note of Austin Agency, Inc., of Brownsville, Texas, to Brooke Credit Corporation. The four guarantors have each acquired 5% of the outstanding stock of Austin Agency, Inc. as consideration for their guarantees. The loan to Austin Agency, Inc. was executed on May 15, 2000 for $1,200,000 and is scheduled to mature on August 1, 2010. As of June 30, 2002 the principal balance of the loan was $1,080,926. This loan is sold to an unaffiliated lender without recourse so the Company does not have a loss exposure on this loan.

        Mr. Hess has one loan with Brooke Credit Corporation in the amount of $10,000 bearing interest at 9.50%. This loan was executed on January 2, 2002 and is scheduled to mature on January 2, 2003. The outstanding principal balance as of June 30, 2002 was $10,000.

        Shawn Lowry is the sole manager of First Financial Group,.L.C., a Kansas limited liability company. Michael Lowry is the sole member of First Financial Group,.L.C.. The business purpose of First Financial includes investing in agencies and guaranteeing loans made by Brooke Credit Corporation to franchise agents who have bought agencies from the Company. On June 1, 2001, First Financial Group, L.C., guaranteed 65% of the Brooke Credit Corporation loan to Palmer, L.L.C. of Baxter Springs, Kansas. In consideration for this guaranty, First Financial Group,.L.C. received a 15% profit interest in Palmer, L.L.C. The loan was executed on June 1, 2001 and is scheduled to mature on September 1, 2011. As of June 30, 2002, the loan principal balance was $731,005. The Company maintains retained principal loan balances totaling $2,068. Of the amounts sold, $595,290 is sold with recourse and $133,645 is sold without recourse. As such, the Company's exposure to loss is limited to the retained loan balance and its recourse obligation. First Financial Group's obligation with regards to Palmer, L.L.C. loans is indirect and the Company believes its exposure to loss from First Financial Group's failure to honor its guarantee is limited.

        On September 28, 2001, First Financial Group,.L.C. guaranteed 25% of the outstanding principal balance of two Brooke Credit Corporation loans to R&F, L.L.C. of Kansas City, Missouri. In consideration for these guarantees, First Financial Group received 5% profit interest in R&F, L.L.C. Both loans were executed on September 28, 2001 and both mature on December 1, 2013. As of June 30, 2002 the principal balances of both loans totaled $636,458. The Company maintains retained principal loan balances totaling $73,586. Of the amounts sold, $461,896 is sold with recourse and $100,975 is sold without recourse. As such, the Company's exposure to loss is limited to its recourse obligation. First Financial Group's obligation with regards to R&F, L.L.C. loans is indirect and the Company believes its exposure to loss from First Financial Group's failure to honor its guarantee is limited.

        Kyle Garst is the sole manager and sole member of American Financial Group, L.C., a Kansas limited liability company. The business purpose of American Financial Group, L.C., includes investing in agencies and guaranteeing loans made by Brooke Credit Corporation to franchise agents who have bought agencies from the Company. On October 15, 2001 American Financial Group, L.C. and First Financial Group,.L.C. each guaranteed 50% of the outstanding principal balance of The Wallace Agency, L.L.C. of Wanette, Oklahoma. In consideration of this guarantee, First Financial Group receives a 7.5% profit interest in The Wallace Agency, L.L.C. and American Financial Group, L.C. receives a 7.5% profit interest in The Wallace Agency, L.L.C. This loan was executed on October 15, 2001 and matures on January 1, 2014. As of June 30, 2002 the loan principal balance was $433,872. This loan is sold to an unaffiliated lender without recourse so the Company does not have a loss exposure on this loan.

        Anita Larson is married to John Arensberg, a partner in Arensberg Insurance of Lawrence, Kansas and Overland Park, Kansas. The Company and Arensberg Insurance have entered into a franchise agreement pursuant to which Arensberg Insurance participates in the Company's Master Agent program. In addition, the Company's finance subsidiary, Brooke Credit Corporation, has made one loan to Arensberg Insurance. As of June 30, 2002, the total outstanding balance of such loan was $750,994. This loan bears interest at a rate adjusted annually and equal to 3.0% per annum over the New York prime rate. The loan is scheduled to mature on October 1, 2009. Except for retained principal loan balances totaling $55,925, the Arensberg Insurance loan made by Brooke Credit Corporation has been sold to unaffiliated lenders, including $245,940 without recourse and $449,128 with recourse. As such, the Company's exposure to loss is limited to the retained loan balance and its recourse obligation. The Company entered into a franchise agreement and made loan advances to Arensberg Insurance partnership well before Anita Larson was employed by the Company. Anita Larson is not a partner of Arensberg Insurance. The partners of Arensberg Insurance are established and credible businessmen so the Company's believes its exposure to loss from its retained loan balance and recourse obligation is limited.

        Brooke Credit Corporation made a loan to Anita Larson for the purpose of acquiring stock in the Company. The loan bears interest at a rate adjusted annually and equal to 2.5% per annum over the New York prime rate, which as of June 30, 2002 was 12%. The loan is scheduled to mature on August 1, 2005. The outstanding balance of this loan as of June 30, 2002 was $24,526. The entire loan balance has been sold without recourse to an unaffiliated lender so the Company does not have any loss exposure.

        Anita Lowry is a sister to Robert D. Orr and Leland G. Orr and the mother of Shawn Lowry and Michael Lowry and is married to Don Lowry who is a franchisee. Don & Anita Lowry are shareholders of American Heritage Agency, Inc. which owns an agency in Hays, Kansas and previously owned agencies in Great Bend, Kansas and Omaha, Nebraska. The Company and American Heritage Agency, Inc. entered into a franchise agreement on February 28, 1999 pursuant to which American Heritage Agency, Inc. participates in the Company's Master Agent program. As of June 30, 2002, American Heritage Agency had four loans outstanding to Brooke Credit Corporation with total outstanding balances of $503,779. The outstanding loans to American Heritage Agency currently have maturity dates of September 1, 2010, January 16, 2005, April 1, 2014, and February 1, 2014. All of the loans bear interest at a rate adjusted annually to 3.5% over the New York prime rate. Except for retained principal loan balances totaling $68,088, all American Heritage Agency loans made by Brooke Credit Corporation have been sold to unaffiliated lenders, including $173,500 without recourse and $262,191 with recourse. As such, the Company's exposure to loss is limited to the retained loan balance and its recourse obligation. Don Lowry is an experienced businessman with proven insurance sales skills, so the Company believes its exposure to loss from its retained loan balance and recourse obligation is limited.

        Brooke Credit Corporation made an unsecured loan to American Financial Group, L.C. The loan bears interest at a fixed rate of 9%. The loan is scheduled to mature on January 16, 2008. The outstanding balance of this loan as of June 30, 2002 was $32,355. The entire loan balance has been sold without recourse to an unaffiliated lender so the Company does not have any loss exposure.

        Anita Lowry is a sister of Robert D. Orr and Leland G. Orr and the mother of Shawn Lowry and Michael Lowry. Brooke Credit Corporation made an unsecured loan to Anita Lowry. The loan bears interest at a fixed rate of 9%. The loan is scheduled to mature on January 16, 2005. The outstanding balance of this loan as of June 30, 2002 was $2,191. The entire loan balance has been sold without recourse to an unaffiliated lender so the Company does not have any loss exposure.

        Shawn Harding is the son-in-law of Michael Hess. Brooke Credit Corporation made an unsecured loan to Shawn Harding. The loan bears interest at a fixed rate of 9.5%. The loan is scheduled to mature on July 1, 2003. The outstanding balance of this loan as of June 30, 2002 was $10,000. The entire loan balance has been sold without recourse to an unaffiliated lender so the Company does not have any loss exposure.

        Principals and their immediate family have purchased Brooke Credit Corporation Bonds totaling $140,000. Members of this group have also purchased loan participations totaling $114,494.

        The Company sells insurance to its Board of Directors and its employees. The aggregate of these transactions is not significant to the financial statements.

        The fair value of Robert Orr's services was estimated at $40,000, or (one half) of the compensation of the Company's most senior managers (Leland Orr and Mike Hess). This value was established after analysis of the time Robert Orr spent on Company activities and not necessarily the amount of contribution made by Robert Orr, the importance of Robert Orr's contributions, or the Company's dependence on Robert Orr. Robert Orr is an author and is currently working on a revised addition of his previous reference book. Additionally, Robert Orr maintains a secondary residence in Boulder, CO and is absent from the company's offices on a frequent basis.

        The Company's employee handbook contains conflict of interest guidelines which are applicable to Company management and employees. The purpose of the guidelines is to prevent an employee in a position to influence a decision regarding the Company to use such influence for personal gain. Pursuant to the guidelines, an employee in such a position is required to notify an officer of the Company of the existence of such a situation.

14.    Contingency

        The Company is filing voluntarily with the SEC (Securities and Exchange Commission). The Company has not received notice of clearing comments, therefore, it is possible future SEC comments could have an effect on this review report.

15.  Acquisitions and Divestitures

        On June 30, 2000, the Company acquired 900 shares of Interstate Insurance Group, LTD from Gerald Lanio and William Tyer. These shares represented 100% of the shares outstanding. The total purchase price was estimated to be $1,200,000 plus Interstate's net tangible book value. However, that portion of the purchase price exceeding net tangible book value was contingent upon future revenues. Therefore, in accordance with paragraph 80 of APB 16, the purchase price was recorded as an asset when cash payments were made to the sellers. Cash payments of $300,000 and $162,877 were recorded in 2000 and 2001, respectively, as Excess Cost of Purchased Subsidiary. As disclosed in footnote 1 (g) to these financial statements, these amounts were subsequently written off as impaired.

16.  Compensated Absences

        The Company has not accrued compensated absences, however, the total amount is not deemed to be material.

17.  Stock-Based Compensation

        The Company's net income and net income per common share would have been reduced to the pro forma amounts indicated below if compensation cost for the Company's stock option plan had been determined based on the fair value at the grant date for awards in accordance with the provisions of SFAS No. 123:

2002
Net income:
As reported	$865,161
Pro forma	681,764
Basic earnings per share:
As reported	1.03
Pro forma	.78
Diluted earnings per share:
As reported	.99
Pro forma	.77

        The fair value of the options granted during 2002 is estimated on the date of grant using the binomial option pricing model. The weighted-average assumptions used and the estimated fair value are as follows:

	2002
Expected term	2.7	years
Expected stock volatility	30%
Risk-free interest rate	5%
Dividend	1%
Fair value per share	$5.85

        The Company has granted stock options to officers, certain key employees, and directors for the purchase of its common stock under a shareholder-approved plan. The Brooke Corporation 2001 Compensatory Stock Option Plan authorizes the issuance of up to 47,500 shares of the Company's common stock, for use in paying incentive compensation awards in the form of stock options. Unless otherwise required by law, the options are granted at fair value at the date of grant and become partially exercisable immediately. The options expire five to ten years from the date of grant. At June 30, 2002, there were 42,500 additional shares available for granting stock options under the stock plan.

	Shares Under Option	Weighted Average Exercise Price
Outstanding, Jan. 1, 2002	—	$—
Granted	47,500	25.32
Exercised	—	—
Terminated and expired	—	—

Outstanding, June 30, 2002	47,500	$25.32

        Options to purchase 2,100 shares were exercisable at June 30, 2002. The following table summarizes information concerning outstanding and exercisable options at June 30, 2002.

	Options Outstanding			Options Exercisable
Range of Exercisable Prices	Number Outstanding	Remaining Contractual Life in Years	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$25-27.50	47,500	2.7	$25.32	2,100	$25

18.  Goodwill and Other Intangible Assets

        In June 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets," collectively referred to as the "Standards," which were effective for the Company as of January 1, 2002. SFAS No. 141 supercedes APB No. 16, "Business Combinations." The provisions of SFAS No. 141 (1) require that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, (2) provide specific criteria for the initial recognition and measurement of intangible assets apart from goodwill, and (3) required that un-amortized negative goodwill be written off immediately as an extraordinary gain instead of being deferred and amortized. SFAS No. 141 also requires that, upon adoption of SFAS No. 142, the Company reclassify the carrying amounts of certain intangible assets into or out of goodwill, based on certain criteria. SFAS No. 142 supercedes APB No. 17, "Intangible Assets," and is effective for fiscal years beginning after December 15, 2001. SFAS No. 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their initial recognition. The provisions of SFAS No. 142 (1) prohibit the amortization of goodwill and indefinite-lived intangible assets, (2) require that goodwill and indefinite-lived intangible assets be tested annually for impairment (and in interim periods if certain events occur indicating that the carrying value of goodwill and/or indefinite-lived intangible assets may be impaired), (3) require that reporting units be identified for the purpose of assessing potential future impairments of goodwill, and (4) remove the forty-year limitation on the amortization period of intangible assets that have finite lives.

        The following table adjusts reported net income and earnings per share for the six months ended June 30, 2001 (prior to the adoption date) to exclude amortization of goodwill and other intangible assets with indefinite useful lives:

	Net Income	Basic EPS	Diluted EPS
As reported	$724,738	1.03	1.01
Amortization of goodwill	1,890.00		.00

	$726,628	1.03	1.01

        There are no intangible assets with indefinite useful lives, other than goodwill, as of June 30, 2002, and June 30, 2001. The intangible assets with definite useful lives have a value of $1,379,887 and $932,602 as of June 30, 2002, and June 30, 2001, respectively. These assets are included in "Other Assets" in the balance sheet. Amortization expense was $165,855 and $90,648 for the period ended June 30, 2002 and 2001, respectively.

19.  Supplemental Cash Flow Disclosures

Supplemental disclosures:
Cash paid for interest	$321,079	$228,243

Cash paid for income tax	$—	$—

Non cash financing activity—additional paid in Capital for contributed services	$20,000	$20,000

        During the six month period ending June 30, 2002, the statement of cash flows reflect the purchase of agencies into inventory totaling $3,096,443 and the sale of agencies from inventory totaling $7,508,820. Agency inventory decreased $272,874 from the December 31, 2001 to June 30, 2002, however net cash of $4,412,377 was provided by the Company's agency inventory activities because $4,139,503 of the purchase price of agency inventory was provided by sellers per table below.

June 30, 2002
Purchase of insurance agency inventory	$(3,096,443)
Sale of insurance agency inventory	$7,508,820

Net cash provided (used) from sale of agency inventory	$4,412,377
Cash (provided) by sellers of agency inventory	$(4,139,503)

Decrease in inventory on balance sheet	$272,874

20.  Prior Period Adjustment

        The Company has recorded prior period adjustments for the correction of errors.

        Specifically the Company has discounted zero-percent notes payable to the present value. This is accomplished by imputing interest on those debt instruments.

        The Company has adjusted the deferred tax asset, income tax expense and income tax benefit for the tax effect of the prior period adjustment.

        The effect of the prior period adjustment is recapped below:

	06/30/2002 Retained Earnings	06/30/2002 Net Income	06/30/2002 Earnings Per Share	06/30/2002 Dilut. Earn. Per Share
As previously reported	$(1,359,994)	$831,133	$0.98	$0.95
Discount zero-percent notes payable to present value	51,557	51,557	0.07	0.06
Prior period adjustments affect for deferred tax assets	(17,529)	(17,529)	(0.02)	(0.02)

As adjusted	$(1,325,966)	$865,161	$1.03	$0.99

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Brooke Corporation:

        We have audited the accompanying consolidated balance sheets of

BROOKE CORPORATION

as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BROOKE CORPORATION as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 17 and 18 to the financial statements, certain errors previously reported were discovered by management during the current year. Accordingly, the financial statements have been restated to correct the errors.

Summers, Spencer & Cavanaugh, CPAs, Chartered

Topeka, Kansas

March 1, 2002

(except for Note 17 and 18 as to which the date is August 8, 2002)

BROOKE CORPORATION

Consolidated Balance Sheets

December 31, 2001 and 2000

	2001	2000
ASSETS
Current Assets
Cash	$4,787,869	$1,683,513
Accounts and notes receivable, net	7,810,688	2,704,817
Note receivable, parent company	437,668	318,745
Other receivables	879,072	196,928
Securities	1,198	1,198
Interest-only strip receivable	184,412	—
Prepaid expenses	328,912	147,642

Total Current Assets	14,429,819	5,052,843

Investment in Agencies	867,320	316,520

Property and Equipment
Cost	2,402,101	2,267,095
Less: Accumulated depreciation	(1,752,325)	(1,565,446)

Net Property and Equipment	649,776	701,649

Other Assets
Excess of cost over fair value of net assets	892,848	576,328
Less: Accumulated amortization	(255,469)	(176,029)
Prepaid commission guarantee	28,200	68,068
Covenants not to compete	—	14,696
Goodwill	1,284	5,064
Prepaid finders fee	14,340	14,847
Contract database	39,692	42,526
Servicing asset	293,276	—
Deferred charges	—	44,564
Deferred tax asset	495,825	854,066

Net Other Assets	1,509,996	1,444,130

Total Assets	$17,456,911	$7,515,142

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$1,091,371	$442,680
Premiums payable to insurance companies	2,256,732	1,966,895
Unearned buyer assistance plan fees	928,232	—
Accrued commission refunds	296,842	233,566
Short term debt	695,515	826,539
Current maturities of long-term debt	3,470,608	1,334,651

Total Current Liabilities	8,739,300	4,804,331
Non-current Liabilities
Servicing liability	42,260	—
Long-Term debt less current maturities	7,398,935	3,336,764

Total Liabilities	16,180,495	8,141,095

Stockholders' Equity
Common stock, $1 par value, 9,500,000 shares authorized, 704,018 shares issued and 692,968 shares outstanding	704,018	704,018
Preferred stock, $75 par value, 1,000 shares authorized, 781 shares issued and outstanding	58,600	58,600
Preferred stock, $25 par value, 499,000 shares authorized, 73,650 shares issued and outstanding	1,841,250	—
Less: Treasury stock, 11,050 shares at cost	(39,500)	(39,500)
Notes receivable for common stock	(8,193)	—
Additional paid-in capital	703,023	1,103,702
Retained earnings	(1,990,093)	(2,452,773)
Accumulated other comprehensive income	7,311	—

Total Stockholders' Equity	1,276,416	(625,953)

Total Liabilities and Stockholders' Equity	$17,456,911	$7,515,142

BROOKE CORPORATION

Consolidated Statements of Income

Years Ended December 31, 2001 and 2000

	2001	2000
Operating Income
Insurance commissions	$20,895,232	$13,751,080
Interest income (net)	418,266	289,190
Finder's fee	450,000	—
Gain on sale of agencies	676,503	17,500
Buyer assistance plan fees	1,589,550	—
Loss on sale of fixed assets	(47,397)	—
Other income	4,333	—
Gain on sale of notes receivable	507,670	—

Total Operating Income	24,494,157	14,057,770

Operating Expenses
Commissions expense	16,220,082	9,489,111
Payroll expense	4,112,648	2,757,550
Depreciation and amortization	440,614	405,735
Other operating expenses	1,991,054	1,458,732
Impairment loss	162,877	300,000
Bond interest expense	343,672	184,241

Total Operating Expenses	23,270,947	14,595,369

Income (Loss) from Operations	1,223,210	(537,599)

Other Expenses
Interest expense	169,561	200,731

Total Other Expenses	169,561	200,731

Income (Loss) Before Income Taxes	1,053,649	(738,330)
Income tax expense (benefit)	358,241	(251,032)

Net Income (Loss)	$695,408	$(487,298)

Net Income (Loss) per Share:
Basic	.91	(.71)
Diluted	.90	(.69)

BROOKE CORPORATION

Consolidated Statements of Changes in Stockholders' Equity

Years Ended December 31, 2001 and 2000

	Common Stock	Preferred Stock	Treasury Stock	Notes Receivable for Common Stock	Add'l Paid- in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total
Balances, December 31, 1999	$704,018	$58,600	$(39,500)	$—	$1,063,702	$(1,793,838)	$—	$(7,018)
Dividends paid						(171,637)		(171,637)
Fair market value of contributed services					40,000			40,000
Net loss						(487,298)		(487,298)

Balances, December 31, 2000	704,018	58,600	(39,500)	—	1,103,702	(2,452,773)	—	(625,953)
Dividends paid						(232,728)		(232,728)
Preferred stock issued		1,841,250						1,841,250
Fair market value of contributed services					40,000			40,000
Loans for common stock issuance				(8,193)				(8,193)
Deferred charges					(440,679)			(440,679)
Comprehensive income:
Interest-only strip receivable, fair market value							7,311	7,311
Net income						695,408		695,408

Balances, December 31, 2001	$704,018	$1,899,850	$(39,500)	$(8,193)	$703,023	$(1,990,093)	$7,311	$1,276,416

Brooke Corporation

Consolidated Statements of Cash Flows

Years Ended December 31, 2001 and 2000

	2001	2000
Cash flows from operating activities:
Net income (loss)	$695,408	$(487,298)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation	241,167	285,609
Amortization	199,447	120,126
Fair market value of contributed services	40,000	40,000
(Gain) loss on sale of inventory	(676,503)	(17,500)
Deferred income tax expense (benefit)	358,241	(251,032)
Impairment loss	162,877	300,000
(Gain) loss on sale of fixed assets	47,397	—
Gain on sale of notes receivable	(507,670)	—
(Increase) decrease in assets:
Accounts and notes receivables, net	(5,224,794)	(1,477,313)
Other receivables	(682,144)	67,928
Prepaid expenses	(181,270)	(159,083)
Increase (decrease) in liabilities:
Accounts and expenses payable	648,691	(199,236)
Other liabilities	1,281,345	1,445,428

Net cash used in operating activities	(3,597,808)	(332,371)

Cash flows from investing activities:
Cash payments for property and equipment	(232,450)	(404,147)
Purchase of insurance agency inventory	(3,040,593)	(412,885)
Sale of insurance agency inventory	6,546,531	153,000

Net cash provided by (used in) investing activities	3,273,488	(664,032)

Cash flows from financing activities:
Deferred charges	(440,679)	—
Dividends paid	(232,728)	(171,636)
Cash proceeds from bond issuance	4,560,000	135,000
Cash proceeds from preferred stock issuance	1,841,250	—
Payments on bond maturities	(760,000)	—
Line of credit advance	960,000	660,000
Advances on short-term borrowing	778,064	2,391,568
Payments on short-term borrowing	(909,088)	(487,223)
Advances on long-term debt	0	639,737
Payments on long-term debt	(2,368,143)	(2,390,075)

Net cash provided by financing activities	3,428,676	777,371

Net increase (decrease) in cash and cash equivalents	3,104,356	(219,032)
Cash and cash equivalents, beginning of period	1,683,513	1,902,545

Cash and cash equivalents, end of period	$4,787,869	$1,683,513

BROOKE CORPORATION

Notes to Consolidated Financial Statements

Years Ended December 31, 2001 and 2000

1.    Summary of Significant Accounting Policies

(a)    Organization

        Brooke Corporation was incorporated under the laws of the State of Kansas on January 17, 1986. The Company's registered offices are located in Phillipsburg, Kansas. Brooke Holdings, Inc. owns 73.84% of the Company's common stock. The Company recruits fully vested franchise agents to sell insurance and financial services. Most of the Company's revenues result from the sale of property and casualty insurance, however, the Company also offers life and health insurance services, investment services and credit services.

        All of the Company's subsidiaries are 100% owned and controlled by the Company. With the notable exceptions of Brooke Credit Corporation, The American Agency, Inc., and American Heritage, Inc., all of the Company's subsidiaries are held primarily for regulatory licensing and insurance company contracting purposes. Other than Brooke Credit Corporation and Brooke Bancshares, Inc., the subsidiaries' financial statements are not separately prepared. Brooke Credit Corporation, a Kansas corporation, is a licensed finance company that originates loans primarily to the Company's agents. Separate financial statements are regularly prepared for Brooke Credit Corporation, and Brooke Credit Corporation borrows money in its own right primarily through the issuance of bonds.

        The Company's other subsidiaries include:

        Brooke Life and Health, Inc., is a licensed insurance agency that sells life and health insurance through the Company's network of franchise agents, subagents and insurance producers.

        Brooke Agency, Inc., is a licensed insurance agency that sells property and casualty insurance through the Company's network of franchise agents, subagents and insurance producers.

        Brooke Investments, Inc., may offer insurance annuities and mutual funds for sale through the Company's network of franchise agents, subagents and insurance producers. Brooke Investments, Inc. will determine whether registration as a broker-dealer is required and will register, if required, before investment services and securities are offered.

        Interstate Insurance Group, LTD, is a licensed insurance agency that sells insurance programs and "targeted market" policies through the Company's network of agents and through agents not necessarily affiliated with the Company under the trade name of American Interstate Insurance Agency.

        The American Agency, Inc., consults with agent sellers and brokers agency sales under the trade name of Agency Business Brokers. This subsidiary is also a licensed insurance agency that sells insurance programs and "targeted market" policies through the Company's network of agents and through agents not necessarily affiliated with the Company under the trade name of American Insurance Agency.

        The American Heritage, Inc., consults with and otherwise assists agent buyers under the trade name of Heritage Agency Consultants. This subsidiary is also a licensed insurance agency that sells insurance programs and "targeted market" policies through the Company's network of agents and through agents not necessarily affiliated with the Company under the trade name of American Heritage Insurance Agency.

        Brooke Corporation of Nevada, is a licensed Nevada insurance agency that sells insurance through the Company's network of franchise agents, subagents and insurance producers. This subsidiary may also sell the programs and "targeted market" policies in Nevada through the Company's network of agents and through agents not necessarily affiliated with the Company.

        Brooke Bancshares, Inc.    was incorporated in January of 2002 for the specific purpose of acquiring and owning one or more commercial banks that will distribute banking services and products through the Company's agents. If the Company is successful in acquiring a bank, this subsidiary will become a bank holding company as defined pursuant to the Bank Holding Company Act of 1956, as amended.

        First Brooke Insurance and Financial Services, Inc., is a Texas corporation controlled through a contractual agreement with stockholders. The corporation is used for licensing purposes. The corporation is consolidated with Brooke Corporation for financial statement reporting.

(b)    Use of Accounting Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets, liabilities and disclosures. Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

        The following are significant estimates made by management: accrued commission refund obligations, reimbursement from agents for commission refund obligations, Buyers Assistance Program unearned and earned percentages, and the fair value assumptions utilized for interest-only strip receivables. It is at least reasonably possible these estimates will change in the near term.

(c)    Cash Equivalents

        For purposes of the statements of cash flows, the Company considers all cash on hand, cash in banks and short-term investments purchased with a maturity of three months or less to be cash and cash equivalents.

(d)    Allowance for Bad Debts

        The Company considers all accounts and notes receivable to be fully collectible, therefore no allowance has been recognized for uncollectible amounts.

(e)    Revenue Recognition

        Commission revenue on insurance policy premiums is generally recognized as of the effective date of the policies or, in certain cases, as of the effective date or billing date, whichever is later. Contingent and profit sharing commissions are generally recognized when received. Premiums due from the insured to the Company are reported as assets of the Company and as corresponding liabilities, net of commissions, to the insurance carriers. In the event of cancellation or reduction in premiums, for policies billed by an insurance carrier, a percentage of the commission revenue is often returned to the insurance carrier. The commission refunds are calculated by the insurance carriers and are typically deducted from amounts due to the Company from insurance carriers. The Company has estimated and accrued a liability for commission refunds of $296,842 and $233,566 as of December 31, 2001 and 2000, respectively.

        The Company provides consulting, marketing and cash flow assistance to agency owners during the first year of agency ownership through a Buyers Assistance Plan ("BAP") program. The Company has allocated the fees paid by agents for BAP assistance to each of the services provided by the Company and the fee associated with a particular service is recognized as revenue when the service is performed. Many of the BAP services (inspection reports, operations analysis, marketing plan development) are provided by the Company before, or within thirty days after, agency acquisition so approximately 58% of BAP fees are immediately recognized as revenue. An additional 20% of BAP fees are recognized during the first year of agency ownership leaving approximately 22% of BAP fees unearned, and the revenue recognized, after the BAP period expires. The allocation of fees may change if the nature, or timing, of BAP related services change. Unearned BAP fees were $928,232 at December 31, 2001.

(f)    Property and Equipment

        Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets.

(g)    Excess Cost of Purchased Subsidiary

        Included in other assets are unamortized costs of purchased subsidiaries (Brooke Life and Health, Inc. and The American Agency, Inc.) in excess of the fair value of underlying net tangible assets acquired. The balance is being amortized over a 15-year period using an accelerated 150% declining balance switching to straight-line method. Amortization expense was $199,447 and $120,126 for the years ended December 31, 2001 and 2000, respectively. The "excess cost of purchased subsidiary" resulted from the purchase of a subsidiary corporation. In 2001, management elected to reclassify Investment in Agencies of $316,520 to this account because management's intention is no longer to sell the agencies. These agencies, primarily consisting of an agency doing business as Brooke Life/Health, were not amortized when available for sale during 2000 because commissions increased significantly during this period of time resulting in an increased market value. Therefore, in management's opinion, if the assets had been sold during 2000, the sales price would have been significantly more than the asset account balance of $316,520.

        In the third and fourth quarters of 2000, Interstate Insurance Group, LTD's primary supplier began exiting the limousine insurance market, which comprised virtually all of Interstate's insurance business, and revenues began decreasing. Based on these circumstances, revenue and cash flow projections were revised, resulting in the recognition of impairment losses in the Interstate unit of the insurance agency business segment of $300,000 and $162,877, in 2000 and 2001, respectively. The amount of the Interstate impairment losses corresponds to the amounts recorded as Excess Cost of Purchased Subsidiary as disclosed in footnote #15.

(h)    Income Taxes

        Income taxes are provided for the tax effect of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to net operating loss carryforwards that are available to offset future taxable income. The company files its federal income tax return on a consolidated basis with its subsidiaries.

(i)    Investment in Agencies

        The assets included in the "Investment in Agencies" category is the purchase price paid for agency assets. These assets are available for sale and are carried at the lower of cost or market. In 2001, management elected to reclassify Investment in Agencies of $316,520 to other assets because management's intention is no longer to sell the agencies. These agencies, primarily consisting of an agency doing business as Brooke Life/Health, were not amortized when available for sale during 2000 because commissions increased significantly during this period of time resulting in an increased market value. This assumption of increased value is supported by valuation methods generally accepted by the insurance agency industry whereby agency assets are valued as a multiple of annual commissions. Therefore, in management's opinion, if the assets had been sold during 2000, the sales price would have been significantly more than the asset account balance of $316,520.

        The Company acquires insurance agencies to hold in inventory for sale to its agents. The number of agencies purchased for this purpose in 2001, 2000 and 1999 was 23, 16 and 5, respectively. Correspondingly the number of agencies sold from inventory in 2001, 2000, and 1999 was 21, 16 and 5, respectively.

        The balance at December 31, 2001 consists of two agencies. An agency in Kearney, Missouri was purchased at a cost of $272,874 and an agency in Dallas, Texas at a cost of $594,446.

(j)    Gain or Loss on Sale of Assets

        "Investment in Agencies" gains or losses are the difference between the insurance agency sales price and the insurance agency's book value, which is carried at the lower of cost or market value. Insurance agencies are typically sold in the same units as purchased. However, in instances where a part, or segment, of an insurance agency unit is sold, then management estimates the fair market value of the segment of the insurance agency unit being sold and the difference between the sales price and the resulting fair market value estimation is the amount of the gain or loss. Any such fair market value estimation is evaluated for reasonableness by comparing the market value estimation of the segment to the book value for the entire insurance agency unit. Fair market value estimations are based on comparable sales information that takes into consideration agency characteristics such as customer type, customer account size, supplier size and billing methods.

(k)    Contracts Database

        This asset consists of standardized loan documents which have been developed by Brooke Corporation. These contracts are available for sale to others that make these types of loans, by first purchasing a license from Brooke Corporation. A complete review and revision is scheduled for all loan documents every five years, therefore, the asset is being amortized over a five year period.

(l)    Deferred Charges

        Deferred charges relates to costs associated with the public offering of preferred stock and bonds. Selling expenses, auditor fees, legal costs and filing charges associated with the Company's public offering of stock totaled $440,679 and have been offset against stock proceeds. Similar costs associated with the Company's public offering of bonds totaled $291,371 and are classified as prepaid expenses that are amortized over a period ending at bond maturity. Net of amortization, the balance of all such prepaid expenses as of December 31, 2001 was $237,800.

(m)    Equity Rights and Privileges

        Convertible preferred stockholders shall be entitled to a 9% cumulative dividend in cash of the liquidation value of such stock per share per annum, as determined by the Board of Directors. Convertible preferred stock may convert to common stock at a rate of 13 shares of common stock for 1 share of preferred stock. Convertible preferred stock has no voting rights. Holders of convertible preferred stock, upon liquidation or dissolution of the Company, are entitled to be paid an amount equal to $75 for each share of preferred stock not converted into common stock before any amount may be paid to holders of common stock. In addition to the convertible preferred stock, the Company is authorized to issue 499,000 shares of preferred stock. The authorized shares consist of 100,000 shares of 2002 convertible preferred stock and 399,000 shares of "undesignated" preferred stock. The holders of the 2002 convertible preferred stock are entitled to receive a cumulative dividend in cash at the rate of 10% of the liquidation value of such stock per share per annum if determined by the Board of Directors. On or prior to April 1, 2002, the holders of 2002 convertible preferred stock have the right, at their option, to convert their shares to common stock; one share of 2002 convertible preferred stock will be exchanged for one share of common stock. In the case of liquidation or dissolution of the Company, the holders of the 2002 convertible preferred stock shall be entitled to be paid in full the liquidation value, $25 per share, after payment of full liquidation value to the holders of convertible preferred stock and before the holders of common stock. The common stockholders shall possess all rights and privileges afforded to capital stock by law, subject to holders of convertible preferred stock.

(n)    Per Share Data

        Basic net income per share is calculated by dividing net income, less preferred stock dividends declared in the period (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned), by the average number of shares of the Company's common stock outstanding. Diluted net income per share is calculated by including the probable conversion of preferred stock to common stock, and then dividing net income by the adjusted average number of shares of the Company's common stock outstanding. Preferred stock dividends declared during the periods ended December 31, 2001 and 2000 were $66,381 and $5,276, respectively.

Basic Earnings Per Share		2001	2000
Net Income		$695,408	$(487,298)
Less: Preferred Stock Dividends		$(66,381)	$(5,276)

Income Available to Common Stockholders		$629,027	$(492,574)
Common Stock Shares	704,018
Less: Treasure Stock Shares	(11,050)	692,968	692,968

Basic Earnings Per Share		$.91	$(.71)

Diluted Earnings Per Share		2001	2000
Net Income		$695,408	$(487,298)
Common Stock Shares	704,018
Less: Treasure Stock Shares	(11,050)
Plus: Shares from Assumed Conversions
781 Shares of $75 par at 13 to 1	10,153
73,650 Shares of $25 at 1 to 1	73,650	776,771	703,121

Diluted Earnings Per Share		$.90	$(.69)

(o)    Buyer Assistance Plan

        The Company introduced a specialty program (buyer assistance plan) to provide agency buyers assistance with their new agency ownership. The Company assists new agency owners by providing an inspection report on their new agency, marketing assistance, and commission cash flow assistance. Most of the service provided by the Company is performed in the early stages of agency ownership, however, there is a portion of "ongoing" service for the first year. Unearned buyer assistance plan fees are $928,232 at December 31, 2001.

(p)    Principles of Consolidation

        The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation of the financial statements.

(q)    Accounts and Notes Receivable, Net

        The net notes receivable included as part of the "Accounts and Notes Receivable, Net" asset category are available for sale and are carried at the lower of cost or market. Accordingly, any changes in the net notes receivable balances are classified as an operating activity.

(r)    Other Receivable

        Included in this category is reimbursements due from agents for possible cancellation of policies, advances of commission to agents, receivable from seller on contract of services and advances to vendors on behalf of franchise agents. Most of these amounts are collected within 30 days from borrowers or agents and all amounts are collected within 12 months from date of recording.

2.    Notes Receivable

        At December 31, 2001 and 2000, notes receivable consist of the following:

	2001	2000
Agency loans	$37,712,937	$21,075,143
Less: Agency loan participation	(34,699,956)	(20,897,316)
Equipment loans	1,927	1,927
Less: Equipment loan participation	(1,927)	(1,927)
Consumer loans	228,605	173,745
Less: Consumer loan participation	(220,412)	(173,745)

Total notes receivable, net	3,021,174	177,827
Interest earned not collected on notes*	461,970	195,638
Customer receivables	4,327,544	2,331,352

Total accounts and notes receivable, net	$7,810,688	$2,704,817

*
The Company has recorded a corresponding liability for interest payable to participating lenders in the amounts of $384,046 and $376,966 in 2001 and 2000 respectively.

        Loan participation represents the transfer of notes receivable, by sale, to "participating" banks and finance companies. The Company receives consideration from the participating entities. In accordance with SFAS 140—or SFAS 125 if prior to March 31, 2001—Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, these transfers are accounted for as sales. The transferred assets (i.e. notes receivable) are isolated from the Company. The participating companies obtain the right—free of conditions that constrain it from taking advantage of that right—to pledge or exchange the notes receivable. In addition, the Company does not maintain control over the transferred assets and the transfer agreements do not entitle the Company or obligate the Company to repurchase or redeem the notes receivables before their maturity. Based on management's experience the carrying value for notes receivable approximates the fair value.

        When the Company sells participations in notes receivable to investors, it retains servicing rights and interest income which are retained interests in the loan participations. Gain or loss on sales of the notes receivable depends in part on the previous carrying amount of the financial assets involved in the transfer, allocated between the assets sold and the retained interests based on their relative fair value at the date of transfer.

        In all loan participation sales, the Company retains servicing responsibilities for which it typically receives annual servicing fees ranging from .25% to 1.375% of the outstanding balance. In those instances whereby annual service fees received by the Company are less than the cost of servicing, which is estimated at .25% of the outstanding balance, a servicing liability is recorded. Additionally, the Company often retains interest income. The Company's right to interest income is not subordinate to the investor's interests and the Company shares interest income with investors on a prorata basis. Although not subordinate to investor's interests, the Company's retained interest is subject to credit and prepayment risks on the transferred financial assets.

        During the year ended December 31, 2001, the Company sold $21,355,326 (111) loan participations for which servicing rights and interest receivable was retained. Corresponding pre-tax gains of $507,670 were recorded in 2001. Most of the loans sold prior to 2001 were sold with servicing margins equal to estimated servicing costs. However, during the year ended December 31, 2000, the Company had sold loans totaling $2,407,558 with servicing margins not equal to estimated servicing costs resulting in a net gain of $10,756. A gain was not recorded because management considered this amount as immaterial to overall income for 2000.

        Subsequent to the initial recording at fair value, the servicing asset is amortized in proportion to and over the period of estimated net servicing income. Additionally, impairment of the servicing asset is subsequently evaluated and measured. Subsequent to the initial recording at fair value, interest only receivables are measured as debt securities classified as available for sale.

        Of the agency loans at December 31, 2001 and 2000, $10,123,323 and $925,508, respectively, are sold to various participating lenders with recourse to Brooke Credit Corporation. Such recourse is limited to the amount of actual principal and interest loss incurred and any such loss is not due for payment to the participating lender until such time as all collateral is liquidated, all actions against the borrower are completed and all liquidation proceeds applied. However, participating lenders may be entitled to periodic advances from Brooke Credit Corporation against liquidation proceeds in the amount of regular loan payments. Brooke Credit Corporation is not obligated, under any circumstances, to repurchase any loans sold to participating lenders prior to maturity or final resolution. All such recourse loans: a) have no balances more than 60 days past due; b) have adequate collateral; c) and are not in default.

        The expense provision associated with the Company's recourse obligation is based on the estimated fair value of the obligation. During the year ended December 31, 2001, the Company sold $10,993,521 of loan participations for which the Company provided recourse. Losses from recourse liabilities of $169,422 were recorded based on a present value calculation of future cash flows of the underlying loans. No such losses were recorded in prior years.

        To obtain fair values of retained interests and recourse obligations, quoted market prices are used if available. However, quotes are generally not available for retained interests, so the Company typically estimates fair value based on the present value of future expected cash flows estimated using management's best estimates of key assumptions—credit losses, prepayments speeds and discount rates commensurate with the risks involved.

        The predominant risk characteristics of the underlying loans of the Company's servicing assets have been analyzed by management to identify how to stratify servicing assets for the purpose of evaluating and measuring impairment. The underlying loans are very similar in virtually all respects, however management has concluded that those underlying loans with adjustable interest rates should be evaluated separately from loans with fixed interest rates. Accordingly, different key economic assumptions would be used when determining the fair value of fixed rate loans than have been used for adjustable rate loans. However, the total amount of underlying loans that are fixed rate is not material so no evaluation of fair value has been made for the fixed rate loan stratum. As such, all underlying loans are part of the same stratum and have been evaluated using the key economic assumptions identified for adjustable rate loans. No valuation allowance has been established because the fair value for the adjustable rate loan stratum is not less than the carrying amount of the servicing assets.

        Although substantially all of the Company's loans are adjustable, a discount rate has been applied to reflect the net present value of future revenue streams. As such, changes in the net present value rate, or discount rate, resulting from interest rate variations, would adversely affect the asset's fair value.

        The fair value of the interest-only strip receivable is calculated by estimating the net present value of interest income on loans sold using the discount rate and prepayment speeds noted in the following table.

        The fair value of the interest-only strip receivable is reduced by the amount of estimated credit losses, which are calculated using the estimated credit loss percentage noted in the following table. On December 31, 2001, the fair value of the interest-only strip receivable recorded by the Company was $184,412. The Company has classified the interest-only receivable asset as available for sale.

        The fair value of the "Servicing Asset" (or liability) is calculated by estimating the net present value of net servicing income (or expense) on loans sold using the discount rate and prepayment speeds noted in the following table. On December 31, 2001, the fair value of the servicing asset recorded by the Company was $293,276.

        Key economic assumptions used in measuring the retained interests and recourse obligations at the date of loan participation sales completed during the year were as follows (rates per annum):

	2001 Agency Loans (Adjustable)*	2001 Agency Loans (Fixed-Rate)
Perpayment speed	10%	10%
Weighted average life (months)	100.68	N/A
Expected credit losses	5%	5%
Discount rate	8.5%	11.00%

*
Rates for these loans are adjusted based on an index (for most loans, the New York prime rate plus 3.50%). Contract terms vary but, for most loans, the rate is adjusted annually on December 31st.

        At December 31, 2001, key economic assumptions and the sensitivity of the current fair value of residual cash flows to immediate 10 percent and 20 percent adverse changes in those assumptions are as follows:

	Agency Loans (Adjustable)	Agency Loans (Fixed)
Prepayment speed assumption (annual rate)	10%	N/A
Impact on fair value of 10% adverse change	$(11,269)	N/A
Impact on fair value of 20% adverse change	$(22,053)	N/A
EXPECTED CREDIT LOSSES (ANNUAL RATE)	5%	N/A
Impact on fair value of 10% adverse change	$(10,940)	N/A
Impact on fair value of 20% adverse change	$(21,880)	N/A
Discount rate (annual)	8.5%	N/A
Impact on fair value of 10% adverse change	$(9,937)	N/A
Impact on fair value of 20% adverse change	$(19,491)	N/A

        These sensitivities are hypothetical and should be used with caution. The effect of a variation in a particular assumption on the fair value of the servicing asset and recourse liability is calculated without changing any other assumption; in reality, changes in one factor may result in changes in another, which might magnify or counteract the sensitivities. The numbers used above are actual dollar amounts and not listed in the thousands.

        The above adverse changes are calculated on the Company's retained interests in loans sold to participating lenders totaling $34,922,295 and excludes unsold loans totaling $3,021,174. The above adverse changes for expected credit losses are calculated on the Company's retained interests in loans sold with recourse to participating lenders totaling $10,123,323 and excludes unsold and non-recourse loans totaling $27,820,146.

        THE FOLLOWING ILLUSTRATE HOW THE CHANGES IN FAIR VALUES WERE CALCULATED FOR 10% AND 20% ADVERSE CHANGES IN KEY ECONOMIC ASSUMPTIONS (PREPAYMENT SPEED OF 10%, CREDIT LOSS RATE OF 5% AND DISCOUNT RATE OF 8.5%).

10% Adverse Change in Prepayment Speed on Retained Servicing Interest:

Estimated cash flows from loan servicing fees @ 11% prepay speed	$592,519
Servicing expense @ 11% prepay speed	(195,419)
Discount of estimated cash flows to present value @ 8.5% discount rate	(110,791)
Carrying value of retained servicing interest in loan participations (adverse)	286,309
Carrying value of retained servicing interest in loan participations (normal)	(293,276)
Decrease of carrying value due to adverse change	$(6,967)

20% Adverse Change in Prepayment Speed on Retained Servicing Interest

Estimated cash flows from loan servicing fees @ 12% prepay speed	$572,704
Servicing expense @ 12% prepay speed	(188,828)
Discount of estimated cash flows to present value @ 8.5% discount rate	(104,235)
Carrying value of retained servicing interest in loan participations (adverse)	279,641
Carrying value of retained servicing interest in loan participations (normal)	(293,276)
Decrease of carrying value due to adverse change	$(13,635)

10% Adverse Change in Prepayment Speed on Retained Interest (strip receivable):

Estimated cash flows from interest income @ 11% prepay speed	$421,447
Estimated credit loss on recourse loans @ 5% credit loss/11% prepay speed	(199,399)
Discount of estimated cash flows to present value @ 8.5% discount rate	(41,938)
Carrying value of retained interest in loan participations (adverse)	180,110
Carrying value of retained interest in loan participations (normal)	(184,412)
Decrease of carrying value due to adverse change	$(4,302)

20% Adverse Change in Prepayment Speed on Retained Interest (strip receivable):

Estimated cash flows from interest income @ 12% prepay speed	$407,023
Estimated credit loss on recourse loans @ 5% credit loss/12% prepay speed	(192,593)
Discount of estimated cash flows to present value @ 8.5% discount rate	(38,436)
Carrying value of retained interest in loan participations (adverse)	175,994
Carrying value of retained interest in loan participations (normal)	(184,412)
Decrease of carrying value due to adverse change	(8,418)

10% Adverse Change in Credit Loss Rate on Retained Interest (strip receivable):

Estimated cash flows from interest income @ 10% prepay speed	$436,375
Estimated credit loss on recourse loans @ 5.5% credit loss/10% prepay sp	(223,289)
Discount of estimated cash flows to present value @ 8.5% discount rate	(39,614)
Carrying value of retained interest in loan participations (adverse)	173,472
Carrying value of retained interest in loan participations (normal)	(184,412)
Decrease of carrying value due to adverse change	$(10,940)

20% Adverse Change in Credit Loss Rate on Retained Interest (strip receivable):

Estimated cash flows from interest income @ 10% prepay speed	$436,375
Estimated credit losses on recourse loans @ 6% credit loss /10% prepay sp	(240,019)
Discount of estimated cash flows to present value @ 8.5% discount rate	(33,824)
Carrying value of retained interest in loan participations (adverse)	162,532
Carrying value of retained interest in loan participations (normal)	(184,412)
Decrease of carrying value due to adverse change	$(21,880)

10% Adverse Change in Discount Rate on Retained Servicing Interest:

Estimated cash flows from loan servicing fees @ 10% prepay speed	$607,636
Servicing expense @ 10% prepay speed	(202,569)
Discount of estimated cash flows to present value @ 9.35% discount rate	(117,892)
Carrying value of retained servicing interest in loan participations (adverse)	287,175
Carrying value of retained servicing interest in loan participations (normal)	(293,276)
Decrease of carrying value due to adverse change	$(6,101)

20% Adverse Change in Discount Rate on Retained Servicing Interest:

Estimated cash flows from loan servicing fees @ 10% prepay speed	$607,636
Servicing expense at 10% prepay speed	(202,569)
Discount of estimated cash flows to present value @ 10.2% discount rate	(123,757)
Carrying value of retained servicing interest in loan participations (adverse)	281,310

Carrying value of retained servicing interest in loan participations (normal)	(293,276)
Decrease of carrying value due to adverse change	$(11,966)

10% Adverse Change in Discount Rate on Retained Interest (strip receivable):

Estimated cash flows from interest income @ 10% prepay speed	$436,375
Estimated credit losses on recourse loans @ 5% loss rate	(205,878)
Discount of estimated cash flows to present value @ 9.35% discount rate	(49,921)
Carrying value of retained interest in loan participations (adverse)	180,576
Carrying value of retained interest in loan participations (normal)	(184,412)
Decrease of carrying value due to adverse change	$(3,836)

20% Adverse Change in Discount Rate on Retained Interest (strip receivable):

Estimated cash flows from interest income @ 10% prepay speed	$436,375
Estimated credit losses on recourse loans @ 5% loss rate	(205,878)
Discount of estimated cash flows to present value @ 10.2% discount rate	(53,610)
Carrying value of retained interest in loan participations (adverse)	176,887
Carrying value of retained interest in loan participations (normal)	(184,412)
Decrease of carrying value due to adverse change	$(7,525)

        The following is an illustration of disclosure of expected static pool credit losses for loan participations sold with recourse to the Company. "Static pool credit loss" is an analytical tool that matches credit losses with the corresponding loans so that loan growth does not distort or minimize actual loss rates. The Company discloses static pool loss rates by measuring credit losses for loans originated in each of the last three years.

	Agency Recourse Loans Sold in
	1999	2000	2001
December 31, 2001	0	0	0
December 31, 2000	0	0
December 31, 1999	0

        The following table presents quantitative information about delinquencies, net credit losses and components of loan participations sold with recourse.

	Total Principal Amount of Loans		Principal Amounts 60 or More Days Past Due*		Net Credit Losses***
	2001	2000	2001	2000	2001	2000
Participations Sold with Recourse	$10,123,323	$925,508	$0	$0	$0	$0
Portfolio Loans	$3,021,174	$177,827	$0	$0	$0	$0
Total Loans Managed**	$13,144,497	$1,103,355	$0	$0	$0	$0

*	Loans 60 days or more past due are based on end of period total loans.
**	Owned and participated loans in which the Company has a risk of loss.
***	Net credit losses are charge-offs and are based on total loans outstanding.
****	Represents the principal amount of the loan. Interest receivable and servicing rights held for participation loans are excluded from this table because they are recognized separately.

        As an employment incentive, Brooke Credit Corporation has loaned money to certain employees for the purpose of acquiring the Company's common stock. Of the consumer loans at December 31, 2001 and 2000, $198,862 and $169,663, respectively, have been made to employees for this purpose. With the exception of loan balances totaling $8,193, all such loans have been sold to unaffiliated third parties without recourse. As such, $8,193 has been deducted from the Company's equity on December 31, 2001, but no reserve for losses was established because this loan was subsequently sold to an unaffiliated third party without recourse.

3.    Property and Equipment

        A summary of property and equipment and depreciation is as follows:

	2001	2000
Furniture and fixtures	$279,649	$299,101
Office and computer equipment	1,516,168	1,435,309
Automobiles	606,284	532,685

	2,402,101	2,267,095
Less: Accumulated depreciation	(1,752,325)	(1,565,446)

Property and equipment, net	$649,776	$701,649

Depreciation expense	$241,167	$285,609

4.    Bank Loans, Notes Payable, and Other Long-Term Obligations

	2001	2000
First National Bank & Trust, Phillipsburg, KS, line of credit, $960,000 available, $0 not utilized. Due January 2003. Interest rate is 10.50%. Collateralized by account receivable.	$960,000	$660,000
Farmers State Bank, Phillipsburg, KS, due December 2006. Interest rate is 10.75%, payable $15,500 monthly. Collateralized by stock, inventory, fixed assets and personal guaranty of certain officers of Brooke Corporation.	—	857,748
State Bank of Colwich, Colwich, KS, due August 2004. Interest rate is 11.75%, payable $1,435 monthly. Collateralized by insurance agency assets.	38,016	49,995
Chrysler Financial, Overland Park, KS, due February 2000 to December 2003. Interest rates are 7.80% to 8.65%, payable monthly. Collateralized by automobiles.	183,268	131,000
Colonial Pacific, Portland, OR, due December 2001. Interest rate is 14.811% payable $2,083 monthly. Collateralized by personal guaranty of certain officers of Brooke Corporation.	—	22,912
Brooke Investments, Inc., Phillipsburg, KS, due February 2007. Interest rate is 10.00%, payable $1,718 monthly. Note is sold to participating bank. Collateralized by certain agency assets acquired by Brooke Investments, Inc.	82,757	94,453

David Patterson, Sr., Phoenix, AZ, due March 2008. Interest rate is 0%, payable $1,112 monthly. Unsecured deferred compensation agreement provided by The American Agency, Inc.	$—	$13,344
Robert B. Patterson, Overland Park, KS, due February 2001. Interest rate is 7.75%, principal balance plus accrued interest payable annually. Collateralized by 500 shares of American Agency, Inc. common stock and the guaranty of certain officers of Brooke Corporation.	—	222,222
Hartley Agency, Inc., Baxter Springs, KS, due June 2001. Interest rate is 0%, entire balance is due at maturity. Collateralized by certain agency assets acquired by Brooke Corporation.	—	201,564
Premier Insurance Agency, Poplar Bluff, MO. Interest rate is 5.00%, balance due January 2002. Collateralized by certain agency assets acquired by Brooke Corporation.	518,082	639,737
Stewart Insurance, Monroe, LA, due August 2001. Interest rate is 0%, entire balance is due at maturity. Collateralized by certain agency assets acquired by Brooke Corporation.	—	252,245
APB Insurers, Crane, MO, due July 2001. Interest rate is 0%, entire balance is due at maturity. Collateralized by certain agency assets acquired by Brooke Corporation.	—	77,445
Roppolo Insurance, Shreveport, LA, due July 2001. Interest rate is 0%, entire balance is due at maturity. Collateralized by certain agency assets acquired by Brooke Corporation.	—	115,289
Mesa Insurance Agency, Pueblo, CO, due February 2001. Interest rate is 0%, entire balance is due at maturity. Collaterized by certain agency assets acquired by Brooke Corporation.	—	100,000
James Mitchell Brown, Lampasas, TX, due February 2001. Interest rate is 8%, entire balance due at maturity. Collateralized by certain agency assets acquired by Brooke Corporation.	—	80,000
Dawn Insurance Agency, Inc. Strasburg, CO, due May 2003. Interest rate is 0%, payable $43,322 annually. Collateralized by certain agency assets acquired by Brooke Corporation.	86,644	—
Lalumondier Insurance, Inc., Kearney, MO, due September 1, 2004. Interest rate is 5%, annual installments of $68,219 thereafter. Collateralized by certain agency assets acquired by Brooke Corporation.	204,656	—
Anderson Insurance Agency, Inc, Ballwin, MO, due May 2002. Interest rate is 7.5%, entire balance is due at maturity. Collateralized by certain agency assets acquired by Brooke Corporation.	163,300	—
Phares and Lites Agency, Inc., Many, LA, due June 2002. Interest rate is 0%, entire balance is due at maturity. Collateralized by certain agency assets acquired by Brooke Corporation.	207,825	—

Bond-Pyatt Insurance Agency, Inc., St. Louis, MO, due August 2006. Interest rate at prime rate, first installment of $89,465 due January 2002, and annual installments of $89,465 thereafter. Collateralized by certain agency assets acquired by Brooke Corporation.	$536,791	$—
Della Bell Agency, Fowler, CO, March 2002. Interest rate is 0%, entire balance due at maturity. Collateralized by certain agency assets acquired by Brooke Corporation.	97,500	—
Mid Florida Insurance, Inc., Ocala, FL,. Interest rate is 0%, balance due January 2002. Collateralized by certain agency assets acquired by Brooke Corporation.	645,000	—
All Drivers Insurance Inc., Colorado Springs, CO, due September 2003. Interest rate is 5%, annual payments of $112,500. Collateralized by certain agency assets acquired by Brooke Corporation.	225,000	—
Gateway Realty of Columbus, Inc., Columbus, NE, due September 2010. Interest rate is 7%, annual principal payments of $67,345. Collateralized by certain agency assets acquired by Brooke Corporation.	606,109	—
Bruner Insurance Agency, Marianna, FL, due September 2004. Interest rate is 5%, balance due January 2002. Collateralized by certain agency assets acquired by Brooke Corporation.	280,701	—
JL Rucker Insurance, Shreveport, LA, due January 2, 2002. Interest rate is 0%. Collateralized by certain agency assets acquired by Brooke Corporation.	270,000	—
Gary Karch & Associates A-1 Insurance, Mt. Vernon, IL, due December 2002. Interest rate is 0%. Collaterized by certain agency assets acquired by Brooke Corporation.	67,500	—
Kohn-Senf Insurance Agency, Inc., St. Louis, MO, due December 2002. Interest rate is 5%, entire balance due at maturity. Collaterized by certain agency assets acquired by Brooke Corporation.	159,390	—
Sun Century Insurance Agency, Inc., Phoenix, AZ, due December 2003. Interest rate is 5%, annual principal payments of $67,333. Collaterized by certain agency assets acquired by Brooke Corporation.	134,667	—
W.I. of Florida, Inc., Tampa, FL, due December 2003. Interest rate is 0%, annual payments of $73,176. Collaterized by certain agency assets acquired by Brooke Corporation.	146,352	—
Watson & Associates Insurance Services, Inc., Phoenix, AZ, due November 2004. Interest rate is 0%, annual payments of $57,167. Collaterized by certain agency assets acquired by Brooke Corporation.	171,500	—

Total bank loans and notes payable	5,785,058	3,517,954
Bonds payable (See Note 5)	5,780,000	1,980,000

Total bank loans, notes payable and other long-term obligations	11,565,058	5,497,954

Less: Current maturities and short-term debt Total bank loans, notes payable and other long-term obligations	(4,166,123)	(2,161,190)

Total long-term debt	$7,398,935	$3,336,764

        None of the bank loans, notes payable and other long term obligations contain covenants that: require the Company to maintain minimum financial ratios or net worth; restrict management's ability to pay dividends; restrict management's ability to buy or sell assets; restrict management's ability to incur additional debt; or contain any subjective acceleration clauses.

        Interest incurred on bank loans, notes payable and other long-term obligations for the years ended December 31, 2001 and 2000 is $513,193 and $384,972, respectively. Short-term debt represents the non-cash investing transactions utilized to purchase agency assets.

        Bank loans, notes payable and other long-term obligations mature as follows:

	Bank Loans & Notes Payable	Bonds Payable	Total
2002	$3,191,123	$975,000	$4,166,123
2003	1,624,531	365,000	1,989,531
2004	334,071	4,440,000	4,774,071
2005	178,278	—	178,278
2006	184,545	—	184,545
Thereafter	272,510	—	272,510

	$5,785,058	$5,780,000	$11,565,058

5.    Long-Term Debt, Bonds Payable

        Brooke Credit Corporation has offered bonds (series 1997A, 1997B and 1997C) for sale to institutional investors in $5,000 denominations. Brooke Credit Corporation has also offered bonds (series 1997D, 1998E, and 2000F) for sale to the public in $5,000 denominations. These bonds are issued in registered form with interest payable semi-annually on January 1st and July 1st of each year. These bonds are not callable by Brooke Credit Corporation and are not redeemable by the bondholder until maturity.

        Brooke Credit Corporation covenants to use all bond proceeds for the purposes of funding loans or purchasing receivables. Brooke Credit Corporation has no debt and covenants not to incur obligations superior to its obligations to bondholders. Therefore, the obligation to bondholders is guaranteed by the assets and the equity of Brooke Credit Corporation.

        At December 31, 2001 and 2000, the bonds payable consist of:

Bond Series	Rate	Maturity	2001 Principal Value	2000 Principal Value
1997A	10.000%	January 1, 2001	$—	$165,000
1997B	10.250%	January 1, 2002	155,000	155,000
1997C	10.500%	January 1, 2003	365,000	245,000
1997D	10.125%	July 1, 2001	—	595,000
1998E	10.125%	January 1, 2002	820,000	820,000
2000F	9.125%	July 1, 2004	4,440,000	—

Total			$5,780,000	$1,980,000

        Interest payable is $205,415 and $99,905 at December 31, 2001 and 2000, respectively.

6.    Long-Term Debt, Capital Leases

        The Company leases various equipment which may be purchased for a nominal amount at the expiration of the lease agreements. The Company is required to provide insurance coverage on the equipment as specified by the lessor. Under the criteria established by SFAS 13, these assets have been capitalized in the Company's financial statements. The capital lease obligations have all been paid in full. Property and equipment includes the following amounts reflecting the capitalization of these assets:

	2001	2000
Office and computer equipment	$415,483	$415,483
Less: Accumulated amortization	(407,311)	(386,605)

	$8,172	$28,878

    Capital lease amortization is included in depreciation expense.

7.    Income Taxes

        The elements of income tax expense (benefit) are as follows:

	2001	2000
Current	$0	$0
Deferred	358,241	(251,032)

	$358,241	$(251,032)

        The Company's net operating loss carryforwards are used to offset the current tax expense by decreasing the deferred tax asset.

        Reconciliation of the U.S. federal statutory tax rate to Brooke Corporation's effective tax rate on pretax income, based on the dollar impact of this major component on the current income tax expense:

	2001	2000
U.S. federal statutory tax rate	34%	34%
State statutory tax rate	4%	4%
Effect of the utilization of net operating loss carryforwards	(3%)	(3%)
Miscellaneous	(1%)	(1%)

Effective tax rate	34%	34%

        Reconciliation of deferred tax asset:

	2001	2000
Beginning balance, January 1	$854,066	$603,034
Deferred income tax (expense) benefit	(358,241)	251,032

Balance, December 31	$495,825	$854,066

        Expiration dates of net operating loss carryforwards:

2010	$428,553
2018	285,174
2019	118,346
2020	626,236

8.    Employee Benefit Plans

        The Company has a defined contribution retirement plan covering substantially all employees. Employees may contribute up to 15% of their compensation. The Company may contribute an additional amount to the plan at the discretion of the Board of Directors. No employer contributions were charged to expense for periods ended December 31, 2001 and 2000. During the year ended December 31, 2001 the Company approved a Compensatory Stock Option Plan for management employees. Benefits under the plan have not commenced as of December 31, 2001.

9.    Concentration of Credit Risk

        The Company maintains cash balances at several banks. On December 31, 2001 and 2000, the Company had account balances of $4,943,574 and $2,256,693, respectively, with one bank which exceeds the $100,000 insurance limit of the Federal Deposit Insurance Corporation.

10.  Segment and Related Information

        The Company's two reportable segments as of and for the years ended December 31, 2001 and 2000 consisted of its insurance agency business and its financial services business. The insurance agency business includes the Company's wholly-owned subsidiaries which are licensed insurance agencies operating in the states of Arizona, Colorado, Florida, Iowa, Illinois, Kansas, Louisiana, Missouri, Nebraska, Nevada, Oklahoma, Texas, and Utah. The Company sells insurance through its network of exclusive franchise agents, franchise sub-agents, non-exclusive brokers and insurance producers. The finance services business includes the Company's wholly-owned subsidiary, which is a licensed finance company. The Company originates loans to Brooke Corporation's franchise agents, franchise sub-agents, insurance producers and insurance policyholders. Unallocated corporate-level expenses are reported in the reconciliation of the segment totals to the related consolidated totals as "other corporate expenses." Management evaluates the performance of its segments and allocates resources to them based on the net income before income taxes. The segments' accounting policies are the same as those described in the summary of significant accounting policies.

        The table below reflects summarized financial information concerning the Company's reportable segments for the years ended December 31, 2001 and 2000:

	Insurance Agency Business	Financial Services Business	Elimination of Intersegment Activity	Consolidated Totals
2001
Insurance commissions	$20,895,232	$—	$—	$20,895,232
Interest income	(343,632)	578,302	(160,076)	74,594
Gain on sale of notes receivable	—	507,670	—	507,670
Interest expense	169,561	—	—	169,561
Commissions expense	16,220,082	—	—	16,220,082
Impairment loss	162,877	—	—	162,877
Depreciation and amortization	382,295	58,319	—	440,614
Segment assets	8,930,464	13,527,753	(5,001,306)	17,456,911
Expenditures for segment assets	232,790	—	—	232,790
	Insurance Agency Business	Financial Services Business	Elimination of Intersegment Activity	Consolidated Totals
2000
Insurance commissions	$13,751,080	$—	$—	$13,751,080
Interest income	(184,241)	420,654	(131,464)	104,949
Interest expense	20,731	180,000	—	200,731
Commissions expense	9,489,111	—	—	9,489,111
Depreciation and amortization	405,735	—	—	405,735
Impairment loss	300,000	—	—	300,000
Segment assets	8,181,677	373,465	(1,040,000)	7,515,142
Expenditures for segment assets	404,147	—	—	404,147
Profit (Loss)	2001	2000
Insurance Agency profit	$3,616,785	$3,171,262
Financial Services profit	867,577	289,191

Total segment profit	$4,484,362	$3,460,453
Unallocated amounts:
Finders fees	450,000	—
Buyer assistance plan fees	1,589,550	—
Loss on sale of fixed assets	(47,397)	—
Gain on sale of agencies	676,503	17,500
Other corporate expenses	(6,099,369)	(4,216,283)

Income (loss) before income taxes	$1,053,649	$(738,330)

11.  New Accounting Standard

        In June 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets," (collectively referred to as the "Standards"), which are effective for the Company as of January 1, 2002, except as noted below. SFAS No. 141 supercedes APB No. 16, "Business Combinations." The provisions of SFAS No. 141 (1) require that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, (2) provide specific criteria for the initial recognition and measurement of intangible assets apart from goodwill, and (3) required that un-amortized negative goodwill be written off immediately as an extraordinary gain instead of being deferred and amortized. SFAS No. 141 also requires that, upon adoption of SFAS No. 142, the Company reclassify the carrying amounts of certain intangible assets into or out of goodwill, based on certain criteria. SFAS No. 142 supercedes APB No. 17, "Intangible Assets," and is effective for fiscal years beginning after December 15, 2001. SFAS No. 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their initial recognition. The provisions of SFAS No. 142 (1) prohibit the amortization of goodwill and indefinite-lived intangible assets, (2) require that goodwill and indefinite-lived intangible assets be tested annually for impairment (and in interim periods if certain events occur indicating that the carrying value of goodwill and/or indefinite-lived intangible assets may be impaired), (3) require that reporting units be identified for the purpose of assessing potential future impairments of goodwill, and (4) remove the forty-year limitation on the amortization period of intangible assets that have finite lives.

        The Company will adopt the provisions of SFAS No. 142 in its first quarter ended March 31, 2002. The Company is in the process of preparing for its adoption of SFAS No. 142 and is making the determinations as to its reporting units and the amounts of goodwill, intangible assets, other assets, and liabilities allocated to those reporting units. The Company is evaluating the useful lives assigned to its intangible assets and does not anticipate any material changes to such useful lives. However, the present value of acquired insurance contracts will be separately identified and amortized. SFAS No. 142 requires that goodwill be tested annually for impairment using a two-step process. The first step of the goodwill impairment test is to test for a potential impairment. The second step of the goodwill impairment test is to measure the amount of the impairment loss. The Company expects to complete steps one and two of the goodwill impairment test during the first quarter of 2002. The Company does not believe that the results of these impairment test steps will have a material impact on the Company's consolidated financial statements.

        In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143") which amends SFAS No. 19 "Financial Accounting and Reporting by Oil and Gas Producing Companies." This statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. SFAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The provisions of SFAS 143 are required to be applied starting with fiscal years beginning after June 15, 2002. Management continues to evaluate the impact that adoption of SFAS 143 will have on its consolidated financial statements.

        In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144") which supersedes FASB No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS 144 also amends ARB No. 51 "Consolidated Financial Statements." The provisions of SFAS 144 are required to be applied starting with fiscal years beginning after December 15, 2001. Management continues to evaluate the impact that adoption of SFAS 144 will have on its consolidated financial statements.

12.  Subsequent Events

        Brooke Corporation entered into an agreement with Phillips County Kansas to issue Industrial Revenue Bonds for the purchase and renovation of a 22,000 square foot building in Phillipsburg, Kansas. This building will serve as the office for the processing center. The total amount of Industrial Revenue Bonds issued was $825,000 with $252,500, used to date, to purchase the building and start demolition with the remaining funds being held by the trustee (First National Bank of Phillipsburg). Construction is scheduled for completion by December 31, 2002.

        Brooke Corporation continues to sell preferred stock to Kansas residents. Since December 31, 2001 an additional $1,229,671 of preferred stock has been sold.

        Brooke Corporation has issued $585,000 in bonds since December 31, 2001. There has been $980,000 in bond maturities since December 31, 2001.

        Brooke Corporation purchased a 1/3 interest in an airplane for a cost of $65,000.

        Brooke Bancshares (a 100% subsidiary of Brooke Corporation) was formed January 23, 2002 for the purpose of purchasing a bank. Brooke Bancshares entered into an agreement on February 22, 2002 to purchase a Kansas bank subject to regulatory approval.

        The Compensation Committee of the Board of Directors approved, in March 2002, the issuance of stock options to several management employees.

13.  Related Party Information

        Robert D. Orr, Leland G. Orr and Michael Hess own 100% of the voting stock of GI Agency, Inc. GI Agency, Inc. owns franchise agencies which purchase Master Agent services and obtain loans from the Company at the same general prices and general terms as provided to other unaffiliated franchise agents. As of December 31, 2001, the total outstanding balance of all loans made to GI Agency, Inc. by the Company's finance subsidiary, Brooke Credit Corporation, was $1,456,862. Amounts owed to the Company by GI Agency, Inc. are secured by hypothecation of all the shares of the Company's common stock owned by Brooke Holdings, Inc. which currently represents 73.8% of the total shares outstanding. All of the loans made to GI Agency, Inc., have been sold to an unaffiliated lender. Because of the relationships described above, certain conflicts of interest may arise between the Company and its agents in attempting to resolve disputes that occur as a result of such relationships.

        On occasion, the Company has assigned all of its rights, title and interest in agreements to purchase insurance agencies to GI Agency, Inc., without consideration from GI Agency, Inc. In its role of matching agency buyers and sellers, the Company from time to time executes purchase agreements to acquire agency assets and assigns them to prospective or existing franchise agents. In the event that agency assets purchased by the Company are not sold to a prospective or existing franchise agent, the Company may assign it rights and obligations pursuant to such purchase agreement to GI Agency, Inc. Such assignments allow the Company to avoid retail competition with its franchise agents and positions GI Agency, Inc. to operate such agencies until a purchaser can be identified. From January 1, 2001 through December 31, 2001, GI Agency has collected commissions on the assets subject to such assignments in the amount of $141,226.

        On May 31, 2001, GI Agency, Inc. sold the assets associated with its Grand Island, Nebraska operations to a third party unaffiliated with the Company's management. On August 1, 2001, GI Agency, Inc. sold the assets associated with its agency in Ogallala, Nebraska to a third party unaffiliated with the Company's management.

        Until May 31, 2001, the Company shared office facilities with GI Agency, Inc. at its Grand Island, Nebraska office location. Brooke Investments, Inc., a wholly-owned subsidiary of the Company, leased the Grand Island property from an unaffiliated lessor. The Company reimbursed Brooke Investments, Inc. for payments made in connection with the lease and GI Agency, Inc. reimbursed the Company for its use of the facilities up through May 31, 2001. From January 1, 2001 through December 31, 2001, GI Agency, Inc. reimbursed the Company $148,484 for personnel expenses and $2,550 for office facilities expenses. Although expenses are allocated between the Company and GI Agency, Inc., the expense allocation has not been independently evaluated to determine fairness.

        Robert D. Orr, Leland G. Orr and Michael Hess have, in some cases, each guaranteed amounts due suppliers under certain agency agreements. The amounts guaranteed under such agency agreements varies depending on the value of premiums to be collected under such agency agreements. The continuance of these guarantees is important to the Company's prospects.

        The Company has extended a $400,000 line of credit loan to Brooke Holdings, Inc. which owns 73.8% of the Company's common stock. This line of credit is unsecured and was renewed on December 31, 2001 bearing interest at a rate of 9.5% per annum and maturing on December 31, 2002. The outstanding balance on the line of credit as of December 31, 2001 was $384,689.

        Robert Orr, Leland Orr, Michael Hess, and Shawn Lowry have each guaranteed the promissory note of Austin Agency, Inc., of Brownsville, Texas, to Brooke Credit Corporation. The four guarantors have taken assignment in stock of Austin Agency, Inc. as consideration for their guarantees. The loan to Austin Agency, Inc. was executed on May 15, 2000 for $1,200,000 and is scheduled to mature on August 1, 2010. As of December 31, 2001 the principal balance of the loan was $1,125,507.

        Shawn Lowry is the sole manager of First Financial Insurance Group, L.L.C., a Kansas limited liability company. Michael Lowry is the sole member of First Financial. The business purpose of First Financial includes investing in agencies and guaranteeing loans made by Brooke Credit Corporation to franchise agents who have bought agencies from the Company. On June 1, 2001, First Financial Group, L.C., guaranteed 65% of the Brooke Credit Corporation loan to Palmer, L.L.C. of Baxter Springs, Kansas. In consideration for this guaranty, First Financial Group, L.C. received a 15% profit interest in Palmer, L.L.C. The loan was executed on June 1, 2001 for $799,519 and is scheduled to mature on September 1, 2011. As of December 31, 2001, the principal balance of the loan was $789,331. On September 28, 2001, First Financial guaranteed 25% of the outstanding principal balance of two Brooke Credit Corporation loans to R&F, L.L.C. of Kansas City, Missouri. Both loans were executed on September 28, 2001 in the amount of $102,918 and $545,791, respectively, and both mature on December 1, 2013. As of December 31, 2001 the balance on these loans was $102,918 and $545,791, respectively. In consideration for these guarantees, First Financial Group received 5% profits interest in R&F, L.L.C. On October 15, 2001 First Financial guaranteed 50% of the outstanding principal balance of The Wallace Agency, L.L.C. of Wanette, Oklahoma. This loan was executed on October 15, 2001 in the amount of $440,656 and is to mature on January 1, 2014. As of December 31, 2001 the balance on this loan was $440,656. In consideration of this guarantee, First Financial Group receives a 7.5% profits interest in The Wallace Agency.

        On February 7, 2001 Mr. Lowry borrowed $28,000 from Brooke Credit Corporation bearing interest at a rate adjusted annually and equal to 3.5% per annum over the New York prime rate, which as of the last date of determination was 12%. This loan was scheduled to mature on February 15, 2006 but was paid off by Mr. Lowry on March 28, 2002. On September 17, 2001 Mr. Lowry borrowed $12,000 from Brooke Credit Corporation bearing interest at 10% with a scheduled maturity date of December 31, 2001. On October 1, 2001 Mr. Lowry borrowed $2,500 from Brooke Credit Corporation bearing interest at 10% with a maturity date of December 31, 2001. On October 31, 2001 Mr. Lowry borrowed $79,283 from Brooke Credit Corporation bearing interest at 3.5% per annum over the New York prime rate with a maturity date of November 1, 2011. The purpose of the loans was to allow Mr. Lowry to purchase stock of the Company and finance the operations of First Financial Group, L.L.C. Mr. Lowry paid off these loans on March 28, 2002.

        Michael Lowry has one loan outstanding from Brooke Credit Corporation. On October 31, 2001 Mr. Lowry borrowed $48,597 from Brooke Credit Corporation bearing interest at 3.5% per annum over the New York prime rate with a scheduled maturity date of October 31, 2011. The purpose of the loan was to allow Mr. Lowry to refinance his loan to purchase stock of the Company. This loan has been sold to an unaffiliated lender.

        Kyle Garst is the sole manager and sole member of American Financial Services, L.L.C., a Kansas limited liability company. The business purpose of American Financial Services, L.C., includes investing in agencies and guaranteeing loans made by Brooke Credit Corporation to franchise agents who have bought agencies from the Company. On October 15, 2001 American Financial guaranteed 50% of the outstanding principle balance of The Wallace Agency, L.L.C. of Wanette, Oklahoma. This loan was executed on October 15, 2001 in the amount of $440,656 and is to mature on January 1, 2014. In consideration of this guarantee, First Financial Group receives a 5% profit interest in The Wallace Agency. As of December 31, 2001 the balance on this loan was $440,656.

        Mr. Garst has one loan with Brooke Credit Corporation in the amount of $9,824 bearing interest at 10.00%. This loan was executed on December 14, 2001 and is scheduled to mature on December 14, 2002. The outstanding principal balance as of December 31, 2001 was $9,824. The purpose of the loan was to fund business operations of American Financial Services, L.L.C.

        Anita Larson is married to John Arensberg, a partner in Arensberg Insurance of Lawrence, Kansas and Overland Park, Kansas. The Company and Arensberg Insurance have entered into a franchise agreement pursuant to which Arensberg Insurance participates in the Company's Master Agent program. In addition, the Company's finance subsidiary, Brooke Credit Corporation, has made three loans to Arensberg Insurance. As of December 31, 2001, the total outstanding balance of such loans was $787,682. Each of the loans bears interest at a rate adjusted annually and equal to 3.0% per annum over the New York prime rate, which as of December 31, 2001 was 11.5% for each loan. One of the loans is scheduled to mature on October 1, 2008 and the remaining two loans are both scheduled to mature on July 1, 2009. All of the loans made to Arensberg Insurance have been sold to an unaffiliated lender.

        Ms. Larson borrowed $30,000 from Brooke Credit Corporation. The loan bears interest at a rate adjusted annually and equal to 2.5% per annum over the New York prime rate, which as of December 31, 2001 was 12%. The loan is scheduled to mature on August 1, 2005. The outstanding balance of this loan as of December 31, 2001 was $27,555. The purpose of the loan was to allow Ms. Larson to purchase stock of the Company.

        Anita Lowry is a sister to Robert D. Orr and Leland G. Orr and the mother of Shawn Lowry and Michael Lowry and is married to Don Lowry who is a franchisee. Don & Anita Lowry are shareholders of American Heritage Agency, Inc. which owns an agency in Hays, Kansas and previously owned an agency in Great Bend, Kansas. The Company and American Heritage Agency, Inc. entered into a franchise agreement on February 28, 1999 pursuant to which American Heritage Agency, Inc. participates in the Company's Master Agent program. As of December 31, 2001, American Heritage had three loans outstanding to Brooke Credit Corporation with total outstanding balances of $1,399,070. Since December 31, 2001, American Heritage has sold assets and reduced its outstanding loan balances to $339,359 of which all but $66,497 have been sold to unaffiliated lenders. The outstanding loans to American Heritage currently have individual balances of $272,862, $1,208 and $65,289 with respective maturity dates of September 1, 2010, May 1, 2002 and February 1, 2014. All of the loans bear interest at a rate adjusted annually to 3.5% over the New York prime rate.

        Alexine Paden is the mother of Robert D. Orr and Leland G. Orr and is married to Don Paden, Logan, Kansas. Don & Alexine Paden have purchased $40,000 of Brooke Credit Corporation's bonds which are outstanding at December 31, 2001.

        Phyllis Koster is the mother of Michael Hess and is married to Henry Koster, Cawker City, Kansas. Henry Koster has purchased $100,000 of Brooke Credit Corporation's bonds which are outstanding at December 31, 2001.

        Wanda Schmidt is the mother-in-law of Robert D. Orr and has purchased a loan participation from Brooke Credit Corporation through her Individual Retirement Account in the amount of $3,289.

        Lori Hess is the wife of Michael Hess and has purchased a loan participation from Brooke Credit Corporation through her Individual Retirement Account in the amount of $103,299.

        Robert D. Orr has purchased a loan participation from Brooke Credit Corporation through his Individual Retirement Account in the amount of $115,911.

        The fair value of Robert Orr's services was estimated at $40,000, or (one half) of the compensation of the Company's most senior managers (Leland Orr and Mike Hess). This value was established after analysis of the time Mr. Orr spent on Company activities and not necessarily the amount of contribution made by Robert Orr, the importance of Robert Orr's contributions, or the Company's dependence on Robert Orr. Mr. Orr is an author and is currently working on a revised addition of his previous reference book. Additionally, Mr. Orr maintains a secondary residence in Boulder, CO and is absent from the company's offices on a frequent basis.

        The Company's employee handbook contains conflicts of interest guidelines which are applicable to Company management and employees. The purpose of the guidelines is to prevent an employee in a position to influence a decision regarding the Company to use such influence for personal gain. Pursuant to the guidelines, an employee in such a position is required to notify an officer of the Company of the existence of such a situation.

14.  Contingency

        The Company is filing voluntarily with the SEC (Securities and Exchange Commission). The Company has not received official notice of clearing comments, therefore, it is possible future SEC comments could have an affect on this audit report.

15.  Acquisitions and Divestitures

        On June 30, 2000, the Company acquired 900 shares of Interstate Insurance Group, LTD from Gerald Lanio and William Tyer. These shares represented 100% of the shares outstanding. The total purchase price was estimated to be $1,200,000 plus Interstate's net tangible book value however that portion of the purchase price exceeding net tangible book value was contingent upon future revenues. Therefore, in accordance with paragraph 80 of APB 16, the purchase price was recorded as an asset when cash payments were made to the sellers. Cash payments of $300,000 and $162,877 were recorded as Excess Cost of Purchased Subsidiary in 2000 and 2001 respectively and no liability to Lanio and Tyer was recorded for the difference between the cash payments and the original estimated purchase price of $1,200,000. As disclosed in footnote 1(g) to these financial statements, these amounts were subsequently written off as impaired.

16.  Supplemental Cash Flow Disclosures

Supplemental disclosures:
Cash paid for interest	$513,232	$384,972

Cash paid for income tax	$—	$—

Non cash financing activity—additional paid in capital for contributed services	$40,000	$40,000

        During the twelve month period ending December 31, 2001, the statement of cash flows reflect the purchase of agencies into inventory totaling $3,040,293 and the sale of agencies from inventory totaling $6,546,571. Despite an increase of $550,800 in agency inventory as recorded on the December 31, 2001 balance sheet, net cash of $3,506,278 was provided by the Company's agency inventory activities because $4,057,078 of the purchase price of agency inventory was provided by sellers per table below.

December 31, 2001
Purchase of insurance agency inventory	$(3,040,293)
Sale of insurance agency inventory	$6,546,571

Net cash provided (used) from sale of agency inventory	$3,506,278
Cash (provided) by sellers of agency inventory	$(4,057,078)

(Increase) in inventory on balance sheet	$(550,800)

17.  Prior Period Adjustment

        The Company has recorded prior period adjustments for the correction of errors. Specifically the Company has revised the initial purchase price allocation, for the Interstate subsidiary, to delete the contingent consideration.

        The Company has reclassified, on the Balance Sheets, the loan interest receivable as a component of the corresponding notes receivable balance.

        The Company has revised the Statement of Cash Flows to reflect the actual cash receipts and payments in connection with the purchase and sale of insurance agencies, by excluding any liabilities assumed or transferred in the transactions.

        The Company has deleted, on the Statements of Income, the "participating interest expense" line item, because the income should not report interest income on loans that the Company does not own.

        The Company has reclassified, on the Statements of Income, the "Gains on sale of notes receivable" and "Impairment loss" line items, in order, to be included in the appropriate operating income and expense subtotals.

        The Company has reclassified, on the Statements of Income, the corresponding interest expense on un-sold agency loans for which interest income amounts are included in operating income. The cost of financing is an integral part of the Company's lending operation and are classified in a manner consistent with the corresponding revenue.

        The Company has reclassified, on the cash flow statement, the category "Net (increase) decrease in notes receivable" from the cash used in investing activity to the net cash used in operating activity. This reclassification adjustment is required because these loans are originated specifically for resale.

        The Company has adjusted the deferred tax asset, income tax expense and income tax benefit for the tax effect of the prior period adjustment.

        The effect of the prior period adjustment is recapped below:

	12/31/2001 Retained Earnings	12/31/2000 Retained Earnings	12/31/2001 Net Income	12/31/2000 Net Income
As previously reported	$(2,414,635)	$(3,046,773)	$864,866	$(1,081,298)
Elimination of contingent liability with acquisition of subsidiary	643,246	900,000	(256,754)	900,000
Prior period adjustments affect for deferred tax assets	(218,704)	(306,000)	87,296	(306,000)

As adjusted	$(1,990,093)	$(2,452,773)	$695,408	$(487,298)

	12/31/2001 Earnings Per Share	12/31/2000 Earnings Per Share	12/31/2001 Dilut. Earn Per Share	12/31/2000 Dilut. Earn Per Share
As previously reported	$1.15	$(1.57)	$1.11	$(1.54)
Elimination of contingent liability with acquisition of subsidiary	(0.37)	1.30	(0.33)	1.28
Prior period adjustments affect for deferred tax assets	0.13	(0.44)	0.12	(0.43)

As adjusted	$0.91	$(0.71)	$0.90	$(0.69)

18.  Prior Period Adjustment

        The Company has revised the initial purchase price allocation, for the Interstate subsidiary, to delete the contingent consideration. As recapped below, the elimination of the contingent consideration would have the following affect on the prior reported quarterly financial information:

	03/31/2001 Retained Earnings	06/30/2001 Retained Earnings	09/30/2001 Retained Earnings	03/31/2001 Net Income	06/30/2001 Net Income	09/30/2001 Net Income
As previously reported	$(2,596,023)	$(2,414,194)	$(2,249,100)	$493,659	$724,738	$949,702
Elimination of contingent liability with acquisition of subsidiary	900,000	900,000	643,246	—	—	(256,754)
Prior period adjustments affect for deferred tax assets	(306,000)	(306,000)	(218,704)	—	—	87,296

As adjusted	$(2,002,023)	$(1,820,194)	$(1,824,558)	$493,659	$724,738	$780,244

	03/31/2001 Earnings Per Share	06/30/2001 Earnings Per Share	09/30/2001 Earnings Per Share	03/31/2001 Dilut. Earn Per Share	06/30/2001 Dilut. Earn Per Share	09/30/2001 Dilut. Earn Per Share
As previously reported	$0.71	$1.03	$1.33	$0.70	$1.01	$1.27
Elimination of contingent liability with acquisition of subsidiary	—	—	(0.34)	—	—	(0.30)
Prior period adjustments affect for deferred tax assets	—	—	0.12	—	—	0.10

As adjusted	$0.71	$1.03	$1.10	$0.70	$1.01	$1.07

        You should only rely on the information contained in this prospectus. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to distribute or sell these securities in any jurisdiction where the distribution or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

        Until                                  (90 days after the date of this prospectus), all dealers effecting transactions in the debentures, whether or not participating in this distribution, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

up to
$5,000,000

Brooke Corporation

Unsecured Debentures
Series A and Series B

PROSPECTUS

                        , 2002

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

        Section 17-6305 of the Kansas General Corporate Law provides generally and in pertinent part that a Kansas corporation may indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 17-6305 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Kansas corporation may indemnify its directors, officers, and employees against expenses actually and reasonably incurred by them in connection with the defense or settlement of the action or suit if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation.

        Article VIII of the Amendment and Restatement to the Articles of Incorporation of the registrant requires the registrant to indemnify its directors, officers, employees and agents to the maximum extent and in accordance with the provisions of the Kansas General Corporation Law.

Item 25. Other Expenses of Issuance and Distribution.

        The following table indicates the expenses to be incurred in connection with the offering described in this Registration Statement, other than the underwriting discounts and commissions, all of which will be paid by the Company. All amounts are estimates, other than the SEC registration fee and the NASD filing fee.

SEC Registration Fee		$460
NASD Filing Fee		1,000
Accounting Fees and Expenses		*
Printing and Engraving Expenses		*
Trustee Fees and Expenses		*
Legal Fees and Expenses		*
Miscellaneous Expenses		*

Total	$

*
To be completed by amendment.

Item 26. Recent Sales of Unregistered Securities.

        On February 27, 2001, the Company commenced the offering of 100,000 shares of its 2002 Convertible Preferred Stock, par value $25.00 per share (the "2002 Convertible Preferred Stock"). The Company sold 100,000 shares of 2002 Convertible Preferred Stock for an aggregate purchase price of $2,500,000. The sale of these securities did not involve an underwriter and were sold in transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), under Section 3(a)(11) and Rule 147. The facts upon which the Company relied to claim the exemption were that the securities were only offered and sold to residents of the State of Kansas, including business entities whose principal place of business is within the State of Kansas. The Company's offering of 2002 Convertible Preferred Stock was terminated on February 14, 2002.

        Prior to April 1, 2002, the holders of 2002 Convertible Preferred Stock had the right, at their option, to convert all or part of their 2002 Convertible Preferred Stock to common stock of the Company ("Common Stock"). In the event that a holder of 2002 Convertible Preferred Stock elected to convert its shares to Common Stock, one share of 2002 Convertible Preferred Stock would be exchanged for one share of Common Stock. The conversion of shares would occur immediately upon written notice to the Company. At any time after April 1, 2002, the Company has the option to redeem its 2002 Convertible Preferred Stock by paying $27.50 for each share held. As of March 31, 2002, 51,153 shares of 2002 Convertible Preferred Stock have been converted to Common Stock.

        On January 31, 2002, the Company commenced the offering of 10,000 shares of its 2002A Convertible Preferred Stock, par value $25.00 per share (the "2002A Convertible Preferred Stock"). The Company sold 10,000 shares of 2002A Convertible Preferred Stock for an aggregate purchase price of $250,000. The sale of these securities did not involve an underwriter and were sold in transactions exempt from registration under the Securities Act under Section 3(a)(11) and Rule 147. The facts upon which the Company relied to claim the exemption were that the securities were only offered and sold to residents of the State of Kansas, including business entities whose principal place of business is within the State of Kansas. The Company's offering of 2002A Convertible Preferred Stock was terminated on February 15, 2002.

        On or prior to April 1, 2002, the holders of 2002A Convertible Preferred Stock had the right, at their option, to convert all or part of their 2002A Convertible Preferred Stock to Common Stock. In the event that a holder of 2002A Convertible Preferred Stock elected to convert its shares to Common Stock, one share of 2002A Convertible Preferred Stock would be exchanged for one share of Common Stock. The conversion of shares would occur immediately upon written notice to the Company. At any time after April 1, 2002, the Company has the option to redeem its 2002A Convertible Preferred Stock by paying $27.50 for each share held. As of March 31, 2002, 9,180 shares of 2002A Convertible Preferred Stock have been converted to Common Stock.

        On March 4, 2002, the Company commenced the offering of 31,250 shares of its 2002B Convertible Preferred Stock with oversell provision of 34,375, par value $32.00 per share (the "2002B Convertible Preferred Stock"). The Company sold 34,149 shares of 2002B Convertible Preferred Stock for an aggregate purchase price of $1,092,768. The sale of these securities did not involve an underwriter and were sold in transactions exempt from registration under the Securities Act of 1933 under Section 3(a)(11) and Rule 147. The facts upon which the Company relied to claim the exemption were that the securities were only offered and sold to residents of the State of Kansas, including business entities whose principal place of business is within the State of Kansas. The Company's offering of 2002B Convertible Preferred Stock was terminated on April 30, 2002.

        On or prior to May 15, 2002, the holders of 2002B Convertible Preferred Stock had the right, at their option, to convert all or part of their 2002B Convertible Preferred Stock to Common Stock. In the event that a holder of 2002B Convertible Preferred Stock elected to convert its shares to Common Stock, one share of 2002B Convertible Preferred Stock would be exchanged for one share of Common Stock. The conversion of shares would occur immediately upon written notice to the Company. At any time after May 15, 2002, the Company has the option to redeem its 2002B Convertible Preferred Stock by paying $35.20 for each share held. As of May 15, 2002, 9,822 shares of 2002B Convertible Preferred Stock have been converted to Common Stock.

Item 27. Index to Exhibits.

        The following is a list of exhibits filed with this Registration Statement:

EXHIBIT	DESCRIPTION
1.01	Form of Placement Agent Agreement, dated October , 2002, between Brooke Corporation and Chapman Securities, Inc.*
3.01	Articles of Incorporation of the Company, filed with the Secretary of State for the State of Kansas on January 22, 1986(2)
3.02	Certificate of Amendment to the Articles of Incorporation of the Company, filed with the Secretary of State for the State of Kansas on June 1, 1987(2)
3.03	Certificate of Amendment to the Articles of Incorporation of the Company, filed with the Secretary of State for the State of Kansas on May 31, 1989(2)
3.04	Certificate of Amendment to the Articles of Incorporation of the Company, filed with the Secretary of State for the State of Kansas on November 9, 1992(2)
3.05	Certificate of Amendment to the Articles of Incorporation of the Company, filed with the Secretary of State for the State of Kansas on February 23, 1993(2)
3.06	Certificate of Amendment to the Articles of Incorporation of the Company, filed with the Secretary of State for the State of Kansas on February 7, 1994(2)
3.07	Certificate of Amendment to the Articles of Incorporation of the Company, filed with the Secretary of State for the State of Kansas on February 21, 1995(2)
3.08	Amendment and Restatement to the Articles of Incorporation of the Company, filed with the Secretary of State for the State of Kansas on March 16, 2001(3)
3.09	Bylaws of the Company(2)
3.10	Certificate of Amendment to the Bylaws of the Company, dated July 3, 2000(2)
4.01
Form of Subordinated Indenture by and between Brooke Corporation and Wells Fargo Bank Minnesota, N.A., relating to the issuance of the Brooke Corporation, Unsecured Subordinated Debentures, Series A and Series B*
5.01	Opinion of Kutak Rock LLP regarding the legality of the debentures*
10.01	Representative Agency Agreement between the Company and Safeco Insurance Company(4)
10.02	Representative Agency Agreement between the Company and Allied Group(4)
10.03	Representative Agency Agreement between the Company and EMC Insurance Companies(4)
10.04	Representative Agency Agreement between the Company and Columbia Insurance Group(4)
10.05	Representative Agency Agreement between the Company and Allstate Insurance Company(4)
10.06	Agreement for Advancement of Loan dated as of September 12, 1997, by and between GI Agency, Inc. and Brooke Credit Corporation(4)
10.07	Agreement for Advancement of Loan dated as of December 1, 1997, by and between GI Agency, Inc. and Brooke Credit Corporation(4)
10.08	Agreement for Advancement of Loan dated as of December 31, 1997, by and between GI Agency, Inc. and Brooke Credit Corporation(4)

10.09	Agreement for Advancement of Loan dated as of September 1, 1998, by and between GI Agency, Inc. and Brooke Credit Corporation(4)
10.10	Guaranty dated as of January 2, 1998, of Robert Orr, Leland Orr and Michael Hess guaranteeing payment of amounts due Brooke Credit Corporation by GI Agency, Inc.(4)
10.11	Hypothecation Agreement dated as of January 2, 1998, executed by Robert Orr pledged certain assets as collateral for amount due Brooke Credit Corporation by GI Agency, Inc.(4)
10.12	Franchise Agreement dated as of September 4, 1997, by and between the Company and GI Agency, Inc.(4)
10.13	Assignment of Contract Agreement dated as of June 30, 1999, by and between GI Agency, Inc., and the Company(4)
10.14	Assignment of Contract Agreement dated as of July 15, 1999, by and between GI Agency, Inc., and the Company(4)
10.15	Assignment of Contract Agreement dated as of July 15, 1999, by and between GI Agency, Inc., and the Company(4)
10.16	Assignment of Contract Agreement dated as of September 23, 1999, by and between GI Agency, Inc., and the Company(4)
10.17	Assignment of Contract Agreement dated as of October 1, 1999, by and between GI Agency, Inc., and the Company(4)
10.18	Purchase Agreement dated as of June 13, 2000, by and between Gerald Lanio and William Tyer and the Company(4)
10.19	Agreement for Sale of Insurance Agency Assets dated as of March 31, 1999, by and among Royal Specialty Underwriting, Inc., The American Agency, Inc., and the Company(4)
10.20	Personal Guaranties dated as of May 15, 2000, of Robert Orr, Leland Orr and Michael Hess guaranteeing payment of amounts due Brooke Credit Corporation by Austin Agency(4)
10.21	Form of Assignment of Stock dated as of May 15, 2000, by and among Bob Austin, Sr., as assignor and Michael Hess, Robert Orr, Leland Orr and Shawn Lowry, as assignee(4)
10.22	Lease Agreement relating to Phillipsburg, Kansas facility(4)
10.23	Lease Agreement relating to Overland Park, Kansas facility(4)
10.24	Agreement for Advancement of Loan dated as of December 7, 2000, by and between G.I. Agency, Inc. and Brooke Credit Corporation(2)
10.25	Personal Guaranty dated as of December 21, 2000 of Robert D. Orr, Leland G. Orr, and Mike Hess guaranteeing payment of amounts due Brooke Credit Corporation by G.I. Agency, Inc.(2)
10.26	Personal Guaranty dated as of December 21, 2000 of Robert D. Orr, Leland G. Orr, and Mike Hess guaranteeing payment of amounts due Brooke Credit Corporation by G.I. Agency, Inc.(2)
10.27	Personal Guaranty dated as of December 7, 2000 of Robert D. Orr, Leland G. Orr, and Mike Hess guaranteeing payment of amounts due Brooke Credit Corporation by G.I. Agency, Inc.(2)

10.28	Personal Guaranty dated as of November 30, 2000 of Robert D. Orr, Leland G. Orr, and Mike Hess guaranteeing payments of amounts due Brooke Credit Corporation by G.I. Agency, Inc.(2)
10.29	Personal Guaranty dated as of May 15, 2000 of Shawn Lowry guaranteeing payment of amounts due Brooke Credit Corporation by Austin Agency(5)
10.30	Bill of Sale from Kyle Railroad Company to Brooke Corporation dated November 2001(6)
10.31	Waiver and Release dated March 28, 2002, by and between the Company and William Tyer(3)
10.32	Waiver and Release dated April 18, 2002, by and between the Company and Gerald Lanio(3)
21.01	Subsidiaries of the Registrant*
23.01	Consent of Independent Auditors*
23.02	Consent of Kutak Rock LLP (included in Exhibit 5.01)
24.01	The Power of Attorney included on page II-7 of the Registration Statement herein is incorporated herein by reference

*
Filed Previously.

(2)
Incorporated by reference to Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2000.

(3)
Incorporated by reference to Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002.

(4)
Incorporated by reference to Registrant's Registration Statement on Form 10-SB filed on October 18, 2000.

(5)
Incorporated by reference to Registrant's Amendment No. 4 to its Registration Statement on Form 10-SB filed on July 11, 2001.

(6)
Incorporated by reference to Registrant's Amendment No. 1 to its Annual Report on Form 10-KSB for the year ended December 31, 2001.

Item 28. Undertakings.

        (a)  The undersigned Registrant hereby undertakes to:

          (1)  File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i)      Include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii)     Reflect in the prospectus any facts or events arising which, individually or together, represent a fundamental change in the information in the registration statement; and

            (iii)    Include any additional or changed material information on the plan of distribution.

          (2)  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3)  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        (b)  The undersigned registrant will:

          (1)  For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

          (2)  For the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

        (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act will be governed by the final adjudication of such issue.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Pre-Effective Amendment No. 1 to the Registration Statement on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Overland Park, Kansas, on November 8, 2002.

BROOKE CORPORATION, a Kansas corporation
By:	/s/ ROBERT D. ORR Robert D. Orr, Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, whose signatures appear below, hereby constitutes and appoints Robert D. Orr their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as full and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*** Michael Hess	President and Director	November 8, 2002
/s/ ROBERT D. ORR Robert D. Orr	Chief Executive Officer and Director	November 8, 2002
*** Leland G. Orr	Treasurer, Chief Financial Officer, Assistant Secretary and Director (Principal Accounting Officer)	November 8, 2002
*** John Allen	Director	November 8, 2002
*** Derrol Hubbard	Director	November 8, 2002
***By:	/s/ ROBERT D. ORR Robert D. Orr, as attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
1.01	Form of Placement Agent Agreement, dated October , 2002, between Brooke Corporation and Chapman Securities, Inc.*
3.01	Articles of Incorporation of the Company, filed with the Secretary of State for the State of Kansas on January 22, 1986(2)
3.02	Certificate of Amendment to the Articles of Incorporation of the Company, filed with the Secretary of State for the State of Kansas on June 1, 1987(2)
3.03	Certificate of Amendment to the Articles of Incorporation of the Company, filed with the Secretary of State for the State of Kansas on May 31, 1989(2)
3.04	Certificate of Amendment to the Articles of Incorporation of the Company, filed with the Secretary of State for the State of Kansas on November 9, 1992(2)
3.05	Certificate of Amendment to the Articles of Incorporation of the Company, filed with the Secretary of State for the State of Kansas on February 23, 1993(2)
3.06	Certificate of Amendment to the Articles of Incorporation of the Company, filed with the Secretary of State for the State of Kansas on February 7, 1994(2)
3.07	Certificate of Amendment to the Articles of Incorporation of the Company, filed with the Secretary of State for the State of Kansas on February 21, 1995(2)
3.08	Amendment and Restatement to the Articles of Incorporation of the Company, filed with the Secretary of State for the State of Kansas on March 16, 2001(3)
3.09	Bylaws of the Company(2)
3.10	Certificate of Amendment to the Bylaws of the Company, dated July 3, 2000(2)
4.01
Form of Subordinated Indenture, by and between Brooke Corporation and Wells Fargo Bank Minnesota, N.A., relating to the issuance of the Brooke Corporation, Unsecured Subordinated Debentures, Series A and Series B*
5.01	Opinion of Kutak Rock LLP regarding the legality of the debentures*
10.01	Representative Agency Agreement between the Company and Safeco Insurance Company(4)
10.02	Representative Agency Agreement between the Company and Allied Group(4)
10.03	Representative Agency Agreement between the Company and EMC Insurance Companies(4)
10.04	Representative Agency Agreement between the Company and Columbia Insurance Group(4)
10.05	Representative Agency Agreement between the Company and Allstate Insurance Company(4)
10.06	Agreement for Advancement of Loan dated as of September 12, 1997, by and between GI Agency, Inc. and Brooke Credit Corporation(4)
10.07	Agreement for Advancement of Loan dated as of December 1, 1997, by and between GI Agency, Inc. and Brooke Credit Corporation(4)
10.08	Agreement for Advancement of Loan dated as of December 31, 1997, by and between GI Agency, Inc. and Brooke Credit Corporation(4)
10.09	Agreement for Advancement of Loan dated as of September 1, 1998, by and between GI Agency, Inc. and Brooke Credit Corporation(4)

10.10	Guaranty dated as of January 2, 1998, of Robert Orr, Leland Orr and Michael Hess guaranteeing payment of amounts due Brooke Credit Corporation by GI Agency, Inc.(4)
10.11	Hypothecation Agreement dated as of January 2, 1998, executed by Robert Orr pledged certain assets as collateral for amount due Brooke Credit Corporation by GI Agency, Inc.(4)
10.12	Franchise Agreement dated as of September 4, 1997, by and between the Company and GI Agency, Inc.(4)
10.13	Assignment of Contract Agreement dated as of June 30, 1999, by and between GI Agency, Inc., and the Company(4)
10.14	Assignment of Contract Agreement dated as of July 15, 1999, by and between GI Agency, Inc., and the Company(4)
10.15	Assignment of Contract Agreement dated as of July 15, 1999, by and between GI Agency, Inc., and the Company(4)
10.16	Assignment of Contract Agreement dated as of September 23, 1999, by and between GI Agency, Inc., and the Company(4)
10.17	Assignment of Contract Agreement dated as of October 1, 1999, by and between GI Agency, Inc., and the Company(4)
10.18	Purchase Agreement dated as of June 13, 2000, by and between Gerald Lanio and William Tyer and the Company(4)
10.19	Agreement for Sale of Insurance Agency Assets dated as of March 31, 1999, by and among Royal Specialty Underwriting, Inc., The American Agency, Inc., and the Company(4)
10.20	Personal Guaranties dated as of May 15, 2000, of Robert Orr, Leland Orr and Michael Hess guaranteeing payment of amounts due Brooke Credit Corporation by Austin Agency(4)
10.21	Form of Assignment of Stock dated as of May 15, 2000, by and among Bob Austin, Sr., as assignor and Michael Hess, Robert Orr, Leland Orr and Shawn Lowry, as assignee(4)
10.22	Lease Agreement relating to Phillipsburg, Kansas facility(4)
10.23	Lease Agreement relating to Overland Park, Kansas facility(4)
10.24	Agreement for Advancement of Loan dated as of December 7, 2000, by and between G.I. Agency, Inc. and Brooke Credit Corporation(2)
10.25	Personal Guaranty dated as of December 21, 2000 of Robert D. Orr, Leland G. Orr, and Mike Hess guaranteeing payment of amounts due Brooke Credit Corporation by G.I. Agency, Inc.(2)
10.26	Personal Guaranty dated as of December 21, 2000 of Robert D. Orr, Leland G. Orr, and Mike Hess guaranteeing payment of amounts due Brooke Credit Corporation by G.I. Agency, Inc.(2)
10.27	Personal Guaranty dated as of December 7, 2000 of Robert D. Orr, Leland G. Orr, and Mike Hess guaranteeing payment of amounts due Brooke Credit Corporation by G.I. Agency, Inc.(2)
10.28	Personal Guaranty dated as of November 30, 2000 of Robert D. Orr, Leland G. Orr, and Mike Hess guaranteeing payments of amounts due Brooke Credit Corporation by G.I. Agency, Inc.(2)

10.29	Personal Guaranty dated as of May 15, 2000 of Shawn Lowry guaranteeing payment of amounts due Brooke Credit Corporation by Austin Agency(5)
10.30	Bill of Sale from Kyle Railroad Company to Brooke Corporation dated November 2001(6)
10.31	Waiver and Release dated March 28, 2002, by and between the Company and William Tyer(3)
10.32	Waiver and Release dated April 18, 2002, by and between the Company and Gerald Lanio(3)
21.01	Subsidiaries of the Registrant*
23.01	Consent of Independent Auditors*
23.02	Consent of Kutak Rock LLP (included in Exhibit 5.01)
24.01	The Power of Attorney included on page II-7 of the Registration Statement herein is incorporated herein by reference

*
Filed Previously.

(2)
Incorporated by reference to Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2000.

(3)
Incorporated by reference to Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002.

(4)
Incorporated by reference to Registrant's Registration Statement on Form 10-SB filed on October 18, 2000.

(5)
Incorporated by reference to Registrant's Amendment No. 4 to its Registration Statement on Form 10-SB filed on July 11, 2001.

(6)
Incorporated by reference to Registrant's Amendment No. 1 to its Annual Report on Form 10-KSB for the year ended December 31, 2001.

QuickLinks

PROSPECTUS BROOKE CORPORATION
PROSPECTUS SUMMARY
BROOKE CORPORATION
Organizational Chart
Summary of the Terms of the Offering
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
DESCRIPTION OF BUSINESS
DESCRIPTION OF PROPERTY
DIRECTORS, EXECUTIVE OFFICERS, SIGNIFICANT EMPLOYEES AND OTHER SIGNIFICANT PARTIES
REMUNERATION OF DIRECTORS AND OFFICERS
Summary Compensation Table
Option Grants in the Last Fiscal Year
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
DESCRIPTION OF DEBENTURES
MATERIAL TAX CONSIDERATIONS
STATE TAXES
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND ADDITIONAL INFORMATION
Index to Financial Statements
BROOKE CORPORATION Consolidated Balance Sheets (unaudited) June 30, 2002 and 2001
BROOKE CORPORATION Consolidated Statements of Income (unaudited) Three Months Ended June 30, 2002 and 2001
BROOKE CORPORATION Consolidated Statements of Income (unaudited) Six Months Ended June 30, 2002 and 2001
BROOKE CORPORATION Consolidated Statements of Changes in Stockholders' Equity (unaudited) Six Months Ended June 30, 2002 and 2001
BROOKE CORPORATION Consolidated Statements of Cash Flows (unaudited) Six Months Ended June 30, 2002 and 2001
BROOKE CORPORATION Consolidated Balance Sheets December 31, 2001 and 2000
BROOKE CORPORATION Consolidated Statements of Income Years Ended December 31, 2001 and 2000
BROOKE CORPORATION Consolidated Statements of Changes in Stockholders' Equity Years Ended December 31, 2001 and 2000
Brooke Corporation Consolidated Statements of Cash Flows Years Ended December 31, 2001 and 2000
BROOKE CORPORATION Notes to Consolidated Financial Statements Years Ended December 31, 2001 and 2000
PART II—INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX